As filed with the Securities and Exchange Commission on ________________, 1998

Registration No. 333-63701


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           ____________________
                            Amendment No. 1 to
                                 Form S-4
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                           ____________________
                    SOUTH ALABAMA BANCORPORATION, INC.
          (Exact name of registrant as specified in its charter)

Alabama                        6712                       63-0909434
(State or other        (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of         Classification Code Number)      Identification No.)
incorporation or
organization)
                            ____________________

                          100 Saint Joseph Street
                              P. O. Box 3067
                          Mobile, Alabama  36652
                              (334) 431-7800
(Address, including zip code, and telephone number of registrant's principal executive office)
                           ____________________

                            F. MICHAEL JOHNSON
                   Secretary and Chief Financial Officer
                          100 Saint Joseph Street
                              P. O. Box 3067
                          Mobile, Alabama  36652
                              (334) 431-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ____________________

Copies to:



R. PRESTON BOLT, JR.
Hand Arendall, L.L.C.
3000 AmSouth Bank Bldg.
107 Saint Francis Street
Mobile, Alabama 36602

MICHAEL D. WATERS
Balch & Bingham LLP
2 Dexter Avenue
The Winter Building
Montgomery, Alabama  36104


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering...................

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering..................







     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                 THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
                           201 North Main Avenue
                         Demopolis, Alabama  36732


                             November 10, 1998



Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of The Commercial National Bank of Demopolis, to be held at Commercial National's principal executive office, 201 North Main Avenue, Demopolis, Alabama, on December 11, 1998, at 11:00 a.m. local time.

     At this important meeting, you will be asked to consider and vote upon the approval of an Amended and Restated Agreement and Plan of Reorganization, dated as of October 26, 1998, an Agreement and Plan of Merger and an Escrow Trust Agreement (together the "Agreements"), which provide for the merger of Commercial National with and into a wholly-owned first tier subsidiary of
South Alabama Bancorporation, Inc. (the "Merger") formed for the purpose of
the Merger.   If the Merger is consummated, each outstanding share of
Commercial National common stock will be converted into the right to receive
(i) the number of shares of the common stock, par value $.01, of South
Alabama Bancorporation, Inc. having a market value calculated as provided in the Reorganization Agreement of $147.94, and (ii) on a deferred basis and pursuant to the Escrow Trust Agreement described in and included with the accompanying Prospectus, up to that fraction of a share of South Alabama common stock having a market value calculated as provided in the Reorganization Agreement of $2.06, with both amounts subject to adjustment for fluctuations in South Alabama s stock price. The accompanying Prospectus, which also serves as a Proxy Statement, provides a detailed description of the proposed Merger, including the proposed exchange ratio (and escrow stock ratio) and the conditions to consummation of the Merger.

     The affirmative vote of the holders of at least two-thirds of the shares of Commercial National's common stock entitled to vote at the special meeting is required for approval of the Agreements. Accordingly, your vote is important, no matter how large or how small your holdings are.

     Enclosed are the Notice of Special Meeting, Prospectus and proxy for the Special Meeting, together with copies of the South Alabama Bancorporation, Inc. 1997 Annual Report to Shareholders and 1998 Second Quarter Report on Form 10-Q and 10-Q/A. Please give this information your careful attention.

     The Board of Directors of Commercial National has carefully reviewed and considered the terms and conditions of the proposed Agreements and has received an opinion from its financial advisor, Alex Sheshunoff & Co. Investment Banking, that the Merger is fair to the Commercial National shareholders from a financial point of view. The Board of Directors has unanimously approved the Agreements and unanimously recommends that you vote FOR approval of the Agreements.

     In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. Sending in your proxy now will not interfere with your rights to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so.

                              Sincerely,

                              /s/ J. Olen Kerby, Jr.


                    THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
                              201 North Main Avenue
                            Demopolis, Alabama  36732
                                  ____________
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 11, 1998
                                  ____________
                                                           November 10, 1998
To the Shareholders of The Commercial National Bank of Demopolis

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of The Commercial National Bank of Demopolis ("CNB") will be held at CNB's principal executive office, 201 North Main Avenue, Demopolis, Alabama, on December 11, 1998, at 11:00 a.m. local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of October 26, 1998 (the "Reorganization Agreement"), by and between CNB and South Alabama Bancorporation, Inc. ("South Alabama"), the Agreement and Plan of Merger
(the "Merger Agreement"), to be made by and between CNB and The Commercial Interim Bank of Demopolis ("Interim"), and the Escrow Trust Agreement (the "Escrow Agreement") to be made by and between South Alabama, CNB and South Alabama Trust Company, Inc., as Escrow Agent , pursuant to which, among other matters (a) CNB would be merged with and into Interim and (b) the shares of CNB common stock will be converted into the right to receive (i) the number of shares of South Alabama common stock having a market value, calculated as provided in the Reorganization Agreement, of $147.94, and (ii) on a deferred basis and pursuant to the Escrow Trust Agreement described in and included with the accompanying Prospectus, up to that fraction of a share of South Alabama common stock having a market value, calculated as provided in the Reorganization Agreement, of $2.06, with both amounts subject to adjustment for fluctuations in South Alabama's stock price, as more fully described in the accompanying Prospectus, which also serves as a Proxy Statement. A copy of the Reorganization Agreement and the Merger Agreement are set forth in Appendix A and Appendix B, respectively, to the accompanying Prospectus (the "Prospectus"), a copy of the Escrow Agreement is set forth as Exhibit 7 to Appendix A, and all three agreements are hereby incorporated by reference herein.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 2, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Reorganization Agreement, the Merger Agreement and the Escrow Agreement (the "Agreements") requires the affirmative vote of the holders of at least two-thirds of the shares of CNB Common Stock entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF CNB UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENTS.

     Each shareholder who votes against the Agreements has the right to dissent from the Agreements and demand payment of the value of his shares if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with requirements of the applicable dissenter's rights provision of the National Bank Act. The full text of that provision is set forth in Appendix E to the Prospectus and is incorporated herein by reference. For a summary of the requirements of 12 U.S.C. Section 214a(b), see "GENERAL INFORMATION Dissenters Rights" in the Prospectus.

                                        By order of the Board of Directors

                                        /s/ A. G. Westbrook
                                        A. G. Westbrook, Chairman

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


                                 PROSPECTUS
                    SOUTH ALABAMA BANCORPORATION, INC.
                               Common Stock
                        ___________________________

                              PROXY STATEMENT
                 THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
              For Special Meeting of Shareholders To Be Held
                          On December 11, 1998


     The 1,188,270 shares of common stock, $.01 par value per share (the "Common Stock"), of South Alabama Bancorporation, Inc., an Alabama corporation and registered bank holding company ("South Alabama" or the "Company"), covered by this prospectus (the "Prospectus") will be issued by South Alabama in connection with the merger ("Merger") of The Commercial National Bank of Demopolis, a national banking association ("CNB"), with and into a wholly owned interim Alabama banking corporation subsidiary of South Alabama ("CNB
Interim" or the "Surviving Bank") pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization dated as of October 26, 1998, by and between South Alabama and CNB (the "Merger Agreement") an Agreement and Plan of Merger to be made between CNB and CNB Interim (the "Plan of Merger"), and the Escrow Trust Agreement "the "Escrow Trust Agreement") to be entered into by South Alabama, CNB and South Alabama Trust Company, Inc., as escrow agent (the " Escrow Agent"). The Merger Agreement, the Plan of Merger and the Escrow Trust Agreement are collectively referred to herein as the "Agreements."

     South Alabama's Common Stock is quoted on the NASDAQ Stock Market under the symbol SABC. On October 26, 1998, the last sale price of Common Stock as reported on NASDAQ was $14.50 per share.

     This Prospectus also constitutes a Proxy Statement of CNB and is being furnished to the shareholders of CNB in connection with the solicitation of proxies by the Board of Directors of CNB for use at its special meeting of shareholders, including any adjournment or postponement thereof (the "CNB Meeting"), to be held on December 11, 1998, to consider and vote upon a proposal to approve the Agreements and related matters. This Prospectus and the accompanying proxy are first being mailed to stockholders of CNB on or about November 10, 1998.

     Except for the historical information contained herein, the matters discussed in this Prospectus are forward-looking statements which involve risks and uncertainties, including but not limited to economic, competitive, regulatory and technological factors affecting the operations, markets, services, products and prices of South Alabama and CNB, and other factors discussed in South Alabama's filings with the Securities and Exchange Commission.

     See "Summary Other Significant Considerations" for a discussion of certain factors which should be considered by prospective investors.
                         _________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE
       SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS
         OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                        OTHER GOVERNMENTAL AGENCY.
                        ___________________________

This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


              The date of this Prospectus is November 10, 1998

                              AVAILABLE INFORMATION

     South Alabama is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by South Alabama can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, including South Alabama, that file electronically with the Commission at http://www.sec.gov.

     South Alabama has filed with the Commission a Registration Statement
(No. 333-63701) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of South Alabama Common Stock to be issued pursuant to the Agreements. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, portions of which were omitted in accordance with the rules and regulations of the Commission. For further information regarding South Alabama and the South Alabama Common Stock offered hereby, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein or in any document incorporated by reference herein as to the contents of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     All information contained in this Prospectus pertaining to South Alabama and its subsidiaries has been supplied by South Alabama, and all information pertaining to CNB has been supplied by CNB.

     No person is authorized to give any information or to make any representations other than those contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of South Alabama or CNB since the date hereof or that the information herein is correct as of any time subsequent to its date.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by South Alabama with the Commission (Commission File No. 0-15423) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

     1. South Alabama's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1997;

     2. South Alabama's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998, and on Form 10-Q/A for the quarter ended June 30, 1998; and

     3. South Alabama's Proxy Statement for its 1998 Annual Meeting of Shareholders.

     South Alabama's Annual Report on Form 10-K for the year ended December 31, 1997, incorporates by reference specific portions of South Alabama's Annual Report to Shareholders for that year (the "Annual Report to Shareholders") but does not incorporate other portions of the Annual Report to Shareholders.
Those portions of the Annual Report to Shareholders captioned "Consolidated Financial Highlights," "Letter to Shareholders," "Return on Average Assets" and "Directors and Officers," as well as the Introduction and the text on page 4, are NOT incorporated herein. Other portions of the Annual Report to Shareholders are incorporated herein and are a part of the Registration Statement.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that another statement contained herein, in any supplement hereto or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any supplement hereto.

     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. On the written or oral request of any person to whom this Prospectus is delivered, South Alabama will provide, without charge, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to F. Michael Johnson, Chief Financial Officer and Secretary, South Alabama Bancorporation, Inc., Post Office Box 3067, Mobile, Alabama 36652, (334) 431-7800. In order to insure timely delivery of such documents, any request should be made by December 6, 1998.

                             TABLE OF CONTENTS

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . .2

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Parties to the Merger . . . . . . . . . . . . . . . . . . . . . . . .6
     Recent Developments   . . . . . . . . . . . . . . . . . . . . . . . .6
     Shareholder Meeting . . . . . . . . . . . . . . . . . . . . . . . . .6
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Other Significant Considerations. . . . . . . . . . . . . . . . . . .9
     Selected Consolidated Financial Data. . . . . . . . . . . . . . . . 10
     Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . 14
     Summary Capital Ratios. . . . . . . . . . . . . . . . . . . . . . . 14

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Special Meeting, Record Date and Vote Required. . . . . . . . . . . 16
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Dissenters  Rights. . . . . . . . . . . . . . . . . . . . . . . . . 17
     Recommendation of CNB Board of Directors. . . . . . . . . . . . . . 17

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Terms of the Merger; Exchange Ratio;Escrow Stock Ratio. . . . . . . 18
     Waiver and Amendment; Termination . . . . . . . . . . . . . . . . . 20
     Opinion of CNB's Financial Advisor. . . . . . . . . . . . . . . . . 20
     Effective Date and Effective Time . . . . . . . . . . . . . . . . . 23
     Background of and Reasons for the Merger. . . . . . . . . . . . . . 23
     Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . 25
     Conditions to Consummation of the Merger. . . . . . . . . . . . . . 25
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . 26
     Conduct of Business Pending the Merger. . . . . . . . . . . . . . . 27
     Commitments with Respect to Other Offers. . . . . . . . . . . . . . 27
     Management and Operations After the Merger. . . . . . . . . . . . . 27
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . 28
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . 28
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . 29
     Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Resales of South Alabama Common Stock . . . . . . . . . . . . . . . 29

RECENT DEVELOPMENTS                                                      30

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 30
     Pro Forma Combined Condensed Consolidated Statement of Condition. . 30
     Pro Forma Combined Condensed Consolidated Statements of Income. . . 31

COMPARATIVE MARKET PRICES AND DIVIDENDS. . . . . . . . . . . . . . . . . 32
     Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

DESCRIPTION OF SOUTH ALABAMA CAPITAL STOCK . . . . . . . . . . . . . . . 33

EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . 34
     Authorized Capital Stock. . . . . . . . . . . . . . . . . . . . . . 34
     Special Meetings of Shareholders. . . . . . . . . . . . . . . . . . 35
     Required Shareholder Votes  . . . . . . . . . . . . . . . . . . . . 35
     Inspection of Shareholder List. . . . . . . . . . . . . . . . . . . 35
     Action by Written Consent . . . . . . . . . . . . . . . . . . . . . 35
     Cumulative Voting for Directors . . . . . . . . . . . . . . . . . . 35
     Amendment of Articles of Incorporation or Association . . . . . . . 36
     Amendment of Bylaws . . . . . . . . . . . . . . . . . . . . . . . . 36
     Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     Director Liability. . . . . . . . . . . . . . . . . . . . . . . . . 36
     Effect of the Merger on CNB Shareholders. . . . . . . . . . . . . . 36

CNB MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . . 37
     FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . . . 37
          Average Assets and Liabilities . . . . . . . . . . . . . . . . 38
          Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
          Investment Securities. . . . . . . . . . . . . . . . . . . . . 39
          Deposits and Short-Term Borrowings . . . . . . . . . . . . . . 40
          Asset/Liability Management . . . . . . . . . . . . . . . . . . 41
          Liquidity. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          Interest Rate Sensitivity. . . . . . . . . . . . . . . . . . . 42
          Capital Resources. . . . . . . . . . . . . . . . . . . . . . . 43
     RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . 44
          Net Interest Revenue . . . . . . . . . . . . . . . . . . . . . 44
          Provision for Loan Losses and Allowance for Loan Losses. . . . 46
     NON-PERFORMING ASSETS . . . . . . . . . . . . . . . . . . . . . . . 47
          Non-Interest Revenue and Non-Interest Expense. . . . . . . . . 48
          Income Taxes and Other Issues. . . . . . . . . . . . . . . . . 49
          Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . 49
     FIRST SIX MONTHS OF 1998. . . . . . . . . . . . . . . . . . . . . . 49
          Financial Condition. . . . . . . . . . . . . . . . . . . . . . 49
          Results of Operation . . . . . . . . . . . . . . . . . . . . . 50
          Loan Loss Experience and Non-Performing Assets . . . . . . . . 50

BUSINESS OF CNB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Bank Activities . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . 52
     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . 52
     Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . . 53
     Principal Shareholders. . . . . . . . . . . . . . . . . . . . . . . 53
     Security Ownership of Management. . . . . . . . . . . . . . . . . . 53
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . 54

SUPERVISION, REGULATION, AND EFFECTS OF GOVERNMENTAL POLICY. . . . . . . 54
     Bank Holding Company Regulation . . . . . . . . . . . . . . . . . . 54
     Bank Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Effects of Governmental Policies. . . . . . . . . . . . . . . . . . 60

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . 61

APPENDICES

     Appendix A     Amended and Restated Agreement and Plan of Reorganization
     Appendix B     Agreement and Plan of Merger
     Appendix C     The Commercial National Bank of Demopolis Financial
                    Statements
     Appendix D     Opinion of Alex Sheshunoff & Co. Investment Banking
     Appendix E     Provisions of National Bank Act Relating to Dissenters'
                    Rights

                              SUMMARY


     The following is a brief summary of certain information contained elsewhere in this Prospectus. The following summary is not intended to be a complete description of all material information regarding South Alabama and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Prospectus, the Appendices hereto and the documents referred to herein. The Merger Agreement and the Plan of Merger, copies of which are set forth in Appendix A and Appendix B to this Prospectus, respectively, are incorporated herein and reference is made thereto for a complete description of the terms of the Merger. As used in this Prospectus, the term "South Alabama" refers to such corporation and, where the context so requires, such corporation and its subsidiaries.

Parties to the Merger

     South Alabama. South Alabama is a registered bank holding company, subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve"). South Alabama was organized in 1985 as a corporation under the laws of the State of Delaware. In 1997, South Alabama changed its state of domicile from Delaware to Alabama. South Alabama currently owns all of the stock of South Alabama Bank, an Alabama banking corporation formerly known as The Bank of Mobile ("SAB"), First National Bank, Brewton, a national banking association ("FNBB"), The Monroe County Bank, an Alabama banking corporation ("MCB"), and South Alabama Trust Company, Inc., an Alabama trust corporation formed in January, 1998 ("SATC"). The deposits of SAB, FNBB and MCB are all insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC").

     At June 30, 1998, South Alabama had total assets of approximately $401.1 million, total deposits of approximately $342.2 million, total loans of approximately $211.5 million and total shareholders' equity of approximately $49.2 million. South Alabama's principal executive offices are located at 100 St. Joseph Street, Mobile, Alabama 36602, and its telephone number is
(334) 431-7800. Additional information about South Alabama is included in documents incorporated by reference in this Prospectus. See "Selected Consolidated Financial Data" below, "Available Information" and "Incorporation of Certain Documents by Reference."

     CNB.      CNB is a national banking association subject to supervision and regulation by the Office of the Comptroller of the Currency ("OCC"). CNB provides banking services to customers in and around Demopolis, Alabama, and has two branches located in Marengo County, Alabama. Deposits of CNB are insured by the BIF of the FDIC.

     At June 30, 1998, CNB had total assets of approximately $76.2 million, total deposits of approximately $59.3 million, total loans of approximately $50.2 million and total shareholders' equity of approximately $7.6 million. CNB's principal executive offices are located at 201 North Main Avenue, Demopolis, Alabama 36732, and its telephone number is (334) 289-3820. See "Selected Consolidated Financial Data" below, "CNB Management's Discussion and Analysis" and "Business of CNB."

Recent Developments

     On October 27, 1998, South Alabama announced an agreement in principle with Sweet Water State Bancshares, Inc. whereby Sweet Water State Bank, its wholly owned subsidiary, will become a wholly owned subsidiary of South Alabama through the merger of Sweet Water State Bancshares, Inc. with and into South Alabama. See "Recent Developments."

Shareholder Meeting

     CNB. The CNB Meeting will be held at 11:00 a.m. local time, on December 11, 1998, at CNB's main office at 201 North Main Avenue, Demopolis, Alabama. The purpose of the CNB Meeting is to consider and vote upon approval of the Agreements. The Board of Directors of CNB has fixed the close of business on November 2, 1998, as the record date for determining shareholders entitled to notice of and to vote at the CNB Meeting (the "CNB Record Date"). As of such date, there were 121,500 shares of CNB Common Stock issued and outstanding and entitled to be voted at the CNB Meeting. See "General Information---Special Meeting, Record Date and Votes Required."

The Merger

     Terms. The Agreements provide that CNB will merge with and into CNB Interim. Each share of CNB Common Stock outstanding immediately prior to the Effective Time, other than certain shares owned by CNB or South Alabama or its subsidiaries, will be converted into the right to receive (i) the number of shares of South Alabama Common Stock having an average Market Value during the Valuation Period, calculated as provided in the Agreements, of $147.94 (The "Exchange Ratio"), and (ii) on a deferred basis and pursuant and subject to the terms on the Escrow Stock Agreement, up to that additional fraction of a share of South Alabama Stock (the "Escrow Stock Right" and collectively the "Escrow Stock Rights") having an average Market Value during the Valuation Period of $2.06 (the "Escrow Stock Ratio"). In the event the average Market Value of South Alabama Common Stock during the Valuation Period is greater than $20.00 per share, it shall be set at $20.00 per share for purposes of determining the Exchange Ratio and the Escrow Stock Ratio . In the event the average Market Value of South Alabama Common Stock during the Valuation Period is less than $15.33 per share, it shall be set at $15.33 per share for purposes of determining the Exchange Ratio and the Escrow Stock Ratio. Cash will be paid by South Alabama in lieu of issuance of fractional shares. As of October 26, 1998, the most recent practicable date prior to printing this Prospectus, the average Market Value during the preceding 20 trading days of South Alabama Common Stock as so calculated was $15.32 per share. Since $15.32 is less than $15.33, the average Market Value for purposes of calculating the Exchange Ratio and Escrow Stock Ratio would be $15.33, which if unchanged, would result in an Exchange Ratio of 9.65 shares of South Alabama Common Stock for each share of CNB Common Stock and an Escrow Stock Ratio of .134 shares of South Alabama Common Stock for each Share of CNB Common Stock. See "The Merger Terms of the Merger; Exchange Ratio; Escrow Stock Ratio," and "Waiver and Amendment; Termination."

     Opinion of CNB's Financial Advisor. Alex Sheshunoff & Co. Investment Banking has rendered an opinion to CNB that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considers relevant, as of the date of its opinion, the consideration to be received in the Merger is fair from a financial point of view to the stockholders of CNB. The opinion of Alex Sheshunoff & Co. Investment Banking is attached as Appendix D to this Proxy Statement/Prospectus. CNB Stockholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith. See "The Merger---Opinion of CNB's Financial Advisor."

     Effective Time. The Merger will become effective at the later of the time stated in the Articles of Merger filed with the Alabama Secretary of State's office and the time the Articles of Merger are filed, after all conditions contained in the Merger Agreement have been satisfied or waived, including receipt of all regulatory approvals, expiration of all statutory waiting periods and the approval of the Agreements by the shareholders of CNB. See "The Merger Effective Date and Effective Time."

     Recommendation of CNB Board of Directors. The Boards of Directors of South Alabama and CNB considered numerous factors in approving the Agreements. See "The Merger Background of and Reasons for the Merger." The Board of Directors of CNB unanimously recommends that its shareholders vote for approval of the Agreements.

     Vote Required. Approval of the Agreements will require the affirmative vote of the holders of two-thirds of the outstanding shares of CNB Common Stock. The Directors and Executive Officers of CNB (and certain family members and related entities) beneficially owned, as of the CNB Record Date, and are entitled to vote, a total of 33,983 shares of CNB Common Stock at the CNB Meeting, or 28.0% of the outstanding shares entitled to vote. The affirmative vote of 46,994 shares of CNB Common Stock, in addition to those shares of CNB Common Stock owned by the Directors and Executive Officers of CNB (and certain family members and related entities), will be required to approve the Merger on behalf of CNB. Directors, executive officers (and certain family members and related entities) of CNB beneficially own 3,833 shares representing less than 1% of the outstanding shares of South Alabama Common Stock, but no vote of the South Alabama shareholders is required. See "General Information Special Meeting, Record Date and Vote Required."

     Exchange of Certificates. Promptly after the Effective Date, SATC, as Exchange Agent, will mail to each holder of record of CNB Common Stock at the Effective Time a transmittal letter, with instructions and return envelope, to use in effecting the exchange of certificates representing such CNB Common Stock for certificates representing shares of South Alabama Common Stock and for cash in lieu of fractional shares. Beginning six months after the Effective Date, dividends and other distributions payable with respect to South Alabama Common Stock will be paid to the holder of an unsurrendered CNB Common Stock certificate only upon surrender of such certificate. See "The Merger Surrender of Certificates."

     Conditions to Consummation. The obligations of South Alabama and CNB to effect the Merger are subject to various conditions, including (i) approval of the Agreements and the transactions contemplated thereby by CNB's shareholders,
(ii) receipt of regulatory approvals required in connection with the Merger and expiration of statutory waiting periods, (iii) receipt of any other consents necessary to consummation of the Merger and (iv) receipt of certain opinions of counsel. All applications necessary to obtain required regulatory approvals have been filed. Approval of the Board of Governors of the Federal Reserve System was obtained on September 21, 1998, and the statutory 30-day waiting period expired on October 21, 1998. The FDIC approved the Merger on October 23, 1998, with the condition that the Merger not be consummated before November 8, 1998. The Superintendent of Banks of the State of Alabama
(the "Superintendent of Banks") has yet to approve the Merger, and there can be no assurance that his approval will be given, or as to the timing or conditions of such approval. See "The Merger Conditions to Consummation of the Merger."

     Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization in which no gain or loss will be recognized by South Alabama or CNB and no gain or loss will be recognized by CNB shareholders, except in respect of cash received for fractional shares and cash paid pursuant to the exercise of dissenters' rights of appraisal. Counsel for South Alabama has delivered an opinion to the effect that, for federal income tax purposes, under current law, assuming the Merger will take place as described in the Agreements and that certain factual matters represented by South Alabama and CNB are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). CNB shareholders may incur tax consequences as a result of the escrow arrangement described in the Escrow Trust Agreement, and counsel for South Alabama has given no opinion with respect to the tax consequences arising therefrom. See "The Merger--- Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT SHAREHOLDERS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL OR FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Management and Operations after the Merger. See "The Merger--- Management and Operations After the Merger."

     Interests of Certain Persons in the Merger. See "The Merger---Interests of Certain Persons in the Merger."

     Accounting Treatment. The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The receipt of a letter from Arthur Andersen, LLP, the independent accountants for South Alabama, confirming that the Merger will qualify for pooling-of-interests accounting treatment is a condition to consummation of the Merger. See "The Merger--- Accounting Treatment."

     Resales of South Alabama Stock. The shares of South Alabama Common Stock issued pursuant to the Agreements will be freely transferable under federal securities law, except for shares issued to any shareholder who may be deemed an "affiliate" of CNB for purposes of Rule 145 under the Securities Act (generally including directors, executive officers and certain principal shareholders). Affiliates may not sell their shares of South Alabama Common Stock acquired in the Merger except upon registration, in compliance with Rule 145 promulgated under the Securities Act or pursuant to another applicable exemption from the registration requirements of the Securities Act. See
"The Merger---Resales of South Alabama Common Stock."

     Waiver and Amendment; Termination. Either South Alabama or CNB may waive or extend the time for performance by the other of obligations under the Agreements, and the Boards of Directors of each of South Alabama and CNB may agree, subject to certain limitations imposed by applicable law, to amend the Agreements. The Agreements may be terminated at any time prior to the Effective Time (i) by mutual consent, (ii) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances, (iii) by either party in the event any required regulatory approval is denied or not obtained or the shareholders of CNB fail to approve the Merger, and (iv) by either party in the event the Merger is not consummated by March 31, 1999 (unless such failure is caused by the party electing to terminate) or in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled by March 31, 1999. See "The Merger---Waiver and Amendments; Termination."

     Dissenters' Rights. CNB shareholders have the right to dissent from the Agreements and, upon the satisfaction of certain specified procedures, to receive cash in respect of the "fair value" of their shares of CNB Common Stock in accordance with applicable provisions of 12 U.S.C. Section 214a(b). South Alabama shareholders have no right to dissent from the Agreements. The procedures to be followed by dissenting shareholders are summarized under "General Information---Dissenters' Rights." A copy of the applicable statutory provision is set forth in Appendix E to this Prospectus.

     In general, any dissenting shareholder who perfects his or her statutory dissenters' rights to be paid the "fair value" of his or her stock in cash will recognize gain or loss for federal income tax purposes upon receipt of such cash. In addition, dissent by holders of a significant number of shares of CNB Common Stock could cause the Merger to fail to qualify as a tax free reorganization for federal income tax purposes. See "The Merger---Certain Federal Income Tax Consequences."

     Certain Differences in Stockholders' Rights. On the Effective Date of the Merger, CNB's stockholders, whose rights are governed by CNB's Articles of Association and Bylaws and the National Bank Act (the "NBA"), will automatically become South Alabama Stockholders, and their rights as South Alabama Stockholders will be determined by South Alabama's Articles of Incorporation and Bylaws and by the Alabama Business Corporation Act (the "ABCA").

     The rights of South Alabama Stockholders differ from the rights of CNB Stockholders in certain important respects. See "Effect Of Merger On Rights Of Shareholders."

Other Significant Considerations

     Variability of Stock Prices. The consideration to be received in the Merger by holders of CNB Common Stock consists of South Alabama Common Stock, which is traded on the NASDAQ Stock Market under the symbol SABC. The public market for equity securities such as South Alabama Common Stock is inherently subject to fluctuation, and there can be no assurance as to future trading prices of South Alabama Common Stock. The high and low bid closing prices of South Alabama Common Stock for the period from January 1, 1998, to October 26, 1998, as reported on NASDAQ and as adjusted for a 3 for 2 stock split effected in the form of a one-half share stock dividend paid July 2, 1998 (the "Stock Split"), were $21.00 and $13.875, respectively. See "Comparative Market Prices and Dividends---Market Prices."

     Dividends. Future dividends on shares of South Alabama (assuming the Merger is consummated) or of both South Alabama and CNB (assuming the Merger is not consummated) will depend on their respective earnings, financial condition and other relevant factors, including governmental policies and regulations. See "Comparative Market Prices and Dividends---Dividends," and "Supervision, Regulation and Effects of Governmental Policy---Bank Regulation."

     Material Adverse Change. The respective obligations of South Alabama and CNB to consummate the Merger are subject to the occurrence of any event, change or circumstance that is reasonably likely to have a "Material Adverse Effect" on the other party and to other significant conditions set forth in the Agreements, and there can be no assurance that the Merger will be consummated. See "The Merger---Conditions to Consummation."

Selected Consolidated Financial Data

     The following tables present for South Alabama and CNB, on a historical basis, selected consolidated financial data and ratios. This information is based on the consolidated financial statements of South Alabama, incorporated herein by reference, and CNB, appearing elsewhere in this Prospectus, and should be read in conjunction therewith and with the notes thereto. See "Available Information," "Incorporation of Certain Documents by Reference,"
"Pro Forma Financial Information" and Appendix C hereto.   The financial data
as of June 30, 1998 and 1997, and the six month periods then ended are derived from unaudited financial statements; however, in the opinion of management of South Alabama and CNB, all adjustments necessary to arrive at a fair statement of results of interim period operation of the respective companies have been included and are solely of a normal recurring nature. Results for the six months ended June 30, 1998, are not necessarily indicative of results to be expected for the entire year or for any future period.

South Alabama Selected Financial Data (Historical)
(Dollars In Thousands Except Per Share Amounts)




                                   Six Months Ended
                                         June 30,                      Year Ended December 31,
                                  ------------------    ----------------------------------------------------
                                     1998       1997       1997(2)    1996(2)    1995       1994       1993
RESULTS OF OPERATIONS
Interest revenue                  $ 13,594   $ 12,724   $ 25,795   $ 19,837   $ 18,094   $ 15,270   $ 13,520
Interest expense                     6,103      5,209     10,900      8,132      7,397      5,234      4,801
Net interest revenue                 7,491      7,515     14,895     11,705     10,697     10,036      8,719
Provision for loan losses               98        106        273        298         78         52        248

Non-interest revenue                 1,566      1,408      3,203      2,589      2,244      2,212      2,322
Non-interest expense                 5,945      5,505     11,327      9,156      8,446      8,177      7,149

Income before income taxes
  and cumulative effect of
  change in accounting for
  income taxes                       3,014      3,312      6,498      4,840      4,417      4,019      3,644
Income taxes                           846        949      1,770      1,486      1,410      1,237      1,263

Net income before
  cumulative effect of change
  in accounting for income
  taxes                              2,168      2,363      4,728      3,354      3,007      2,782      2,381
Cumulative effect of change in
  accounting for income taxes            0          0          0          0          0          0      1,010

Net income                        $  2,168   $  2,363   $  4,728   $  3,354   $  3,007   $  2,782   $  3,391

Basic Earnings per share:
  Before cumulative effect of
  change in accounting for
 income taxes                     $    .34   $    .37   $    .75   $    .70   $    .67   $    .62   $    .53

Cumulative effect of change in
  accounting for income taxes            0          0          0          0          0          0        .22

Basic net income per share        $    .34   $    .37   $    .75   $    .70   $    .67   $    .62   $    .75

Diluted earnings per share:
  Before cumulative effect of
  change in accounting for
  income taxes                    $    .33   $    .37   $    .74   $    .69   $    .66   $    .61   $    .53

Cumulative effect of change in
  accounting for income taxes            0          0          0          0          0          0        .22

Diluted net income per share
                                  $    .33   $    .37   $    .74   $    .69   $    .66   $    .61   $    .75

PERIOD-END STATEMENT OF
CONDITION
Total assets                      $401,106   $346,655   $369,595   $350,077   $244,949   $218,506   $218,704
Loans                              211,546    195,203    196,644    189,160    144,147    133,821    118,454
Deposits                           342,200    294,997    315,177    295,287    210,092    185,842    187,392
Shareholders' equity                49,229     43,462     45,462     47,088     28,797     26,104     24,158

AVERAGE BALANCES
Total assets                      $376,576   $343,136   $346,441   $260,550   $228,358   $216,773   $207,397
Average earning assets             348,138    316,243    319,895    240,205    211,864    200,333    190,716
Loans                              197,104    191,032    193,381    156,606    140,431    123,839    108,699
Deposits                           321,543    290,044    293,349    221,227    194,023    184,623    178,925
Shareholders' equity                46,648     45,698     45,087     32,363     27,164     25,602     23,101

PERFORMANCE RATIOS(3)
Net income to:
  Average total assets                1.16%      1.39%      1.36%      1.29%      1.32%      1.28%      1.64%
  Average shareholders' equity        9.37%     10.43%     10.49%     10.36%     11.07%     10.87%     14.68%
Average shareholders' equity to
  average total assets               12.39%     13.32%     13.01%     12.42%     11.90%     11.81%     11.14%

Dividend payout ratio                47.06%    261.08%(1) 149.11%(1)  38.10%     32.00%     27.96%     19.47%

__________________
     (1)  Includes special dividend of $0.833 per share.
     (2)  The results of operations of South Alabama include MCB from October
          31, 1996, the date it was acquired in a purchase business combination.
     (3)  Annualized for six month periods.

CNB Selected Financial Data
(Dollars in Thousands Except Per Share Amounts)




                              Six Months Ended
                                   June 30,                    Year Ended December 31,
                              -----------------   -----------------------------------------------
                                1998      1997      1997      1996      1995      1994      1993
RESULTS OF OPERATIONS
Interest revenue              $ 2,724   $ 2,492   $ 5,102   $ 4,897   $ 4,684   $ 4,335   $ 4,150
Interest expense                1,422     1,219     2,533     2,429     2,305     1,878     1,838

Net interest revenue            1,302     1,273     2,569     2,468     2,379     2,457     2,312
Provision for loan losses          18        63       123        10         0        32        44

Non-interest revenue              196       222       472       445       449       452       482
Non-interest expense              969       932     1,915     1,884     1,833     1,953     1,897

Income before income taxes        511       500     1,003     1,019       995       924       853
Income taxes                      123       125       226       247       236       202       190

Net income                    $   388   $   375   $   777   $   772   $   759   $   722   $   663

Earnings per share:
   Basic and diluted net income
   per share                  $  3.19   $  3.08   $  6.39   $  6.36   $  6.25   $  5.94   $  5.46

PERIOD-END STATEMENT OF
CONDITION:
Total assets                  $76,159   $65,033   $67,997   $63,786   $61,791   $57,073   $53,058
Loans                          50,210    46,078    48,111    42,993    38,703    35,987    31,337
Deposits                       59,336    55,439    56,814    54,373    54,656    49,141    47,191
Shareholders' equity            7,578     6,944     7,288     6,584     6,211     5,086     5,083

AVERAGE BALANCES
Total assets                  $72,227   $64,734   $65,646   $63,123   $59,962   $57,686   $55,629
Average earning assets         67,999    60,255    61,323    58,482    54,955    53,300    51,578
Loans                          48,007    44,085    45,663    40,912    37,501    34,028    30,359
Deposits                       59,948    56,691    56,461    55,475    52,845    51,223    50,428
Shareholders' equity            7,452     6,738     6,876     6,538     5,964     5,220     4,882


PERFORMANCE RATIOS(1)
Net income to:
 Average total assets            1.08%     1.17%     1.18%     1.22%     1.27%     1.25%     1.19%
 Average shareholders'
    equity                      10.50%    11.22%    11.30%    11.81%    12.73%    13.83%    13.58%
Average shareholders'
    equity to average total
    assets                      10.32%    10.41%    10.47%    10.36%     9.95%     9.05%     8.78%

Dividend payout ratio           33.54%    28.25%    29.26%    27.04%    25.92%    25.53%    26.25%

     (1)  Annualized for six month periods.

     The following table sets forth pro forma combined selected consolidated financial data and ratios giving effect to the Merger on a pooling-of-interests accounting basis. The data is not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred during the period indicated below and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements appearing elsewhere in this Prospectus and the consolidated financial statements of South Alabama, incorporated herein by reference, and CNB, appearing elsewhere in this Prospectus. See "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C.



Combined Pro Forma Selected Consolidated Financial Data
(Dollars In Thousands Except Per Share Amounts)





                                    Six Months Ended
                                         June 30,                        Year Ended December 31,
                                  -------------------   ----------------------------------------------------
                                      1998      1997       1997(2)    1996(2)    1995       1994       1993
RESULTS OF OPERATIONS
Interest revenue                  $ 16,318   $ 15,216   $ 30,897   $ 24,734   $ 22,778   $ 19,605   $ 17,670
Interest expense                     7,525      6,428     13,433     10,561      9,702      7,112      6,639

Net interest revenue                 8,793      8,788     17,464     14,173     13,076     12,493     11,031
Provision for loan losses              116        169        396        308         78         84        292
Non-interest revenue                 1,762      1,630      3,675      3,034      2,693      2,664      2,804
Non-interest expense                 6,914      6,437     13,242     11,040     10,279     10,130      9,046

Income before income taxes and
   cumulative effect of change
   in accounting for income taxes    3,525      3,812      7,501      5,859      5,412      4,943      4,497
Income taxes                           969      1,074      1,996      1,733      1,646      1,439      1,453

Net income before
  cumulative effect of change
  in accounting for income taxes     2,556      2,738      5,505      4,126      3,766      3,504      3,044
Cumulative effect of change in
 accounting for income taxes             0          0          0          0          0          0      1,010

Net Income                        $  2,556   $  2,738   $  5,505   $  4,126   $  3,766   $  3,504   $  4,054


Basic Earnings per share:
   Before cumulative effect of
   change in accounting for
   income taxes                   $    .34   $    .36   $    .73   $    .69   $    .66   $    .62   $    .54
Cumulative effect of change in
 accounting for income taxes             0          0          0          0          0          0        .18

Basic net income per share        $    .34   $    .36   $    .73   $    .69   $    .66   $    .62   $    .72

Diluted earnings per share:
   Before cumulative effect of
   change in accounting for
   income taxes                   $    .33   $    .36   $    .73   $    .69   $    .66   $    .62   $    .53
Cumulative effect of change in
 accounting for income taxes             0          0          0          0          0          0        .18

Basic net income per share        $    .33   $    .36   $    .73   $    .69   $    .66   $    .62   $    .71

PERIOD-END
STATEMENT OF CONDITION:
Total assets                      $477,265   $411,688   $437,592   $413,863   $306,740   $275,579   $271,762
Loans                              261,756    241,281    244,755    232,153    182,850    169,808    149,791
Deposits                           401,536    350,436    371,991    349,660    264,748    234,983    234,583
Shareholders' equity                56,807     50,406     52,750     53,672     35,008     31,190     29,241

AVERAGE BALANCES
Total assets                      $448,803   $407,870   $412,087   $323,673   $288,320   $274,459   $263,026
Average earning assets             416,137    376,498    381,218    298,687    266,819    253,633    242,294
Loans                              245,111    235,117    239,044    197,518    177,932    157,867    139,058
Deposits                           381,491    346,735    349,810    276,702    246,868    235,846    229,353
Shareholders' equity                54,100     52,436     51,963     38,901     33,128     30,822     27,983

PERFORMANCE RATIOS(3)
Net income to:
  Average total assets                1.15%      1.35%      1.34%      1.27%      1.31%      1.28%      1.54%
  Average shareholders' equity        9.53%     10.53%     10.59%     10.61%     11.37%     11.37%     14.49%
Average shareholders' equity to
  average total assets               12.05%     12.86%     12.61%     12.02%     11.49%     11.23%     10.64%

Dividend payout ratio                45.06%    227.93%(1) 132.52%(1)  37.15%     30.72%     27.49%     20.87%

     (1)   Includes special dividend of $.833 per share
     (2)   The results of operations of South Alabama include MCB from October
           31, 1996, the date it was acquired in a purchase business combination.
     (3)   Annualized for six month periods.

Comparative Per Share Data

     The following table presents selected comparative per share data for South Alabama Common Stock and CNB Common Stock on a historical basis, for South Alabama Common Stock on a pro forma basis reflecting consummation of the Merger and for CNB Common Stock on an equivalent pro forma basis reflecting consummation of the Merger. Such information has been prepared giving effect to the Merger on a pooling-of-interests accounting basis. See "The Merger Accounting Treatment." The data is not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated as of the first date of each income statement presented. The information is derived from and should be read in conjunction with the consolidated historical financial statements of South Alabama, including related notes thereto, which are incorporated by reference, and the historical financial statements of CNB, including the notes thereto, and the unaudited pro forma financial information appearing elsewhere in this Prospectus. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C hereto.



                                            Six Months Ended     Year Ended December 31,
                                            ----------------     -------------------------
                                             June 30, 1998       1997     1996     1995
South Alabama Common Stock
  Net income per common share:
    Historical:
          Basic                               $  .34             $  .75   $  .70   $  .67
          Diluted                                .33                .74      .69      .66
    Pro forma combined:
          Basic                                  .34                .73      .69      .66
          Diluted                                .33                .73      .69      .66
  Dividends paid per common share:
    Historical                                   .16               1.11      .27      .21
    Pro forma combined                           .15                .97      .25      .20
 Book value per common share (at end of
period):
    Historical                                  7.54               7.14     7.43     6.40
    Pro forma combined                          7.38               6.99     7.14     6.17

CNB Common Stock
  Net income per common share:
    Historical:
          Basic and Diluted                   $ 3.19             $ 6.39   $ 6.36   $ 6.25
     Pro forma equivalent (1)
          Basic                                 3.28               7.04     6.66     6.37
          Diluted                               3.18               7.04     6.66     6.37
  Dividends paid per common share:
    Historical                                  1.07               1.87     1.72     1.62
    Pro forma equivalent (1)                    1.45               9.36     2.41     1.93
  Book value per common share (at end of
period):
    Historical                                 62.37              59.98    54.19    51.12
    Pro forma equivalent (1)                   71.21              67.45    68.90    59.54

     (1)  CNB pro forma equivalent amounts are computed by applying an assumed
          Exchange Ratio of 9.65 shares of South Alabama Common Stock for each share of CNB Common Stock. CNB pro forma equivalent amounts are calculated on the basis of the Exchange Ratio only and do not take into account the Escrow Stock Ratio, which does not have a material effect on the data presented. See "The Merger---Terms of the Merger;
          Exchange Ratio; Escrow Stock Ratio."

Summary Capital Ratios

     The following table sets forth the historical risk-based capital ratios for South Alabama and CNB and pro forma ratios for the combined company, together with the minimum ratios required by regulatory agencies, as of June 30, 1998. See "Supervision, Regulation, and Effects of Governmental Policy--- Capital Adequacy."

                                        South                     Pro Forma
                                       Alabama          CNB       Combined
SUMMARY CAPITAL RATIOS
Risk-based capital ratios
  Tier I capital                       16.80%           16.09%       16.69%
  Total capital (Tier I and II)        17.87%           17.17%       17.77%
Minimum risk-based capital ratios
  Tier I capital                        4.00%            4.00%        4.00%
  Total capital (Tier I and II)         8.00%            8.00%        8.00%

Tier I leverage ratio                  11.51%           10.21%       11.30%

Minimum Tier I leverage ratio        4.00%-5.00%     4.00%-5.00%  4.00%-5.00%

                             GENERAL INFORMATION

Special Meeting, Record Date and Vote Required

     CNB Meeting. The Special Meeting of Shareholders of CNB will be held at 201 North Main Avenue, Demopolis, Alabama, at 11:00 a.m., local time, on December 11, 1998. The purpose of the meeting is to consider and vote upon a proposal to approve the Agreements, which provide for, among other things, the Merger. Only holders of record of CNB Common Stock at the close of business on the CNB Record Date, November 2, 1998, will be entitled to notice of and to vote at the CNB Meeting. As of the CNB Record Date, there were 121,500 shares of CNB Common Stock issued, outstanding and entitled to be voted. There were 184 CNB shareholders of record on the CNB Record Date. Each share of CNB Common Stock will be entitled to one vote at the CNB Meeting.

     The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of CNB Common Stock entitled to vote at the CNB Meeting is necessary to constitute a quorum at such meeting.

     Approval of the Agreements on behalf of CNB, pursuant to the NBA, will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of CNB Common Stock entitled to be voted thereon. For this purpose, a failure to return the enclosed proxy, a vote to abstain and a broker non-vote will have the same effect as a vote against approval of the Agreements. As of the CNB Record Date, 33,983 shares of CNB Common Stock, or 28.0% of the total shares of CNB Common Stock outstanding, were held, either of record or beneficially, by directors and executive officers of CNB and certain family members and related entities. Assuming all such shares are voted in favor of the Merger, 46,994 additional affirmative votes of shares of CNB Common Stock will be required for approval.

     Dissenters' rights may be demanded by CNB shareholders who do not vote in favor of the Merger and who follow the specified procedures of the NBA. See "Dissenters' Rights" below.

Proxies

     CNB. The enclosed proxy is solicited on behalf of the Board of Directors of CNB for use in connection with the CNB Meeting and any adjournment or adjournments thereof. Holders of CNB common stock are requested to complete, date and sign the accompanying proxy and return it promptly to CNB in the enclosed envelope. Failure to return a properly executed proxy or to vote at the CNB Meeting will have the same effect as a vote against approval of the Agreements.

     A CNB shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written revocation to the President of CNB, provided such later proxy or revocation is actually received by CNB before the vote of the shareholders, or by voting in person at the CNB Meeting. Any shareholder attending the CNB Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the CNB Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Agreements.

     Other Matters. CNB will bear the costs of any solicitation of proxies for its Special Meeting, except that South Alabama will pay the costs of preparing, printing and distributing this Prospectus. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of CNB, but no written materials other than those included herewith will be used to solicit proxies.

     The management of CNB is not aware of any business to be acted upon at the Special Meeting other than approval of a proposal to approve the Agreements.
If other matters are properly brought before the Special Meeting or any adjournment thereof, any proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of CNB's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Dissenters' Rights

     South Alabama Dissenters' Rights. Shareholders of South Alabama do not have any right to dissent in connection with the Merger.

     CNB Dissenters' Rights. If the Merger is consummated, holders of record of CNB Common Stock who follow the procedures specified by the NBA will be entitled to determination and payment in cash of the value of their stock determined as of the time the Merger is approved by the Shareholders of CNB. CNB shareholders who elect to follow such procedures are referred to herein as "Dissenting CNB Shareholders".

     A VOTE IN FAVOR OF THE AGREEMENTS BY A HOLDER OF CNB COMMON STOCK WILL RESULT IN THE WAIVER OF THE SHAREHOLDER'S RIGHT TO DEMAND PAYMENT FOR HIS OR HER SHARES.

     The following summary of the dissenters' rights provisions of the NBA is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix E to this Prospectus, and is qualified in its entirety by reference thereto.

     The NBA provides, in substance, that a shareholder of CNB who votes against the Merger or has given notice to CNB in writing at or prior to the CNB Meeting that he or she is dissenting from the Merger shall be entitled to receive, after the consummation of the Merger, in cash the value of his or her CNB Stock. In order to claim this right, a dissenting CNB shareholder must
(i) either vote against the Merger or give written notice to CNB at or prior to the CNB Meeting that he or she dissents from the Merger; AND (ii) within thirty (30) days following the consummation of the Merger, make written demand upon the Surviving Bank for such payment, accompanied by the surrender of the certificates representing his or her shares of CNB Stock. Failure to complete all required steps to perfect the right to dissent will result in the loss of such right. The Surviving Bank will provide written notice of the consummation of the Merger to those holders of CNB Stock who voted against the Merger or gave written notice prior to the meeting of their election to dissent.

     The value of any shares of CNB Stock surrendered by dissenting CNB Shareholders will be determined as of the date of the CNB Meeting by an
appraisal made by a committee of three persons.   This committee will be
comprised of one member selected by the vote of the holders of a majority of the shares submitted for appraisal, one member selected by the Surviving Bank, and one member selected by the other two members. If the value determined by two of the three committee members shall be unsatisfactory to any Dissenting CNB Shareholder, the Dissenting Shareholder may, within five days after being notified of the appraised value, appeal to the Comptroller of the Currency (the "Comptroller"), the federal regulatory agency for CNB, who shall cause a reappraisal to be made which shall be final and binding. If such committee is not formed or cannot reach a decision within ninety (90) days following the Effective Time, upon written request of any interested party, the Comptroller will cause a binding appraisal to be made. The expenses of the Comptroller in making such appraisal or reappraisal, as the case may be, will be paid by the Surviving Bank. Expenses other than those incurred by the Surviving Bank and those which the Surviving Bank is required to pay will be borne by the Dissenting CNB Shareholders. The value of the shares ascertained as provided herein shall then be promptly paid to the Dissenting CNB Shareholders by the Surviving Bank.

Recommendation of CNB Board of Directors

     The Board of Directors of CNB has recommended that the shareholders of CNB vote FOR the proposal to approve the Agreements. See "The Merger--- Background of and Reasons for the Merger."

                                 THE MERGER

     The following information concerning the Merger, insofar as it relates to matters contained in the Agreements, is qualified in its entirety by reference to the Merger Agreement, the Plan of Merger and the Escrow Trust Agreement.
The Merger Agreement and Plan of Merger are attached hereto as Appendix A and Appendix B, respectively, the Escrow Trust Agreement is Exhibit 7 to the Merger Agreement, and all of the Agreements are incorporated herein by reference.

Terms of the Merger; Exchange Ratio; Escrow Stock Ratio

     Exchange Ratio and Escrow Stock Ratio. At the Effective Time, CNB will merge with and into CNB Interim. In the Merger, each share of CNB Common
Stock outstanding immediately prior to the Effective Time, other than certain shares held by CNB or by South Alabama or its subsidiaries, if any, in each case other than in a fiduciary capacity or as a result of debts previously contracted, will be converted into and exchanged for the right to receive (i) the number of shares of South Alabama Common Stock having an average "Market Value" (as defined below), during the twenty trading days on NASDAQ ending on the day preceding the Effective Time by two trading days (the "Valuation Period"), of $147.94, rounded to the nearest one-hundredth of a share (the "Exchange Ratio"), and (ii) on a deferred basis and pursuant to the terms of the Escrow Trust Agreement, up to that additional fraction of a share of South Alabama Stock (the "Escrow Stock Right" and collectively the "Escrow Stock Rights") having an average Market Value during the Valuation Period of $2.06 (the "Escrow Stock Ratio").

     The "Market Value" of South Alabama Common Stock is defined as the average of the closing bid and closing ask price, as reported on NASDAQ, provided that, for purposes of determining the Exchange Ratio and the Escrow Stock Ratio, if the average Market Value during the Valuation Period exceeds $20.00 per share, it shall be deemed to be $20.00 per share; and, if the average Market Value during the Valuation Period is less than $15.33 per share, it shall be deemed to be $15.33 per share. Thus, the minimum number of shares of South Alabama Common Stock, including the Escrow Shares, to be issued will be 911,250 (based upon an average Market Value during the Valuation Period of $20.00 per share) and the maximum number of shares, including Escrow Shares, of South Alabama Common Stock to be issued will be 1,188,270 (based upon an average Market Value during the Valuation Period of $15.33 per share). The Agreements provide for adjustment in the Exchange Ratio in the event either party issues additional shares as a result of a stock split, stock dividend or similar recapitalization. The Exchange Ratio and the Escrow Stock Ratio were determined through negotiations between South Alabama and CNB.

     As an example, if the average Market Value during the Valuation Period is $15.33 (which, as of October 26, 1998, was the effective average Market Value, with $15.32 as the actual average Market Value, of South Alabama Common Stock during the preceding 20 trading days), then each share of CNB Common Stock will be converted into 9.65 shares of South Alabama Common Stock (i.e., $147.94 divided by $15.33) and Escrow Stock Rights in up to .134 shares of South
Alabama Common Stock (i.e., $2.06 divided by $15.33). As a result, a shareholder of CNB who owns 100 shares of CNB Common Stock would receive 965 shares of South Alabama Common Stock ($147.94 divided by $15.33 multiplied by 100) and Escrow Stock Rights in a maximum of 13.4 shares ($2.06 divided by 15.33 multiplied by 100), with cash to be paid for any fraction of a share issuable upon termination of the Escrow Trust Agreement.

     CNB Shareholders are advised to obtain current market quotations for South Alabama Common Stock. The market price of South Alabama Common Stock at the Effective Time or on the date on which certificates representing such shares are received by CNB shareholders may be higher or lower than the market price of South Alabama Common Stock as of the date of this Prospectus or at the time of the CNB Meeting.

     No fractional shares of South Alabama Common Stock will be issued in respect of CNB Common Stock, and cash will be paid by both South Alabama and the Escrow Agent in lieu of issuance of such fractional shares. The amount paid in lieu of fractional shares both after consummation of the Merger and upon termination of the Escrow Trust Agreement (if any) will be calculated by multiplying each such fraction by the average Market Value of South Alabama Common Stock during the Valuation Period.


     Escrow Trust Agreement. Prior to the Effective Date, South Alabama, the Escrow Agent, and CNB will enter into the Escrow Trust Agreement in order to establish an escrow of a certain portion of the consideration to be issued in the Merger to cover costs and expenses related to a lawsuit currently pending in Greene County, Alabama against CNB captioned Harold Cannon, Gloria Cannon, and B & C Developers, L.L.C. (a limited liability company under the laws of Alabama) v. Commercial National Bank of Demopolis and Donna Bingham, Case number CV-98-051 (the "Lawsuit"). The costs for which South Alabama and its affiliates may be reimbursed ("Reimbursable Costs") are defined in the Escrow Trust Agreement to mean, generally all costs and expenses incurred by CNB, South Alabama and its affiliates, arising out of or directly related to the Lawsuit.

     On the Effective Date, South Alabama will deposit with the Escrow Agent that number of whole shares of South Alabama Common Stock (rounding up to the nearest whole share) equal to the quotient obtained by dividing $250,000 by the average Market Value of South Alabama Common Stock during the Valuation Period. After the Effective Date, South Alabama will deposit with the Escrow Agent that number of additional shares of South Alabama Common Stock necessary to take into account (i) stock splits and stock dividends with respect to South Alabama Common Stock and (ii) the failure of any dissenting CNB shareholder to perfect, or the effective withdrawal or loss of, such holder's dissenter's right of appraisal. All shares of South Alabama Common Stock delivered to the Escrow Agent in accordance with the terms of the Escrow Trust Agreement are referred to as the "Escrow Shares".

     Subject to the terms of the Escrow Trust Agreement, South Alabama is not entitled to reimbursement until Reimbursable Costs exceed $20,000, in which case South Alabama shall be entitled to reimbursement for all Reimbursable Costs. South Alabama is only entitled to reimbursement from the Escrow Stock or other property held by the Escrow Agent pursuant to the Escrow Trust Agreement, and neither CNB nor CNB's shareholders have any obligation or liability to South Alabama beyond the several interests of the CNB shareholders in the Escrow Shares.

     After the Lawsuit is over, the Escrow Agent shall, subject to the terms of the Escrow Stock Agreement, surrender to South Alabama a certificate representing that number of Escrow Shares (the "Cancelled Escrow Shares") equal to the aggregate amount of Reimbursable Costs incurred by CNB, South Alabama and its affiliates. The calculation of the number of shares to be surrendered to South Alabama shall be based on the value of South Alabama Common Stock used to determine the Exchange Ratio, and the number of shares so calculated shall be rounded to the nearest whole share.

     To the extent that there are any Escrow Shares remaining after reimbursement of South Alabama for the Reimbursable Costs incurred in connection with the Lawsuit, such shares will be distributed to the former shareholders of CNB in accordance with their respective Percentage Interest as defined in the Escrow Trust Agreement. In the event that a former CNB shareholder's Percentage Interest entitles such shareholder to a fractional share of South Alabama Common Stock, such former shareholder will receive in lieu of the issuance of a fractional share a cash payment based on the average Market Value of South Alabama Common Stock during the Valuation Period.

     The Escrow Trust Agreement shall remain in effect until the Escrow Agent has delivered all of the Escrow Shares (and related cash payments) pursuant to the terms of the Escrow Trust Agreement, which is to be accomplished within 90 days of the final resolution of the Lawsuit.

     While the Escrow Shares are held in escrow, South Alabama shall pay dividends with respect to the Escrow Shares to the Escrow Agent to be held in escrow and deposited in an non-interest bearing account at SAB in Mobile, Alabama. Former CNB shareholders will have the right to direct the voting of Escrow Shares in accordance with their Percentage Interests. In the event of any stock split or stock dividend with respect to South Alabama Common Stock that becomes effective during the term of the Escrow Trust Agreement, the additional shares issued with respect to the Escrow Shares then held by the Escrow Agent will be added to the Escrow Shares, and the terms of the Escrow Trust Agreement will be adjusted accordingly to account for such additional shares. During the term of the Escrow Trust Agreement, The Escrow Stock rights will not be transferrable otherwise than by operation of law, and such rights will not be represented by any form of certificate of instrument.

     Shareholder approval of the Agreements at the special meeting will be deemed to include approval of the terms of the Escrow Trust Agreement and the appointment of the Escrow Agent. South Alabama and CNB expect South Alabama's subsidiary, SATC, to act as Escrow Agent.

     The foregoing is a summary of certain material terms of the Escrow Trust Agreement, which is attached as Exhibit 7 to Appendix A to this Prospectus and is incorporated herein by reference.

Waiver and Amendment; Termination

     Prior to the Effective Time, either South Alabama or CNB may waive or extend the time for the compliance or fulfillment by the other of any and all of its obligations under the Agreements, and South Alabama and CNB may, to the extent permitted by law, amend the Agreements in writing with the approval of the Board of Directors of each of CNB and South Alabama.

     The Agreements may be terminated at any time prior to the Effective Time, as follows: (i) by mutual consent of the parties; (ii) by either party in the event of a breach by the other party of any representation or warranty which cannot be cured or is not cured within 30 days after written notice to the breaching party, to the extent such breach is likely to result in a Material Adverse Effect on the breaching party; (iii) by either party in the event of a material breach by the other party of any covenant or agreement which cannot be cured or is not cured within 30 days after written notice; (iv) by either party in the event any required regulatory approval is denied or not obtained or the stockholders of CNB fail to approve the Merger as required; and (v) by either party in the event the Merger shall not have been consummated by March 31, 1999, unless such failure is caused by a breach on the part of the party electing to terminate; or (vi) by either party in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by March 31, 1999.

     In determining whether to elect to terminate the Agreements in these circumstances, the CNB Board of Directors or the South Alabama Board of Directors, as the case may be, will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, the market for bank and bank holding company stock in general, the relative value of the South Alabama Common Stock in the market, and the advice of its financial advisors and legal counsel. By approving the Agreements, the holders of CNB Common Stock will permit the CNB Board of Directors to determine, in the exercise of its fiduciary duties, to proceed with the Merger even though the Merger is not consummated, or any conditions precedent thereto cannot be satisfied or fulfilled, by March
31, 1999.

     In the event of the termination of the Agreements, the Agreements shall become void and have no effect, except that the confidentiality requirements shall survive such termination and such termination will not relieve a breaching party from liability for an uncured willful breach of the representation, warranty, covenant or agreement giving rise to the termination.

Opinion of CNB's Financial Advisor

     CNB retained Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to provide its opinion of the fairness from a financial viewpoint of the consideration to be received by CNB's stockholders in connection with the Merger (the "Merger Consideration").

     As part of its investment banking business, Sheshunoff is regularly engaged in the evaluation of securities in connection with mergers and acquisitions, and valuations for estate, corporate and other purposes. CNB's Board of Directors retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of institutions and its knowledge of financial institutions. On August 20, 1998, Sheshunoff rendered its oral opinion that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of CNB's Common Stock. Sheshunoff reviewed CNB financial data as of June 30, 1998, and bank stock market conditions since the signing of the Merger Agreement and rendered its written Fairness Opinion Letter as of August 28, 1998. Sheshunoff updated its Fairness Opinion Letter as of November 2, 1998 (the "Opinion").

     The full text of the Opinion which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Appendix D to this Prospectus. CNB's shareholders are urged to read the Sheshunoff Opinion carefully and in its entirety. Sheshunoff's Opinion is addressed to CNB's Board of Directors and does not constitute a recommendation to any shareholder of CNB as to how such shareholder should vote at the CNB Meeting.

     In connection with its Opinion, Sheshunoff (i) reviewed the Agreements;
(ii) reviewed certain publicly available financial statements and other information concerning CNB and South Alabama, respectively; (iii) reviewed certain internal financial statements and other financial and operating data of CNB provided to it by CNB's management; (iv) analyzed certain publicly available financial analyses and projections of South Alabama provided by independent banking securities analysts; (v) reviewed the reported market prices and trading activity for South Alabama Common Stock; (vi) discussed the past and current operations, financial condition, and future prospects of CNB and South Alabama with their respective executive management; (vii) compared
CNB and South Alabama from a financial point of view with certain other banking companies that Sheshunoff deemed to be relevant; (viii) compared the financial performance of South Alabama and the market prices and trading activity of South Alabama's Common Stock with that of certain other comparable publicly traded companies and their equity securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions in the Southeastern United States and in Alabama, (x) reviewed the terms of the pending merger of Sweet Water State Bancshares, Inc. with and into South
Alabama and analyzed the pro forma impact of that transaction on the combined company's earnings, book value and consolidated capitalization, assuming consummation of the Merger, (xi) reviewed the terms of the Escrow Trust Agreement, and (xii) performed such other analyses and reviews as it deemed appropriate.

     In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and Sheshunoff did not assume any responsibility for independent verification of such information. With respect to internal confidential financial projections provided by CNB, Sheshunoff assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the future financial performance of CNB and did not independently verify the validity of such assumptions. Sheshunoff did not make any independent evaluation or appraisal of the assets or liabilities of CNB, nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any individual loan files of CNB. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

     With respect to South Alabama, Sheshunoff relied solely upon publicly available data regarding South Alabama's financial condition and performance. Sheshunoff met with and discussed this publicly available information with the management of South Alabama. Sheshunoff did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of South Alabama, was not furnished with any evaluations or appraisals, and did not review any individual credit files of South Alabama.

     Sheshunoff's Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of, October 27, 1998.

     In connection with rendering its Opinion Sheshunoff performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Moreover, the evaluation of fairness from a financial point of view of the consideration to be received by holders of CNB Common Stock is to some extent a subjective one based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of CNB.

     In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of CNB or South Alabama. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, Sheshunoff's analyses should not be viewed as determinative of CNB's Board's or CNB's management's opinion with respect to the value of CNB.

     The following is a summary of the analyses performed by Sheshunoff in connection with its Opinion. The following discussion contains financial information concerning CNB and South Alabama as of June 30, 1998, and market information as of October 27, 1998.

     Analysis of Selected Transactions. Sheshunoff performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Alabama and in the southeastern United States, with comparable characteristics to the Merger. Sheshunoff selected two sets of comparable transactions.

     The first set of comparable transactions (the "State Transactions") consisted of a group of comparable transactions based upon asset size and the geographical market area of CNB. The State Transactions specifically consisted of eight (8) mergers and acquisitions of Alabama banks which announced the terms of their intended transaction between July 31, 1997 and July 31, 1998. The analysis yielded multiples of the State Transactions' purchase price relative to: (i) book value ranging from 1.64 times to 3.46 times with an average of 2.45 times and a median of 2.41 times (compared with the multiple implied in the Merger of 2.40 times June 30, 1998 book value);
(ii) last 12 month's earnings ranging from 16.65 times to 40.56 times with an average of 25.14 times and a median of 23.34 times (compared with the multiple implied in the Merger of 23.07 times last 12 months earnings as of June 30,
1998); and (iii) total assets ranging between 17.67% and 45.57% with an average of 28.62% and a median of 27.42% (compared with the multiple implied in the Merger of 23.93% of June 30, 1998 total assets).

     The second set of comparable transactions (the "Southeastern Transactions'') consisted of a narrowly defined group of comparable transactions based upon the asset size, profitability and geographical market area of CNB. The Southeastern Transactions specifically consisted of eleven
(11) mergers and acquisitions of banks in the Southeast with total assets below $100 million and a return on average equity between 9% and 14%, which announced the terms of their intended transaction between July 31, 1997 and July 31, 1998. The analysis yielded multiples of the Southeastern
Transactions' purchase price relative to: (i) book value ranging from 1.28 times to 3.61 times with an average of 2.62 times and a median of 2.72 times (compared with the multiple implied in the Merger of 2.40 times June 30, 1998 book value); (ii) last 12 month's earnings ranging from 14.77 times to 34.35 times with an average of 23.19 times and a median of 21.92 times (compared with the multiple implied in the Merger of 23.07 times last 12 months earnings as of June 30, 1998); and (iii) total assets ranging between 13.29% and 35.89% with an average of 25.76% and a median of 25.71% (compared with the multiple implied in the Merger of 23.93% of June 30, 1998 total assets).

     Discounted Cash Flow Analysis.   Using discounted cash flow analysis,
Sheshunoff estimated the present value of the future stream of after-tax cash flow that CNB could produce through June of 2003, under various circumstances, assuming that CNB performed in accordance with the earnings/return projections of management. Sheshunoff estimated the terminal value for CNB at the end of the period by applying multiples of earnings ranging from 20 times to 25 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming all earnings in excess of that required to maintain an equity to asset percentage of 7.0% are paid out in dividends), and terminal value using discount rates ranging from 12% to 14%, which were chosen to reflect different assumptions regarding the required rates of return of CNB and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $112.00 per share to $142.00 per share based on 121,500 fully diluted shares outstanding, compared to the Merger Consideration for CNB of $147.94 per share.

     Sheshunoff also performed a cash flow analysis using an estimated terminal value for CNB at the end of the period by applying multiples of book value ranging from 2.0 times to 3.0 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming all earnings in excess of that required to maintain an equity to asset percentage of 7.0% are paid out in dividends), and terminal value using discount rates ranging from 12% to 14%, which were chosen to reflect different assumptions regarding the required rates of return of CNB and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $91.00 per share to $129.00 per share, compared to the value of the Merger Consideration for CNB of $147.94 per share.

     Comparable Company Analysis. Sheshunoff compared selected balance sheet data, asset quality, capitalization and profitability measures and market statistics using financial data at June 30, 1998, and market data as of October 27, 1998, for South Alabama to a group of selected Southeastern bank holding companies which Sheshunoff deemed to be relevant. The group of selected Southeastern bank holding companies (the "Comparable Composite") included Alabama National Bancorp., AmSouth Bancorp., Auburn National Bancorp., Compass Bancshares, Inc., Colonial Bancgroup, Inc., Eufaula BancCorp, Inc., First Southern Bancshares, Peoples BancTrust Co., Pinnacle Bancshares, Inc., Regions Financial Corp. and SouthTrust Corp. This comparison of South Alabama and the Comparable Composite reviewed and included, among other things, (i) equity as a percentage of assets (ii) return on average equity; (iii) return on average assets; and (iv) nonperforming loans as a percentage of net loans.
As of October 27, 1998, South Alabama's ratio of price per share to June 30, 1998, book value per share was 2.06 times, compared to an average of 2.07 times and median of 2.20 times for the Comparable Composite; and as of October 27, 1998, South Alabama's ratio of price per share to twelve months earnings per share as of June 30, 1998, was 22.79 times, compared to an average of
17.95 times and median of 17.05 times for the Comparable Composite.

     Sheshunoff also compared selected stock market results of South Alabama to the publicly available corresponding data of other composites which Sheshunoff deemed to be relevant, including SNL Securities, L.P.'s ("SNL") index of all publicly traded banks in the southeast, the aforementioned Comparable Composite and the S&P 500. Results from indexing SNL's index of all publicly traded banks in the southeast, the S&P 500 and South Alabama's stock from August 17, 1997, to October 27, 1998, revealed a similar relationship in price movements of South Alabama's stock to the price movements of the SNL index and the S&P 500 until December, 1997. South Alabama experienced a significant increase in its stock price from December, 1997 through mid-July, 1998. However, by the end of August, 1998, South Alabama's stock price declined to a level comparable to the SNL index and the S & P 500. By the end of October, 1998, South Alabama's 52 week price change was 17.7% while the change in the SNL index was 9.18%.

     No company or transaction used in the comparable company and comparable transaction analyses is identical to CNB or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of CNB and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     Pursuant to an engagement letter dated June 24, 1998, between CNB and Sheshunoff, CNB agreed to pay Sheshunoff a professional fee of $10,000 at the delivery of its Opinion and $10,000 upon completion of the Merger. CNB also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Sheshunoff. Sheshunoff has previously acted as financial advisor to MCB's holding company in its merger with South Alabama.

Effective Date and Effective Time

     Articles of Merger will be filed with the Secretary of the State of Alabama (the "Secretary of State") as soon as practicable after all conditions contained in the Agreements have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, and the approval of the Agreements by the shareholders of CNB. The Effective Time of the Merger will be the later of the time stated in the Articles of Merger or the time the Articles of Merger are filed with the Secretary of State. The Effective Date of the Merger will be the day on which the Effective Time occurs.

Background of and Reasons for the Merger

     Since 1991, management of South Alabama has considered various possibilities for increased asset and earnings growth, including possible new branches, acquisition of existing branches of other area banks and the chartering of new banks within southern Alabama. Since 1993, South Alabama has acquired through mergers three banks in southern Alabama. On October 27, 1998, South Alabama announced an agreement in principle to acquire Sweet Water State Bank, in Sweet Water, Alabama, by means of the merger of that bank's parent company with and into South Alabama.

     Background of the Merger. In the Spring of 1998, management of CNB was considering the formation of a one bank holding company for CNB. Management believed that a holding company could create opportunities for CNB to expand its business and could provide liquidity for the CNB Common Stock by permitting the proposed holding company to repurchase shares.

     While management was considering the one bank holding company formation, the Chairman of the Board of CNB was approached by another bank holding company concerning CNB's interest in an affiliation with that company. Representatives of that company met with the Board of Directors of CNB in April, 1998, to discuss possible terms. The Board decided that an affiliation between CNB and another banking organization might have certain advantages for shareholders and for CNB, and, after discussing with certain shareholders of CNB the negotiations the Board was having with that company, those shareholders recommended that management speak with South Alabama about an affiliation between CNB and South Alabama.

     Representatives of South Alabama and CNB met on several occasions in May, 1998, to discuss a possible transaction. Management considered an affiliation with South Alabama a more attractive option than the transaction with the bank holding company that had first approached CNB, because the purchase price offered by South Alabama was higher and more certain than the price offered by the other company, and management believed that an affiliation with South Alabama offered better prospects for long term growth, especially because South Alabama was a larger and more established company. Also, its Common Stock is publicly traded and the common stock of the other bank holding company was at the time closely held with no public market..

     The Board of Directors of CNB also considered the existing banking environment in the State of Alabama, in which the banking industry is highly competitive, as a factor making an affiliation with South Alabama an option that was in the best interest of shareholders of CNB and CNB as an entity.

     A letter of intent setting forth the basic terms of the Merger was signed by South Alabama and CNB, and a press release announcing the transaction was issued June 9, 1998. Representatives of South Alabama and CNB then negotiated the Agreements, which were approved by the CNB Board of Directors on July 14, 1998, and by the South Alabama Board of Directors on
July 21, 1998. A representative of Sheshunoff met with the CNB Board on August 20, 1998, to render its oral opinion regarding the fairness of the Merger, from a financial point of view, to the shareholders of CNB. The Agreements, as executed July 22, 1998, provided that holders of CNB Common Stock would receive South Alabama Common Stock having a Market Value of $150 in exchange for each share of CNB Common Stock. The Agreements were amended as of October 26, 1998, to establish the Escrow Trust Agreement and the Escrow Stock Rights in order to account for certain litigation pending against CNB. Sheshunoff also revised its fairness opinion for those amendments.

     Reasons for the Merger. Numerous factors were considered by the two Boards in approving the Merger and in the case of CNB, in recommending the terms of the Merger to its shareholders. They included an analysis of the financial structure, results of operations and prospects of South Alabama and CNB, the composition of the businesses of the two organizations, the overall compatibility of the management of the organizations, the tax free nature of the transaction, and the outlook for both organizations in the banking and financial services industry. The CNB Board of Directors also considered the factors outlined above under "Background of the Merger," the ability of the shareholders of CNB to acquire a security for which there is a public market, and the condition in the Merger Agreement that CNB receive an opinion regarding the fairness of the Merger to the shareholders of CNB from a financial point of view as factors supporting its decision to approve the Agreements.
The Board of Directors of CNB did not assign any relative or specific weight to any factor it considered in deciding to approve the Agreements. See "Available Information," "Incorporation of Certain Documents by Reference," "Comparative Market Prices and Dividends" and "Business of CNB."

     In the last several years South Alabama has focused on expanding its franchise into new markets in the southern half of Alabama, especially in the southwest quadrant of the state. South Alabama's management believes that it must grow to remain competitive in the rapidly changing banking environment. The addition of CNB will increase the resources available to South Alabama, add stability to its deposit base, allow for a wider distribution of risk and enhance its ability to keep pace with the technological and competitive changes in banking.

     The merger will enable CNB as an entity to become part of a larger and more diverse financial institution. This may help CNB to reach more customers, add additional products for its customers, diversify its risks, enhance its ability to make larger loans and, in general, compete more effectively with larger banking institutions.

Surrender of Certificates

     As promptly as practicable after the Effective Time, SATC, acting in the capacity of exchange agent for South Alabama (the "Exchange Agent"), will mail to each former holder of record at the record date of CNB Common Stock a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials"), for the exchange of such holders' CNB Common Stock certificates for cash and certificates representing shares of South Alabama Common Stock. HOLDERS OF CNB COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

     Upon receipt of the Exchange Materials, former holders of CNB Common Stock should complete the letter of transmittal in accordance with the instructions and mail the letter of transmittal together with all their stock certificates representing shares of CNB Common Stock to the Exchange Agent in the return envelope provided. Upon receipt of the certificates and related documentation, South Alabama will issue, and the Exchange Agent will mail, to such holder of CNB Common Stock a check in the amount of any payment in respect of fractional shares of CNB Common Stock payable to the surrendering shareholder and a certificate representing the number of shares of South Alabama Common Stock to which such holder is entitled pursuant to the Agreements. No certificates of South Alabama Common Stock and no payment in respect of fractional shares will be delivered to a holder of CNB Common Stock unless and until such holder shall have delivered to the Exchange Agent certificates representing the shares of CNB Common Stock owned by such holder and in respect of which such holder claims payment is due, or such documentation and security in respect of lost or stolen certificates as may be required by the Exchange Agent.

     Former shareholders of record of CNB on the record date will be entitled to vote after the Effective Time at any meeting of South Alabama shareholders the number of whole shares of South Alabama Common Stock into which such holders' respective shares of CNB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing CNB Common Stock for certificates representing South Alabama Common Stock. Voting rights with respect to the Escrow Shares will be passed on to holders of the Escrow Stock Rights pursuant to the Escrow Trust Agreement.

     Beginning six months after the Effective Time, no dividend or other distribution payable after the Effective Time with respect to South Alabama Common Stock issued to replace CNB Common Stock will be paid to the holder of an unsurrendered CNB Common Stock certificate until the holder surrenders such certificate, at which time such holder will be entitled to receive all previously withheld dividends and distributions, without interest.

     After the Effective Time, there will be no transfers on CNB's stock transfer books of shares of CNB Common Stock issued and outstanding at the Effective Time. If certificates representing shares of CNB Common Stock are presented for transfer after the Effective Time, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

     Neither South Alabama, CNB Interim, the Exchange Agent nor the Escrow Agent shall be liable to a holder of CNB Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

Conditions to Consummation of the Merger

     The respective obligations of South Alabama and CNB to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time: (i) approval of the Agreements and the transactions contemplated thereby by the holders of at least two-thirds (2/3) of the CNB Common Stock; (ii) approval of the Agreements and the transactions contemplated thereby by the FDIC, the Federal Reserve and the Superintendent of Banks and the expiration of any applicable statutory waiting period; (iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Agreements; (iv) absence of any law, regulation, rule, judgment, ruling or order which prohibits or restricts consummation of the transactions contemplated by the Agreements; (v) the Registration Statement of which this Prospectus forms a part will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the shares of South Alabama Common
Stock issuable pursuant to the Merger shall have been received; (vi) South Alabama and CNB shall have received an opinion from counsel to South Alabama to the effect that, for federal income tax purposes, the exchange of CNB
Common Stock for South Alabama Common Stock will not give rise to recognition of gain or loss to shareholders of CNB (other than to the extent any cash is received) and neither South Alabama nor CNB will recognize gain or loss as a consequence of the Merger; (vii) the approval for listing on NASDAQ of the shares of South Alabama Common Stock to be issued in the Merger; and (viii) the parties to the Escrow Trust Agreement shall have entered into the Escrow Trust Agreement.

     The obligations of South Alabama to effect the Merger are further subject to the satisfaction or waiver of the following conditions: (i) each of the representations and warranties of CNB set forth in the Merger Agreement shall be true and correct as of the Effective Time (except to the extent it is confined to an earlier date), each of the agreements and covenants of CNB to be performed pursuant to the Agreements prior to the Effective Time shall have been duly performed, and South Alabama shall have received a certificate of CNB to the effect that such obligations have been complied with; (ii) South Alabama shall have received an opinion of counsel to CNB in the form attached to the Merger Agreement; and (iii) South Alabama shall have received a satisfactory letter from Arthur Andersen, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     The obligations of CNB to effect the Merger are further subject to the satisfaction or waiver by CNB of the following conditions: (i) each of the representations and warranties of South Alabama set forth in the Merger Agreement shall be true and correct as of the Effective Time (except to the extent it is confined to an earlier date), each of the agreements and covenants of South Alabama to be performed pursuant to the Agreements prior to the Effective Time shall have been duly performed, and CNB shall have received a certificate of South Alabama to the effect that such obligations have been complied with; (ii) CNB shall have received an opinion of counsel to South Alabama in the form attached to the Merger Agreement; and (iii) CNB shall have received the fairness opinion from Alex Sheshunoff & Co. Investment Banking.

Regulatory Approvals

     The Merger will not proceed in the absence of receipt of the requisite
regulatory approvals.   There can be no assurance that such regulatory
approvals will be obtained or as to the timing of such approvals. There also can be no assurance that such approvals will not be accompanied by a conditional requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. Applications for approvals described below have been submitted to the appropriate regulatory agencies.

     South Alabama and CNB are not aware of any material government approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

     The Merger requires the prior approval of the Federal Reserve, pursuant to Section 3 of the Bank Holding Company Act (the "BHC Act"). In granting its approval under Section 3 of the BHC Act, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be to lesson substantially competition or to tend to create a monopoly, or (iii) if it would be a restraint of trade in any manner, unless the Federal Reserve finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the BHC Act, the Merger generally may not be consummated until the 30th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

     The Merger is also subject to the approval of the FDIC and the Superintendent of Banks. In their evaluations, the FDIC and the Superintendent of Banks take into account considerations similar to those applied by the Federal Reserve.

     The Federal Reserve and the FDIC approved the Merger on September 21, 1998 and October 12, 1998, respectively. The Superintendent of Banks has not approved the Merger, and there can be no assurance of his approval or of its timing or conditions.

Conduct of Business Pending the Merger

     The Merger Agreement requires that each of CNB and South Alabama take no action that would adversely affect its ability to perform under the Agreements. In addition, CNB has agreed that, without the consent of South Alabama, it will not: (i) amend its charter or bylaws; (ii) incur any additional debt except in the ordinary course of business or permit any lien on its assets to exist; (iii) repurchase, redeem or otherwise acquire any of its Common Stock or declare or pay any dividend, except that it may conform its dividend patterns to South Alabama's as required or permitted for pooling-of-interests accounting treatment; (iv) issue or sell any of its Common Stock or any right to acquire such stock; (v) take any action with respect to any adjustment or reclassification of its Common Stock or dispose of or encumber any stock of a subsidiary or any other of its assets other than in the ordinary course of business; (vi) acquire any equity interest in any third party other than in connection with foreclosures or by a subsidiary acting in a fiduciary capacity;
(vii) grant any increase in compensation to employees or directors or pay any bonus or severance payments, all except in accordance with past practice;
(viii) enter into any employment contracts without an unconditional right of termination; (ix) adopt any new employee benefit plan or make any material change to an existing employee benefit plan unless necessary to maintain the tax qualified status of such plan; (x) make any significant change in accounting method except as required to meet regulatory or other requirements;
(xi) commence any litigation other than in accordance with past practice, settle any litigation involving any material liability, or modify, amend or terminate, except in the ordinary course of business, any material contract;
(xii) operate other than in the ordinary course of business; or (xiii) fail to file timely any report required to be filed by it with any Regulatory Authority.

     Each party has also agreed to give written notice to the other promptly upon becoming aware of the occurrence of any event which is likely to constitute a Material Adverse Effect within the meaning given to such term in the Merger Agreement or constitute a breach of any of its representations, warranties or covenants contained in the Merger Agreement and to use its reasonable efforts to remedy any such condition or breach.

Commitments with Respect to Other Offers

     Until the termination of the Agreements, and except for the Merger, neither CNB nor any of its directors or officers (or any person representing any of the foregoing) shall solicit inquiries or proposals with respect to, furnish any non-public information it is not legally obligated to furnish, or enter into any contract concerning any acquisition or purchase of all or of a substantial portion of the assets of, or of a substantial equity interest in, CNB or any business combination involving CNB (collectively, an "Acquisition Proposal") other than as contemplated by the Agreements. CNB will notify South Alabama immediately if any such inquiries or proposals are received by CNB.
CNB shall instruct its officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above. CNB may communicate information about an Acquisition Proposal to its shareholders to the extent that it is required to do so in order to comply with its legal obligations.

Management and Operations After the Merger

     The Agreements do not provide for any change in the directors or principal officers of CNB, who will be the directors and principal officers of CNB Interim from and after the Effective Date. The Agreements provide for the appointment of the Chairman of CNB's Board of Director, A. G. Westbrook, and one other representative of CNB to the Board of Directors of South Alabama and the election of one representative of CNB as an executive officer of South Alabama.

Interests of Certain Persons in the Merger

     Certain of the directors and executive officers of CNB, members of their families and certain of their associates own, or have interests in, 3,833 shares of South Alabama Common Stock in the aggregate.

     South Alabama has agreed in the Merger Agreement to indemnify present and former directors and officers of CNB against liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the extent South Alabama and the Surviving Bank would have been authorized under the NBA and CNB's Articles and Bylaws.

     In the normal course of business, SAB, MCB and FNBB make loans to their directors and officers and to directors and officers of South Alabama, and CNB makes loans to directors and officers of CNB, including loans to certain related persons and entities. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and, in the opinion of management of both South Alabama and CNB, do not involve more than the normal risk of collectibility. The amount of these loans by SAB, MCB and FNBB to their and South Alabama's directors and officers was 32.5% of shareholders' equity for South Alabama, and the amount of loans by CNB to its directors and officers was 6.2% of shareholders' equity for CNB, both as of June 30, 1998.

Certain Federal Income Tax Consequences

     Neither South Alabama nor CNB has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Hand Arendall, L.L.C., counsel for South Alabama, has delivered an opinion that, for federal income tax purposes, under current law, assuming that the Merger will take place as described in the Agreements and that certain factual matters represented by South Alabama and CNB (including the representation that CNB shareholders will maintain sufficient equity ownership interests in South Alabama after the Merger) are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and South Alabama and CNB will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     Assuming that the Merger will take place as described in the Agreements and that certain factual matters represented by South Alabama and CNB (including the representation that CNB shareholders will maintain sufficient equity ownership interests in South Alabama after the Merger) are true and correct at the time of consummation of the Merger, then, in the opinion of Hand Arendall, L.L.C., the following will be certain of the federal income tax consequences of the Merger: (i) no gain or loss will be recognized by South Alabama and CNB in the Merger; (ii) the shareholders of CNB will recognize no gain or loss upon the exchange of their CNB Common Stock solely for shares of South Alabama Common Stock; (iii) the basis of the South Alabama Common Stock received by the CNB shareholders in the proposed transaction will, in each instance, be the same as the basis of the CNB Common Stock surrendered in exchange therefor, increased by the non-dividend gain, if any, taxable as boot under the escrow arrangement described in the Escrow Trust Agreement; (iv) the holding period of the South Alabama Common Stock received by the CNB shareholders will, in each instance, include the period during which the CNB Common Stock surrendered in exchange therefor was held, provided that the CNB Common Stock was held as a capital asset on the date of the exchange; (v) the payment of cash to CNB shareholders in lieu of fractional share interests of South Alabama Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by South Alabama; these cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a); and (vi) where solely cash is received by a CNB shareholder in exchange for his CNB Common Stock pursuant to the exercise of dissenters rights, such cash will be treated as having been received in redemption of his or her CNB Common Stock, subject to the provisions and limitations of Code Section 302. Hand Arendall, L.L.C. has expressed no opinion as to the taxibility of the CNB shareholders upon or under the escrow arrangement provided for in the Escrow Trust Agreement and has pointed out that such arrangement could result in taxation to the CNB shareholders of the Escrow Stock held thereunder and in taxation to the CNB shareholders of imputed interest.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON THE OPINION OF HAND ARENDALL, L.L.C., AND APPLIES ONLY TO
CNB SHAREHOLDERS WHO HOLD CNB COMMON STOCK AS A CAPITAL ASSET, AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS CNB SHAREHOLDERS, IF ANY, WHO RECEIVED THEIR CNB COMMON STOCK UPON EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE
AS COMPENSATION AND CNB SHAREHOLDERS THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR ANY TAX CONSEQUENCES OF
A SUBSEQUENT TRANSACTION INVOLVING SOUTH ALABAMA COMMON STOCK, INCLUDING ANY REDEMPTION OR TRANSFER OF SOUTH ALABAMA COMMON STOCK. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT
THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH CNB SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND
EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

Accounting Treatment

     The Merger is expected  to be accounted for as a pooling-of-interests.
The pooling-of-interests method accounts for a business combination as the uniting of ownership interests of two or more companies by exchange of equity securities. The recorded assets and liabilities of South Alabama and CNB will be carried forward to the combined corporation at their recorded amounts. Income of the combined corporation will include income of South Alabama and CNB for the entire fiscal period in which the combination occurs. The reported income of South Alabama and CNB for prior periods will be combined and restated as income for the combined corporation. The unaudited pro forma financial information contained in this Prospectus has been prepared using the pooling-of-interests method of accounting. The Merger Agreement provides that a condition to consummation of the Merger is receipt of a letter from Arthur Andersen LLP, the independent auditor for South Alabama, confirming that the Merger qualifies for pooling-of-interests accounting treatment.

Expenses and Fees

     The Merger Agreement provides that each of the parties will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement. It is expected that the total expenses and fees for South Alabama and CNB will be approximately $75,000 and $65,000, respectively.

Resales of South Alabama Common Stock

     The shares of South Alabama Common Stock issued pursuant to the Agreements will be freely transferrable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers and certain principal shareholders of CNB) for purposes of Rule 145 under the Securities Act as of the date CNB shareholders voted on the Agreements. Affiliates may not sell their shares of South Alabama Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of South Alabama and CNB after the Merger have been published. South Alabama may place restrictive legends on certificates representing South Alabama Common Stock issued to all persons who are deemed "affiliates" under Rule 145. In addition, CNB has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in substantially the form attached to the Merger Agreement relating to such restrictions on sale or other transfer. This Prospectus does not cover resales of South Alabama Common Stock received by any person who may be deemed to be an affiliate of CNB.

                       RECENT DEVELOPMENTS

     On October 27, 1998, South Alabama announced an agreement in principle with Sweet Water State Bancshares, Inc., whereby Sweet Water State Bank, its wholly owned subsidiary, will become a wholly owned subsidiary of South Alabama through the merger of Sweet Water State Bancshares, Inc. with and into South Alabama.

     Holders ("Sweet Water Stockholders") of the Common Stock of Sweet Water State Bancshares, Inc. ("Sweet Water Stock") will receive 14.17 shares of South Alabama Common Stock in exchange for each share of Sweet Water Stock which they hold at the time of the merger, assuming the market value of a share of South Alabama Common Stock immediately prior to the merger is from $14.00 to $16.00 (the range in which it is currently trading). If the market value of a share of South Alabama Common Stock is above $16.00 or below $14.00, the exchange ratio will vary in accordance with a predetermined formula.

     Consummation of this proposed transaction is subject to the negotiation and execution of a definitive agreement, certain regulatory approvals and approval of the shareholders of Sweet Water State Bancshares, Inc. Sweet Water State Bank has locations in Marengo and Clarke Counties, with branches in Linden, Sweet Water and Thomasville. At June 30, 1998, Sweet Water State Bankshares, Inc. had assets of approximately $50.3 million and total shareholders' equity of approximately $5.8 million.


                       PRO FORMA FINANCIAL INFORMATION

Pro Forma Combined Condensed Consolidated Statement of Condition

     The following unaudited Pro Forma Combined Condensed Consolidated
Statement of Condition combines the historical consolidated statements of condition of South Alabama and CNB giving effect to the Merger, which will be accounted for as a pooling-of-interests, as if it had been completed, and the issuance of 1,172,475 shares of South Alabama Common Stock occurred, on June 30, 1998, after giving effect to the pro forma adjustments described in the accompanying footnotes. No provision has been reflected for expenses related to the Merger, which are not expected to have a material impact on financial condition. This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of South Alabama, which are incorporated by reference in this Prospectus, and the historical financial statements of CNB, which appear elsewhere in this Prospectus, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix C hereto.
This pro forma financial information is not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on June 30, 1998, nor is it necessarily indicative of future financial position.


Pro Forma Condensed Consolidated Statement of Condition
As of June 30, 1998 (Unaudited)
(In Thousands)



                                           HISTORICAL
                                           South                     PRO FORMA       PRO FORMA
                                           Alabama       CNB         ADJUSTMENTS     COMBINED

ASSETS
Cash and cash equivalents                  $ 39,099      $ 2,891                     $ 41,990
Investment securities available for sale    129,592       21,102                      150,694
Investments                                   5,765            0                        5,765
Loans, net                                  208,620       49,703                      258,323
Premises and equipment                        8,189        1,519                        9,708
Intangible assets                             4,675            0                        4,675
Other assets                                  5,166          944                        6,110

Total assets                               $401,106      $76,159                     $477,265

LIABILITIES
Deposits                                   $342,200      $59,336                     $401,536
Short-term borrowings                         7,158        2,571                        9,729
Federal Home Loan Bank borrowings                 0        6,000                        6,000
Other liabilities                             2,519          674                        3,193

Total liabilities                           351,877       68,581                      420,458

SHAREHOLDERS' EQUITY
Common stock                                     65          122     $(110)(a)             77
Capital surplus                              35,769        1,266       110             37,145
Net unrealized gain on
  securities available for sale                 888           24                          912
Retained earnings                            12,507        6,166                       18,673

Total shareholders' equity                   49,229        7,578         0             56,807

Total liabilities and
 shareholders' equity                      $401,106      $76,159     $   0           $477,265

(a) Reflects issuance of 1,172,475 shares of South Alabama Common Stock in exchange for the 121,500 shares outstanding of CNB and does not take into account the stock to be held pursuant to the Escrow Trust Agreement, which is immaterial.


      Pro Forma Combined Condensed Consolidated Statements of Income

     The following unaudited Pro Forma Combined Condensed Consolidated Statements of Income have been prepared giving effect to the Merger as if it had been completed, and the issuance of 1,172,745 shares of South Alabama
Common Stock occurred, on January 1 for each period ended June 30, 1998, presented on a pooling-of-interest accounting basis. No provision has been reflected for expenses related to the Merger, which are not expected to have a material impact on results of operations. This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of South Alabama, which are incorporated by reference in this Prospectus, and of CNB, which appear elsewhere in the Prospectus, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix C hereto.
This pro forma financial information is not necessarily indicative of the actual operating results that would have occurred had the Merger been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results.




Pro Forma Combined Condensed Consolidated Statement of Income (Unaudited)
(In Thousands Except Per Share Data)



                               Six Months Ended      Year Ended December 31,
                                June 30, 1998    ----------------------------
                                                   1997      1996      1995

Interest revenue                  $16,318        $30,897   $24,734   $22,778
Interest expense                    7,525         13,433    10,561     9,702

Net interest revenue                8,793         17,464    14,173    13,076
Provision for loan losses             116            396       308        78
Non-interest revenue                1,762          3,675     3,034     2,693
Non-interest expense                6,914         13,242    11,040    10,279

Income before income taxes          3,525          7,501     5,859     5,412
Income taxes                          969          1,996     1,733     1,646

Net income                        $ 2,556        $ 5,505   $ 4,126   $ 3,766

Basic earnings per share:         $   .34        $   .73   $   .69   $   .66

Diluted earnings per share:       $   .33        $   .73   $   .69   $   .66


                   COMPARATIVE MARKET PRICES AND DIVIDENDS
Market Prices

     South Alabama. The South Alabama Common Stock is traded in the over-the-counter market. Bid and asked prices (symbol "SABC") are quoted on NASDAQ. The high and low bid prices shown below, which have been adjusted for the Stock Split, represent inter-dealer prices without adjustment for retail mark-up, mark-down or commission and do not represent actual transactions. Trades have generally occurred in small lots, and the prices quoted are not necessarily indicative of the market value of a substantial block.

                              Closing Bid Prices Per Share
                              ----------------------------
                                    High          Low


1998
First Quarter                       $18.66        $14.00
Second Quarter                       19.33         15.08

1997
First Quarter                       $10.33        $ 8.33
Second Quarter                       12.00          8.67
Third Quarter                        14.33         10.83
Fourth Quarter                       16.17         13.17

1996
First Quarter                       $ 9.67        $ 8.67
Second Quarter                        9.67          8.63
Third Quarter                         9.67          8.67
Fourth Quarter                        9.67          8.33

          On June 8, 1998, the last business day prior to public announcement that South Alabama and CNB had agreed in principle to combine, and on August
4, 1998, the last business day prior to public announcement of the execution of the original Merger Agreement, the closing bid prices per share of South Alabama Common Stock, as reported on NASDAQ, were $18.00 and $19.00, respectively.

     South Alabama and CNB shareholders should obtain current market quotations for South Alabama Common Stock.

     CNB.      There has been no active or established public trading market for the Common Stock of CNB, and, accordingly, there is no published information with respect to market prices of CNB Common Stock. Management is aware that shares of CNB's Common Stock have been sold in private transactions ranging in prices of $54.55 to $65.00 per share during the past two years, although sales may have taken place of which, and at prices at which, management is unaware. The most recent sale of which management is aware occurred in October, 1997, when 75 shares were sold at a price of $65.00 per share. Such price may or may not reflect the market price of CNB Common Stock, and the Board of Directors of CNB makes no representation to that effect.

Dividends

     South Alabama declared regular quarterly cash dividends per share, as adjusted for the Stock Split, totaling $.21 in 1995, $.27 in 1996, and $.28 in 1997. In 1997, a special cash dividend of $.833, as adjusted for the Stock Split, was declared. During the past two years, CNB has declared cash dividends of $1.72 per share for 1996 and $1.87 per share for 1997. Future dividends on shares of South Alabama (assuming the Merger is consummated) or of both South Alabama and CNB (assuming the Merger is not consummated) will depend on their respective earnings, financial condition and other relevant factors, including governmental policies and regulations. See "Supervision, Regulation and Effects of Governmental Policy Bank Regulation."

                DESCRIPTION OF SOUTH ALABAMA CAPITAL STOCK

     South Alabama's Articles of Incorporation currently authorize the issuance of 10,000,000 shares of Common Stock, $0.01 par value, and up to 500,000 shares of preferred stock. As of the date of this Prospectus, 6,525,709 shares of South Alabama Common Stock are issued and outstanding, and no preferred stock has been issued. In addition, approximately 228,000 shares of South Alabama Common Stock are subject to acquisition through the exercise of options under South Alabama's Incentive Stock Option Plan. The capital stock of South Alabama does not represent or constitute a deposit account and is not insured by the FDIC, the BIF, the Savings Association Insurance Fund or any governmental agency.

     All of the South Alabama Common Stock outstanding is, and all South Alabama Common Stock to be issued in connection with the Merger will be, fully paid and non-assessable. No South Alabama Common Stock is subject to call.

     South Alabama Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the South Alabama Board of Directors may deem advisable, subject to such limitations as may be set forth in the law of the State of Alabama or in regulations or orders applicable to South Alabama and its subsidiaries. SATC is the Registrar and Transfer Agent for shares of South Alabama Common Stock.

     Holders of South Alabama Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the South Alabama Board of Directors. South Alabama has the right to, and may, from time to time, enter into borrowing arrangements or issue debt instruments the provisions of which may contain restrictions on payment of dividends or other distributions on South Alabama Common Stock. As of the date of this Prospectus, no such restrictions are in effect.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of South Alabama, after distribution in full of the preferential amounts, if any, to be distributed to holders of South Alabama's preferred stock, should any be issued, holders of South Alabama Common Stock will be entitled to receive all of the remaining assets of South Alabama of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of South Alabama Common Stock held. The South Alabama Board of Directors may distribute in kind to the holders of South Alabama Common Stock such remaining assets of South Alabama or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of South Alabama Common Stock. Neither the merger or consolidation of South Alabama into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of South Alabama of any class, shall be deemed to be a dissolution, liquidation or a winding-up of South Alabama for purposes of this paragraph.

     Because South Alabama is a holding company, its rights and the rights of its creditors and shareholders, including the holders of South Alabama Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that South Alabama itself may be a creditor having recognized claims against such subsidiary.

     Except as provided by law, each holder of South Alabama Common Stock shall have one vote on all matters voted upon by shareholders with respect to each share of South Alabama Common Stock held. Holders of South Alabama Common Stock do not have cumulative voting rights in the election of directors.

     Holders of South Alabama Common Stock are not entitled to preemptive rights with respect to any shares or other securities of South Alabama which may be issued.

     The South Alabama Articles of Incorporation permit the issuance of preferred stock in one or more series having such voting powers and other terms and conditions, as may be determined in the discretion of the South Alabama Board of Directors.

                 EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

     South Alabama is an Alabama corporation subject to the provisions of the ABCA. CNB is a national banking association subject to the provisions of the NBA. Shareholders of CNB, whose rights are governed by CNB's Articles of Association, Bylaws and the NBA, will, upon consummation of the Merger, become shareholders of South Alabama. The rights of such shareholders as shareholders of South Alabama will then be governed by South Alabama's Articles of Incorporation and Bylaws and by the ABCA.

     Except as set forth below, there are no material differences between the rights of a CNB shareholder under CNB's Articles of Association, Bylaws and the NBA, and the rights of a South Alabama shareholder under South Alabama's Articles of Incorporation, Bylaws and the ABCA. The following summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the ABCA and NBA and the Articles of Association or Articles of Incorporation, as the case may be, and Bylaws of CNB and South Alabama.

Authorized Capital Stock

     South Alabama's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of South Alabama Common Stock ($0.01 par value each), and 500,000 shares of preferred stock (no par value), of which 6,525,709 shares of South Alabama Common Stock were issued and outstanding as of October 26, 1998.

     CNB's Articles of Association authorize the issuance of up to 135,000 shares of CNB Common Stock ($1.00 par value each), of which 121,500 shares were issued and outstanding as of October 26, 1998.

Special Meetings of Shareholders

     South Alabama's Articles of Incorporation provide that special meetings of shareholders may be called for any purpose at any time by only (i) the Board of Directors; (ii) a majority of the members of the Board of Directors; or (iii) a committee of the Board which has been given such authority by the Board.

     Shareholders of CNB have the right to call special meetings of shareholders upon the written request of holders of at least 10 percent of the outstanding shares of CNB Common Stock.

Required Shareholder Votes

     South Alabama's Articles of Incorporation provide that the vote of 75% or more of the shares entitled to vote will be required to approve any merger or consolidation of South Alabama with or into any other "related" corporation or the sale, lease, exchange or other disposition of a substantial part (20%) of South Alabama's assets to such a related corporation, if the related corporation or its affiliates are the beneficial owners of 5% or more of the outstanding capital stock of South Alabama. The above 75% vote requirement does not apply if (i) a 75% vote of the directors is obtained or (ii) South Alabama owns 50% or more of the voting stock of such related corporation.

     The holders of CNB Common Stock are entitled to one vote per share on all matters, including the election of directors. CNB may effect a merger or consolidation, a sale of assets not in the regular course of business, or a dissolution pursuant to authority given by persons holding two-thirds of CNB's outstanding Common Stock.

Inspection of Shareholder List

     The ABCA requires that an Alabama corporation prepare an alphabetical list of shareholders entitled to notice of a shareholders meeting containing the address of and the number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given and continuing through the meeting at the corporation's principal office. Any shareholder, his or her agent, or attorney is entitled on written demand to inspect and, for a proper purpose, to copy the list during regular business hours and at his or her expense, during the period it is available for inspection.

     The NBA requires the President and Cashier of every national banking association to keep a full and correct list of the names and residences of all the shareholders in the association, and the number of shares held by each, in the office where its business is transacted. All shareholders and creditors of the association, and officers authorized to assess taxes under state authority, may inspect the list during business hours of each legal business day.

Action by Written Consent

     The ABCA provides that shareholders may take action without a meeting if consent in writing to such action is signed by all of the shareholders entitled to vote on the action, unless otherwise provided in the Articles of Incorporation. South Alabama's Articles of Incorporation prohibit shareholder action by unanimous written consent.

     The NBA does not provide for action by the written consent of a national banking association shareholder; however, the OCC has determined that shareholders of a national banking association may take action by written consent unless the subject matter to be considered specifically requires a meeting.

Cumulative Voting for Directors

     Shareholders of CNB are entitled to cumulative voting in the election of directors. This means that when electing directors, a shareholder shall have as many votes as the number of directors to be elected multiplied by the number of shares of record held by the shareholder. The shareholder may cast all these votes for one candidate, or distribute the votes among as many candidates as the shareholder chooses. South Alabama shareholders are not entitled to cumulative voting.

Amendment of Articles of Incorporation or Association

     South Alabama's Articles of Incorporation may be amended as permitted by the ABCA, but require a vote of the shareholders holding at least 75% of the stock to change any of those sections of its Articles of Incorporation relating to (i) mergers with related corporations, (ii) action by shareholders by written consent, (iii) calling of special meeting of the shareholders or (iv) nomination of a director for election at an annual meeting of the shareholders, provided, however, that this 75% vote requirement does not apply if the amendment in question receives the affirmative vote of not less than 75% of the directors.

     CNB's Articles of Association may be amended pursuant to a vote of at least two-thirds of the shares of CNB Common Stock outstanding.

Amendment of Bylaws

     South Alabama's Bylaws provide that they may be amended by majority vote at any regular or special meeting of the Board of Directors or the stockholders if notice of such amendment is included in notice of the meeting.

     CNB's Bylaws may be amended by majority vote of the directors of CNB.

Directors

     South Alabama's Articles of Incorporation provide that in order for a shareholder to nominate a director for election at an annual shareholders' meeting, such shareholder must give South Alabama's Secretary notice of such nomination no less than 30 and no more than 60 days prior to such meeting, unless such requirement is waived in advance of the meeting by the Board of Directors. Neither South Alabama's Articles of Incorporation nor Bylaws require directors to be shareholders of South Alabama. South Alabama's Bylaws provide that the number of directors shall be between three and twenty-five, inclusive, and shall be set by the directors within that range.

     The Board of Directors of CNB consists of not fewer than five nor more than twenty-five directors with the exact number determined from time to time by the shareholders of CNB. Directors must also be shareholders. Vacancies on the Board of Directors may be filled by majority vote of the Board of Directors or by the shareholders.

Director Liability

     South Alabama's Articles of Incorporation contain a provision which limits, to the extent permitted by the ABCA, the liability of South Alabama directors for action or inaction as a director.

     CNB's Articles of Association do not contain any provision limiting the liability of directors.

Effect of the Merger on CNB Shareholders

     As of October 26, 1998, CNB had 184 shareholders of record and 121,500 outstanding shares of Common Stock. As of October 26, 1998, South Alabama had 6,525,709 shares of South Alabama Common Stock outstanding with 823 stockholders of record.

     Assuming that no dissenters' rights of appraisal are exercised in the Merger, and a Market Value of South Alabama Common Stock of $15.33 at the Effective Time (which was the effective average Market Value during the preceding 20 trading days calculated as of October 26, 1998), an aggregate amount of 1,188,270 shares (including Escrow Shares) of South Alabama Common Stock would be issued to the shareholders of CNB and the Escrow Agent pursuant to the Merger. These shares would represent approximately 15.40% of the total shares of South Alabama Common Stock outstanding after the Merger.

     The issuance of South Alabama Common Stock pursuant to the Merger will reduce the percentage interest of South Alabama Common Stock currently held by each principal stockholder and each director and officer of South Alabama. Based upon the foregoing assumptions, as a group, the directors and officers of South Alabama, who own approximately 28.28% of South Alabama's outstanding shares, would own approximately 23.93% after the Merger.


                  CNB MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and financial information are presented to aid in an understanding of the current financial position and results of operations of CNB and should be read in conjunction with the Financial Statements and Notes thereto included herein. The emphasis of this discussion will be on the years 1997, 1996, 1995, 1994 and 1993. All yields presented and discussed herein are based on the cash basis and not on the tax-equivalent basis.

     This discussion contains certain forward looking statements with respect to the financial condition, results of operation and business of CNB related to, among other things:

     (a) trends or uncertainties which will impact future operating results, liquidity and capital resources, and the relationship between those trends or uncertainties and nonperforming loans and other loans;

     (b) the effect of the market s perception of future inflation and real returns and the monetary policies of the Federal Reserve Board on short and long term interest rates; and

     (c) the effect of interest rate changes on liquidity and interest rate sensitivity management.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:

     (a)  CNB encounters difficulty in integrating with the operations of SAB;
          and

     (b) general economic conditions, either nationally or in Alabama, are less favorable than expected.

     At December 31, 1997, CNB had total assets of approximately $68.0 million and operated two banking locations in Marengo County. CNB's sole business is banking; therefore, loans and investments are the principal sources of income.

FINANCIAL CONDITION

     From 1993 to 1997 CNB experienced slow but steady growth in average assets. Average net loans, however, grew from $29.8 million in 1993 to $45.2 million in 1997, an increase of $15.4 million or 51.7%. The loan growth from 1993 to 1997 was funded by a $6.0 million increase in deposits and a $5.3 million reduction in investment securities. Additionally, short-term borrowings increased by $801 thousand, and average shareholder's equity increased $2.0 million. Long-term debt in 1997 consisted of Federal Home Loan Bank borrowings.


Average Assets and Liabilities
Distribution of Average Assets, Liabilities and Shareholders' Equity (1)
(In Thousands)


                                             1997      1996      1995      1994      1993
Average Assets:
  Cash and non-interest bearing deposits   $ 2,417   $ 2,594   $ 2,660   $ 2,480   $ 2,262
  Federal funds sold                           655     1,261       771       268       923
  Investment securities                     15,005    16,309    16,683    19,004    20,296
  Loans, net                                45,196    40,412    36,915    33,424    29,790
  Premises and equipment, net                1,524     1,518     1,588     1,582     1,613
  Other assets                                 849     1,029     1,345       928       745

      Average Total Assets                 $65,646   $63,123   $59,962   $57,686   $55,629

Average Liabilities:
  Non-interest bearing demand deposits     $ 6,676   $ 7,509   $ 6,708   $ 7,221   $ 7,275
  Interest bearing demand deposits          10,318     9,540    12,016    13,794    12,038
  Savings deposits                           5,354     5,215     4,823     4,756     4,239
  Time deposits                             34,113    33,211    29,298    25,452    26,876

      Total Deposits                        56,461    55,475    52,845    51,223    50,428

Short-term borrowings                          801       728       768       883         0
Long term debt                               1,074         0         0         0         0
Other liabilities                              434       382       385       360       319
  Shareholders' equity                       6,876     6,538     5,964     5,220     4,882
      Average Total Liabilities and
      Shareholders  Equity                 $65,646   $63,123   $59,962   $57,686   $55,629


     (1) Averages for 1996, 1995, 1994 and 1993 are month-end averages.

      CNB carried no foreign loans or deposits in any of the periods shown.

Loans

     Total loans at December 31, 1997, were $48.2 million compared to $43.5 million at December 31, 1996, an increase of $4.8 million or 11.0%. Loan demand in CNB's market was strong in 1996 and 1997. At December 31, 1997, commercial, financial and agricultural loans represented 27.5%, real estate represented 47.0%, and consumer loans represented 25.5% of total loans, respectively.

     Of the commercial, financial and agricultural loans and real estate loans outstanding at year-end 1997, $11.0 million or 22.9% of total loans may be repriced within one year either because they mature or because they contain
variable rate arrangements.   Of total loans in these categories maturing
after one year, $24.5 million or 50.7% of total loans have a fixed interest rate.

     The table below shows the classification of loans by major category at December 31, 1997 and 1996. The second table depicts maturities of selected loan categories and the interest rate structure for such loans maturing after one year.



Distribution of Loans by Category
(In Thousands)

                                                        December 31,
                                                   1997            1996


Commercial, financial and agricultural             $13,250         $11,492
Real estate - construction                             644           1,197
Real estate - mortgage                              22,049          18,545
Consumer                                            12,302          12,249
Total Loans                                         48,245          43,483
Less unearned loan income                             (134)           (490)
Allowance for loan losses                             (481)           (473)

    Net Loans                                      $47,630         $42,520

Selected Loans by Type and Maturity
(In Thousands)

                                                     December 31, 1997
                                         ---------------------------------------------
                                                        Maturing
                                         ---------------------------------------------
                                                     After One
                                         Within      But Within   After
                                         One  Year   Five Years   Five Years   Total

Commercial, financial and agricultural   $ 6,885     $ 6,365      $  0         $13,250
Real estate - Construction                   644           0         0             644
Real Estate - Mortgage                     3,508      17,836       705          22,049
 Total                                   $11,037     $24,201      $705         $35,943

Loans maturing after one year with:
 Fixed interest rates                                $23,756      $705
 Floating interest rates                                 445         0

     CNB's rollover/renewal policy consists of a reevaluation of maturing loans to determine whether such loans will be renewed (or rolled over) and, if so, at what amount, rate and maturity.

Investment Securities

     Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities requires that only debt securities as to which CNB has the positive intent and ability to hold to maturity be classified as to be held-to-maturity and reported at amortized cost; all other debt securities are reported at fair value. SFAS No. 115 further requires that unrealized gains and losses on securities classified as trading account assets be recognized in current operations. Securities not classified as to be held-to-maturity or trading are classified as available-for-sale, and the related unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized.

     Investment securities not classified as available-for-sale or trading are carried at cost, adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted to operations using the straight line method, adjusted to prepayments as applicable. Management has the intent and CNB has the ability to hold these assets as long-term investments until their estimated maturities.

     Securities within the "available for sale" portfolio may be used as part of CNB's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or similar economic factors. The specific identification method is used to compute gains or losses on the sale of these assets.

     The maturities and weighted average yields of investment securities and securities held for sale at December 31, 1997, are presented in the following table using the average stated contractual maturities. The average stated contractual maturities may differ from the average expected life, because borrowers may have the right to call or prepay obligations. Taxable equivalent adjustments, using a 37% tax rate, have been made when calculating yields on tax-exempt obligations. For purposes of the following table, securities available for sale are shown at amortized cost.


Maturity Distribution of Investment Securities
(Dollars in Thousands)



                                                 December 31, 1997 Maturity
                                   -----------------------------------------------------------------------------------------


                                                     After one but     After five but
                                   Within one        within            within ten
                                   year              five years        years              After ten years     Total
                                   -------------     -------------     --------------     ---------------     -------------
                                   Amount  Yield     Amount  Yield     Amount  Yield      Amount  Yield       Amount  Yield

Available for Sale
U.S. Government Agencies                             $  500  4.67%     $1,903  4.43%      $4,039  6.11%       $ 6,442  5.50%
State and Political Subdivisions   $230    9.82%        958  8.75       1,561  8.25        5,482  7.88          8,231  8.11
Other investments                                       129  9.92                            267  7.25            396  8.12

Total                              $230    9.82%     $1,587  7.56%     $3,464  6.15%      $9,788  7.13%       $15,069  6.99%

Book Value of Available for Sale Securities
(In Thousands)


                                          December 31,
                                       1997        1996


U.S. Government Agencies               $ 6,078      $ 7,947
State and Political Subdivisions         8,576        7,830
Other Investments                          402          375

Total                                  $15,056      $16,152

Deposits and Short-Term Borrowings

     The deposit base at CNB remained relatively stable during the years 1993 through 1997, with an average growth of 2.4% per year experienced. The decrease in average interest bearing demand deposits of $2.5 million from 1995 to 1996 resulted from the loss of certain public funds which are traditionally rotated among several financial institutions in CNB's market.

Average Deposits
(Dollars in Millions)




                                                                Average for the Year
                                       ---------------------------------------------------------------------
                                                 1997                    1996                    1995
                                       ---------------------   ---------------------   ---------------------
                                       Average       Average   Average       Average   Average       Average
                                       Amount        Rate      Amount        Rate      Amount        Rate
                                       Outstanding   Paid      Outstanding   Paid      Outstanding   Paid


Non-interest bearing demand deposits   $ 6.7         N/A       $ 7.5         N/A       $ 6.7         N/A
Interest bearing demand deposits        10.3         3.64%       9.5         3.44%      12.0         3.61%
Savings deposits                         5.4         3.23        5.2         3.47        4.8         3.48
Time deposits                           34.1         5.51       33.3         5.71       29.3         5.70
  Total average deposits               $56.5                   $55.5                   $52.8

     The following table reflects maturities of time deposits of $100,000 or more at December 31, 1997. These time deposits include both certificates of deposit and time deposit open accounts. Deposits of $13.3 million in this category represented 23.4% of total deposits at year-end 1997. Management does not actively pursue these deposits as a means to fund interest earning assets, and as a result, rates paid on these deposits do not differ from rates paid on smaller denomination certificates of deposit.

Maturities of Time Deposits of $100,000 or More
(In Millions)



                            At December 31, 1997
                    -------------------------------------------------
                    Under                            Over
                    3          3-6        3-12       12
                    Months     Months     Months     Months     Total

                    $3.8       $0.0       $5.5       $4.0       $13.3

Short-Term Borrowings
(Dollars in Thousands)

                                      1997                             1996                             1995
                          ------------------------------   ------------------------------   ------------------------------
                                      Average   Weighted               Average   Weighted               Average   Weighted
                          Maximum     Balance   Average    Maximum     Balance   Average    Maximum     Balance   Average
                          Month-end   During    Interest   Month-end   During    Interest   Month-end   During    Interest
                          Balance     Year      Rate       Balance     Year      Rate       Balance     Year      Rate

Federal funds purchased   $2,529      $519       6.55%     $1,600      $187      5.35%      $  669      $281      7.12%
Other                        658       282       3.90         736       541      2.22        1,500       487      2.67

Total short-term
 borrowings                           $801       5.62%                 $728      3.02%                  $768      4.30%

Asset/Liability Management

     Effective asset/liability management requires an analysis of liquidity and interest rate risk factors. Decisions relating to the structure of the balance sheet are made after management considers the impact on current and future liquidity needs as well as the effect on the interest rate sensitivity gap.

     CNB's primary market risk is its exposure to interest rate changes. Interest rate risk management strategies are designed to optimize net interest income while minimizing fluctuations caused by changes in the interest rate environment. It is through these strategies that CNB seeks to manage the maturity and repricing characteristics of its balance sheet.

     The modeling techniques used by CNB simulate net interest income and impact on fair values under various rate scenarios. Important elements of these techniques include the mix of floating versus fixed rate assets and liabilities, and the scheduled, as well as expected, repricing and maturing volumes and rates of the existing balance sheet. Under a scenario simulating a hypothetical 100 basis point increase applied to all interest earning assets and interest-bearing liabilities, CNB would expect a net loss in fair value of the underlying instruments of $173,000. This hypothetical loss is not a precise indicator of future events. Instead, it is a reasonable estimate of the results anticipated if the assumptions used in the modeling techniques were to occur.

Liquidity

     Liquidity represents the ability of a bank to meet loan commitments as well as deposit withdrawals. Liquidity is derived from both the asset side and liability side of the balance sheet. On the asset side, liquidity is provided by marketable investment securities, maturing loans, federal funds sold and cash and cash equivalents. On the liability side, liquidity is provided by a stable base of core deposits. Additionally, CNB has federal funds lines of credit available if needed.

Interest Rate Sensitivity

     By monitoring CNB's interest rate sensitivity, management attempts to maintain a desired balance between the growth of net interest revenue and the risks that might result from significant changes in interest rates in the market. One tool for measurement of this risk is gap analysis, whereby the repricing of assets and liabilities are matched across certain time frames.
The interest sensitivity analysis presented in the table below is based on this type of gap analysis, which assumes that rates earned on interest earning assets and rates paid on interest bearing liabilities will move simultaneously in the same direction and to the same extent. However, the rates associated with these assets and liabilities actually change at different times and in varying amounts. Management must consider various interest rate scenarios in order to make the decisions which will maximize net interest revenue and maintain the desired range of interest rate risk.

     The Interest Sensitivity Analysis table below shows a cumulative one year net liability sensitive position of $9.9 million at December 31, 1997. This negative gap position indicates that in a rising rate environment CNB would experience a narrowing of its net interest revenue as interest rates paid on liabilities would increase faster than rates earned on interest earning assets. Conversely, the table would indicate that in a falling rate environment, CNB would experience a widening of the net interest margin.

Interest Sensitivity Analysis
(Dollars in Thousands)

                                                 December 31, 1997
                                       --------------------------------------
                                       Interest Sensitive Within (Cumulative)     Non-Interest
                                                                                  Sensitive
                                       3 months     3-12 months     1-5 years     Within 5 years     Total

EARNING ASSETS
Loans(1)                               $ 4,216      $13,404         $45,617       $ 2,629            $48,246
Unearned Income                              0            0               0          (134)              (134)
Less allowance for loan losses               0            0               0          (482)              (482)
Net loans                                4,216       13,404          45,617         2,013             47,630
Investment securities                      980        4,478           5,723         9,333             15,056
Federal funds sold and resale
 agreements                              1,000        1,000           1,000             0              1,000

Total earning assets                    $ 6,196     $18,882         $52,340       $11,346            $63,686

LIABILITIES
Non-Interest bearing demand deposits    $     0     $     0         $     0       $ 6,197            $ 6,197
Interest bearing demand deposits (2)      3,620       3,620           3,620         6,530             10,150
Savings deposits (2)                          0           0               0         5,102              5,102
Large denomination time deposits          3,823       9,256          13,295             0             13,295
Other time deposits                       3,881      15,594          22,070             0             22,070
Short-term borrowing                        311         311             311             0                311
Long-term debt                                0           0           2,500             0              2,500

Total interest bearing liabilities      $11,635     $28,781         $41,796       $17,829            $59,625

Interest sensitivity gap                $(5,439)    $(9,899)        $10,544
Earning assets/Interest bearing
 liabilities                                .53         .66            1.25
Interest sensitivity gap/Earning
 assets                                    (.88)       (.52)            .20
______________________
     (1)  Non-accrual loans are included in the "Non-Interest Sensitive
          Within 5 years" category.
     (2)  Certain types of savings and Now Accounts are included in the
          "Non-Interest Sensitive Within 5 Years" category. In Management's opinion these liabilities do not reprice in the same proportions as rate sensitive assets, as they are not responsive to general interest rate changes in the economy.

Capital Resources

     The Federal Reserve and the FDIC require that bank holding companies and banks have a minimum of Tier I capital equal to not less than 4% of risk adjusted assets and total capital equal to not less than 8% of risk adjusted assets. Tier I capital consists of common shareholders' equity. Tier II capital includes reserves for loan losses up to 1.25% of risk adjusted assets. CNB's Tier I capital was $7.3 million at December 31, 1997, and total (Tier I plus Tier II) capital was $7.8 million at December 31, 1997. Tier I and total capital ratios were 17.10% and 18.23%, respectively at December 31, 1997.
Both ratios were well above the regulatory minimums.

Risk-Based Capital
(Dollars in Thousands)

                                                        December 31,
                                                     1997          1996


Tier I capital
  Realized common shareholders  equity               $ 7,297       $ 6,747
Tier II capital
  Allowable portion of the allowance for
     loan losses                                         481           472

     Total capital (Tier I and Tier II)              $ 7,778       $ 7,219

Risk-adjusted assets                                 $42,667       $39,291
Quarterly average assets                              68,308        63,920
Risk-adjusted capital ratios:
  Tier I capital                                       17.10%        17.17%
  Total capital (Tier I and Tier II)                   18.23%        18.37%

Minimum risk-based capital guidelines
   Tier I capital                                       4.00%         4.00%
   Total capital (Tier I and Tier II)                   8.00%         8.00%

Tier I leverage ratio                                  10.68%        10.56%

RESULTS OF OPERATIONS

Net Interest Revenue

     Net interest revenue increased 3.7% in 1996 compared to 1995 and 4.1% in 1997 compared to 1996. The net yield on interest earning assets declined from 4.79% in 1995 to 4.63% in 1996 and then to 4.59% in 1997; however, increased volume in loans, the largest and highest yielding component of interest earning assets at CNB, accounted for the increase in net interest revenue. The 16 basis point decrease in 1996 compared to 1995 was caused by lower rates earned on taxable investment securities and on loans. Interest rates in the economy began to decline in 1995 and then remained relatively stable during 1996 and 1997. Rates earned on interest earning assets and rates paid on interest bearing liabilities in 1997 compared to 1996 declined 5 basis points and 9 basis points, respectively.

     Presented below is an analysis of net interest income, weighted average yields on earning assets and weighted average rates paid on interest bearing liabilities for the past three years. In order to facilitate comparisons, federally tax-exempt interest on obligations of state and local governments and on industrial revenue bonds has been reflected on a fully taxable equivalent basis, assuming a tax rate of 37%.



Net Interest Revenue
(Dollars in Thousands)



                                             1997                               1996                              1995
                                 -------------------------------   -----------------------------    ------------------------------
                                 Average      Average   Interest   Average      Average  Interest   Average      Average  Interest
                                 Amount       Rate/     Earned/    Amount       Rate/    Earned/    Amount       Rate/    Earned/
                                 Outstanding  Yield     Paid       Outstanding  Yield    Paid       Outstanding  Yield    Paid

Interest earning assets
  Taxable securities             $ 7,731      6.33%     $  489     $ 9,406      6.27%    $  590     $ 9,406      7.07%    $  665
  Non-taxable securities           7,274      5.80         422       6,903      5.97        412       7,277      5.90        429
Total securities                  15,005      6.07         911      16,309      6.14      1,002      16,683      6.56      1,094
Loans                             45,663      9.10       4,157      40,912      9.39      3,843      37,501      9.47      3,551
Federal funds sold                   655      5.19          34       1,261      4.12         52         771      5.19         40
Deposits                               0      0.00           0           0      0.00          0           0      0.00          0
Total interest earning assets     61,323      8.32       5,102      58,482      8.37      4,897      54,955      8.53      4,685

Non-interest earning assets:
  Cash and due from banks          2,417                             2,594                            2,660
  Premises and equipment, net      1,524                             1,518                            1,588
  Other real estate                    0                                 0                                0
  Deferred tax asset                 163                               135                              387
  Other assets                       686                               894                              958
  Allowance for loan losses         (467)                             (500)                            (586)

  Total                          $65,646                           $63,123                          $59,962





Interest bearing liabilities
   Interest bearing demand
    deposits                     $10,318      3.64%     $  376     $ 9,540      3.44%    $  328     $12,016      3.61%    $  434
   Savings deposits                5,354      3.23         173       5,215      3.47        181       4,823      3.48        168
   Time deposits                  34,113      5.51       1,881      33,211      5.71      1,898      29,298      5.70      1,670
   Short-term borrowing              801      5.62          45         728      3.02         22         768      4.30         33
   Long-term debt                  1,074      5.40          58           0      0.00          0           0      0.00          0
Total interest bearing
 liabilities                      51,660      4.90       2,533      48,694      4.99      2,429      46,905      4.91      2,305

Non-interest bearing liabilities
  Demand deposits                  6,676                             7,509                            6,708
  Other                              434                               382                              385

Total non-interest bearing
 liabilities                       7,110                             7,891                            7,093

Shareholders' equity               6,876                             6,538                            5,964

  Total                          $65,646                           $63,123                          $59,962

   Net Interest Revenue                       3.42      $2,569                  3.38     $2,468                  3.62     $2,380

Net yield on interest earning
 assets (tax equivalent)                      4.19                              4.22                             4.33
Tax equivalent adjustment                     0.40                              0.41                             0.46
Net yield on interest earning assets          4.59%                             4.63%                            4.79%
_______________________
     (1)  Loans classified as non-accruing are included in the average volume classification.  Loan fees for all years shown are included in the interest amounts for loans.

     The following table reflects the sources of interest income and expense between 1996 and 1995 and between 1997 and 1996. The variances resulting from changes in interest rates and the variances resulting from changes in volume are shown.

Analysis of Taxable -Equivalent Interest Increases (Decreases)
(Dollars In Thousands)



                              1997 Change From 1996         1996 Change From 1995
                             ----------------------         -------------------------
                                         Due to(1)                   Due to (1)
                                      -------------                -------------------
                             Amount   Volume   Rate       Amount   Volume   Rate

Interest Revenue
Taxable securities           $(101)   $(105)   $   4      $ (75)   $   0    $ (75)
Non-taxable securities          16       35      (19)       (27)     (35)       8

Total securities               (85)     (70)     (15)      (102)     (35)     (67)
Total loans                    314      443     (129)       292      323      (31)
Federal funds sold             (18)     (26)       8         12       23      (11)

  Total                        211      347     (136)       202      311     (109)

Interest Expense
Interest bearing demand
 deposits                       48       27       21       (106)     (89)     (17)
Savings deposits                (8)       5      (13)        13       14       (1)
Other time deposits            (17)      50      (67)       228      223        5
Short-term borrowing            23        4       19        (11)      (1)     (10)
Long term debt                  58       29       29          0        0        0

 Total                         104      115      (11)       124      147      (23)

Net interest revenue         $ 107    $ 232    $(125)     $  78    $ 164    $ (86)


     (1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change in each.

Provision for Loan Losses and Allowance for Loan Losses

     Throughout the year management estimates the level of losses inherent in the portfolio to determine whether the allowance for loan losses is adequate to absorb losses in the existing portfolio. The allowance for loan losses is a valuation allowance which quantifies this estimate. Management's judgment as to the amount of anticipated losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets due to economic, operating or other conditions beyond CNB s control. Certain loans collateralized by real estate considered by management to be in-substance foreclosures are recorded at the lower of the recorded investment in the loan or the fair value of the underlying collateral.

     While it is possible that in particular periods CNB may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb estimated losses which may exist in the current loan portfolio.

     Management reviews the loan portfolio and determines the adequacy of the allowance at each quarter end. Appropriate adjustments to the allowance are made through the provision for loan losses.

     The table below sets forth certain information with respect to CNB's average loans, allowance for loan losses, charge-offs and recoveries for the three years ended December 31, 1997.


Summary of Loan Loss Experience
(Dollars in Thousands)




                                                    Year Ended December 31,
                                                 1997        1996        1995
Allowance for loan losses-
  balance at beginning of period              $   473     $   524     $   621

Charge-offs:
   Commercial, financial and agricultural         112          59          77
   Real estate - construction                       0           0           0
   Real estate - mortgage                           0           9          21
   Installment                                     90          93          77

Total charge-offs                                 202         161         175

Recoveries:
  Commercial, financial and agricultural           67          67          23
  Real estate - construction                        0           0           0
  Real estate - mortgage                            0           0          15
  Installment                                      21          33          40

Total recoveries                                   88         100          78

Net charge-offs                                   114          61          97

Addition to allowance charged to
  operating expense                               123          10           0

Allowance for loan losses-
  balance at end of period                    $   482     $   473     $   524

Loans at end of period, net of
  unearned income                             $48,111     $42,993     $38,702
Ratio of ending allowance to ending loans        1.00%       1.10%       1.35%
Average loans, net of unearned income         $45,663     $40,912     $37,501
Ratio of net charge-offs to average loans        0.25%       0.15%       0.26%

Net charge offs in 1996 were $61 thousand compared to $97 thousand in 1995, a result of lower charge offs and higher recoveries in 1996. In 1997, recoveries decreased from 1996, while charge-offs increased to $202 thousand. The increase occurred in the commercial, financial and agricultural category and was the result of several unforeseen bankruptcies. The ratio of ending allowance to ending loans declined from 1.35% at year-end 1995 to 1.00% at year-end 1997. The decline was caused primarily by the increase in loan volume during this period; however, the allowance also declined. In 1997, $123 thousand was added to the allowance, a result of the increased charge-offs and the increased loan volume.

NON-PERFORMING ASSETS

     Non-performing assets are loans on a non-accrual basis, accruing loans 90 days or more past due, renegotiated loans and other real estate owned. Total non-performing assets as a percent of loans and other real estate owned at year-end 1997 was .06% compared to .55 % at year-end 1996. Both loans on non-accrual and accruing loans 90 days or more past due were significantly reduced.

     In accordance with regulatory standards, loans are classified as non-accrual when the collection of principal or interest is 90 days or more past due or when, in management's judgment, such principal or interest will not be collectible in the ordinary course of business, unless in the opinion of management the loan is both adequately secured and in the process of collection.

     Not included as non-performing assets are loans totaling $1.6 million at December 31, 1997 as to which management has concerns about the ability of the borrowers to comply with present repayment terms. These credits were considered in determining the adequacy of the allowance for possible loan losses and, while current, are regularly monitored for changes within a particular industry or general economic trends which could cause the borrowers severe financial difficulties. Management does not expect a loss in any of these loans.

The table below sets forth certain information with respect to accruing loans 90 days or more past due, loans on non-accrual, renegotiated loans and other real estate owned.



Summary of Non-Performing Assets
(In Thousands)

                                                               December 31,
                                                      ---------------------------
                                                      1997       1996        1995

Accruing loans 90 days or more past due               $ 9        $125        $ 69
Loans on non-accrual                                   21         113           0
Renegotiated loans                                      0           0           0

Total non-performing loans                             30         238          69
Other real estate owned                                 0           0          85

Total Non-performing assets                           $30        $238        $154

Loans 90 days or more past due as a percent of loans   0.02%      0.29%       0.18%

Total non-performing loans as a percent of loans       0.06%      0.55%       0.18%

Total non-performing assets as a percent of loans
and other real estate owned                            0.06%      0.55%       0.40%

Non-Interest Revenue and Non-Interest Expense

     Service charges on deposit accounts were relatively unchanged from 1995 to 1997. Security gains/losses over the three year period reflect slight repositioning of the investment portfolio. Other revenue reflected a 45.0% decline in 1996 compared to 1995 because of accounting reclassifications in 1996. All categories of non-interest expense in the years 1995, 1996 and 1997 reflected little change except that furniture and equipment expenses increased in 1997 to $131 thousand from $94 thousand in 1996, and this increase resulted from the purchase of a new computer and related software.

Non-Interest Revenue
(In Thousands)
                                        Year Ended December 31,
                                        -----------------------
                                        1997     1996     1995

Service charges on deposit accounts     $352     $357     $343
Security gains (losses)                   14       18      (21)
Other revenue                            106       70      127

Total                                   $472     $445     $449

Non-Interest Expense
(In Thousands)
                                           Year Ended December 31,
                                        ----------------------------
                                          1997       1996       1995

Salaries                                $  729     $  712     $  717
Pension and other employee benefits        241        247        243
Net occupancy expenses                     131        141        133
Furniture and equipment expenses           131         94         85
Other expenses                             683        690        655

Total                                   $1,915     $1,884     $1,833


Income Taxes and Other Issues

     Income tax expense was $226 thousand in 1997 compared to $247 thousand and $236 thousand, respectively, in 1996 and 1995.

     Because CNB's assets and liabilities are essentially monetary in nature, the effect of inflation on CNB's assets differs greatly from that of most commercial and industrial companies. Inflation can have an impact on the growth of total assets in the banking industry and the resulting need to increase capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also can have a significant effect on other expenses, which tend to rise during periods of general inflation. Management believes, however, that CNB's financial results are influenced more by its ability to react to changes in interest rates than by inflation.

Year 2000 Compliance

     CNB has conducted its own internal work regarding Year 2000 and is in the process of testing for compliance. It is also upgrading its mainframe computer and expects to be Year 2000 compliant by the end of 1998. To date, CNB has spent approximately $15,000 and expects to incur approximately $5,000 in additional expense for this purpose.

     CNB is in the process of identifying its current loan customers for the potential risk presented by these customers and their strategies for addressing the Year 2000 issue. For this purpose, commercial loan customers with loan amounts of $50,000 and higher are being reviewed and contacted by CNB for purposes of evaluating the risks presented by Year 2000.

     CNB believes it has an adequate plan in place to address the Year 2000 issue, and the final outcome is not anticipated to have a material adverse effect on the results of operations of the financial condition of CNB.

     Except as discussed in this Management's Discussion and Analysis, management is not aware of trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the liquidity, capital resources or operations of CNB. Management is not aware of any current recommendations by regulatory authorities which, if they were implemented, would have such an effect.

FIRST SIX MONTHS OF 1998

Financial Condition

     Total assets at June 30, 1998, were $76.2 million compared to $65.0 million at June 30, 1997. Total deposits grew $3.9 million from $55.4 million to $59.3 million. The increase in deposits combined with increases of $2.1 million and $4.6 million in federal funds purchased and Federal Home
Loan Bank borrowings, respectively, were used to fund an increase of $6.1 million in investment securities and an increase of $4.1 million in loans.

Results of Operation

     Net income for the first six months of 1998 was $388 thousand compared to $375 thousand during the same period in 1997. Net interest income grew 2.3%, primarily from increased volume. Non-interest income decreased $27 thousand in the first six months in 1998 compared to the same period in 1997, a result of lower overdraft charges. Non-interest expense increased 3.9%, or $36 thousand, with most of the increase resulting from normal merit increases in salaries.

Loan Loss Experience and Non-Performing Assets

     The allowance for loan losses at June 30, 1998, and at June 30, 1997, was, in management's opinion, adequate. Additions to the allowance through the provision are made after an analysis of the portfolio considering past experience, size of the portfolio and current economic conditions. A summary of the activity in the allowance for loan losses for the six month period ending June 30, 1998, and June 30, 1997, are presented below.




Summary of Non-Performing Assets
(Dollars in Thousand)
                                                           June 30,  1998

Accruing loans 90 days or more past due                        $ 38
Loans on non-accrual                                            169
Renegotiated loans                                                0

 Total non-performing loans                                     207
Other real estate owned                                           0

     Total non-performing assets                               $207

Loans 90 days or more past due as a percent of loans            .08%
Total non-performing loans as a percent of loans                .41%
Total non-performing assets as a percent of loans and
   other real estate owned                                      .41%

Total non-performing assets increased to $207 thousand on June 30, 1998, from $30 thousand at year-end 1997. Most of the increase occurred in loans on non-accrual. Consequently, total non-performing loans as a percent of loans increased to .41% at June 30, 1998, compared to .06% at December 31, 1997.

Summary of Loan Loss Experience
(In Thousands)
                                                  Six Months Ended
                                           ------------------------------
                                           June 30, 1998    June 30, 1997


Allowance for loan losses -
 balance at beginning of period                 $ 482            $ 473
Charge-Offs                                       (83)            (108)
Recoveries                                         90               25
Addition to allowance charged to
  operating expense                                18               63

Balance at end of period                        $ 507            $ 453

 BUSINESS OF CNB

     CNB is a national banking association organized under the laws of the United States of America. CNB provides community banking services in and around Demopolis, Alabama. At June 30, 1998, CNB had total assets of approximately $76.2 million, total deposits of approximately $59.3 million and total shareholders' equity of approximately $7.6 million.

Bank Activities

     CNB's business consists of: (i) the acceptance of demand, savings and other time deposits; (ii) the making of loans to individuals, businesses and institutions; (iii) investment of excess funds in U.S. Treasury and agency obligations and state, county and municipal bonds and through the sale of federal funds; and (iv) other miscellaneous financial services usually provided to customers by commercial banks. CNB offers commercial lending services, including lines of credit, revolving credit, term loans, real estate loans and other forms of secured financing. CNB also offers installment and other personal loans, home improvement loans, automobile loans, boat loans and other consumer financing, safe deposit services and mortgage loans. CNB extends credit to its customers located primarily within the market area of Marengo County. Although real estate is taken as collateral on the majority of loans in its portfolio, real estate is generally a secondary source of repayment after the credit-worthiness of the borrower. The lack of a broad base of borrowers and diverse sources of income could lead to industry concentration in timber related businesses. See "CNB Management's Discussion and Analysis" for a more complete discussion of CNB's business.

Properties

     CNB 's principal location is at 201 North Main Street in Demopolis. CNB's main office at this location is a one story building with approximately 7,040 square feet.

     CNB operates one branch in addition to its main office.  This branch is
located at the intersection of Highway 80 and Highway 43 in Demopolis.   Both
of CNB's offices have drive-in tellers, and CNB operates an automatic teller machine at its branch and two other free standing automatic teller machines in Demopolis.

Competition

     CNB is one of two independent banks located in Demopolis. One of Alabama's state wide banks operates a branch in Demopolis. Management of CNB understands that an additional bank plans to open a branch in Demopolis in the near future. CNB encounters vigorous competition from these institutions for, among other things, new deposits, loans, savings deposits, certificates of deposit, interest bearing accounts and other banking and financial services. Demopolis is in Marengo County, which has a population of approximately
23,000.

Management

     The Merger Agreement provides that two directors of CNB, including the Chairman of the Board, will become directors of South Alabama, and one executive officer of CNB will become an executive officer of South Alabama. A.G. Westbrook, as the Chairman of the Board of CNB, will become a director of South Alabama. J. Olen Kerby, Jr., will become an executive officer of South Alabama. Richard S. Manley will become a director of South Alabama. The following table sets forth certain information with respect to the directors and executive officers of CNB as of the date of this Prospectus.



Name, Age and Year              Position with                     Principal Occupation
Became Director or Officer      the Bank                          for Last Five Years

Austin A. Caldwell, 71          Director                          Mayor, City of Demopolis
1969

Hubbard H. Harvey, 71           Director                          Attorney
1967

Harold Johnson, 66              Director                          Owner, Johnson Tire, Inc. and Rentals, Inc.
1985

Meador Jones, Jr., 52           Director, Senior Vice President   Senior Vice President,
1993                                                              The Commercial National Bank of Demopolis

J. Olen Kerby, Jr., 43          Director, President and CEO       President and CEO,
1993                                                              The Commercial National Bank of Demopolis
Director,

Richard S. Manley, 65           Director                          Attorney
1989

Charles L. Mayton, 72           Director                          Retired
1977

W.H. Traeger, Jr., 69           Director                          Retired
1985

Mem S. Webb, 55                 Director                          Owner, Webb Realty
1992

A.G. Westbrook, 68              Director, Chairman of the Board   Retired (formerly President of
1968                                                              The Commercial National Bank of Demopolis)

     Non-employee Directors of CNB are paid monthly director fees. The basic monthly fee is $550 for each non-employee director. Additional fees are paid to the Chairman of the Board and to members of the loan compliance committee and the audit committees. The total monthly fees paid to the non-employee directors, including their regular monthly fee and fees for committee service, are as follows: Mr. Caldwell, $725; Mr. Harvey, $725; Mr. Johnson, $825; Mr. Mayton, $825; Mr. Manley, $550; Mr. Traeger, $825; Mr. Webb, $725; and Mr. Westbrook, $750.

Executive Compensation

     CNB's 1997 compensation program for executive officers consisted principally of salaries, cash bonuses, and compensation pursuant to certain plans which are described below.

     The following table shows the cash compensation paid by CNB, as well as certain other compensation paid to the Chief Executive Officer during the fiscal years indicated.

                         SUMMARY COMPENSATION TABLE

                                      Annual Compensation

Name and Principal Position     Year     Salary     Bonus     All Other Compensation (1)


J. Olen Kerby, Jr.              1997     $82,589    $600      $9,157
President and Chief             1996      81,433     600       8,648
Executive Officer               1995      76,510     600       8,332


     (1)  All other compensation includes CNB's contributions to its Profit
          Sharing and 401(k) Plan of $6,947 in 1997, $6,438 in 1996 and
          $6,122 in 1995, respectively, and life insurance premiums paid on behalf of Mr. Kerby.

Employee Benefit Plans

     CNB provides group health, life and disability insurance to all officers and employees as well as a profit sharing and 401(k) plan.

Certain Transactions

     Directors and executive officers of CNB are customers of, including loan customers, of CNB from time to time. All outstanding loans and other credit transactions with directors and officers of CNB, and with principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to banking and financial transactions, CNB may have had additional transactions with, or used products or services of, various organizations with which such directors, executive officers and principal shareholders are associated. The amounts involved in such non-credit transactions have in no case been material in relation to the business of CNB or such other organizations. It is expected that CNB will continue to have and may enter into similar transactions in the ordinary course of business with such individuals and their associates in the future.

Principal Shareholders

     The following table sets forth, as of October 26, 1998, certain information with respect to all those known by CNB to beneficially own more than 5 percent of CNB s outstanding common stock.



                                  Shares Beneficially Owned
                                  ---------------------------
Name and Address                  Number              Percent

Austin A. Caldwell
Post Office Box 1069               6,345(1)            5.2%
Demopolis, AL 36732

Mary Lane Caldwell                 7,560(2)            6.2%
Post Office Box 148
Demopolis, AL 36732

John H. Spight                     6,910               5.6%
1305 Phil Harper Drive
Demopolis, AL 36732

Carolyn Webb Thomas (5)           13,491(3)           11.1%
500 Hayfield Circle
Mobile, Alabama 36608

Leilia Knight Upchurch (5)        13,221(4)           10.88%
4813 Mums Court
Mobile, Alabama 36608

     (1)  Includes 2,970 shares held by Mr. Caldwell s wife.
     (2)  Includes 405 shares held by Ms. Caldwell  husband.
     (3) Includes 4,140 shares held in trust for her children, over which Ms. Thomas serves as trustee.
     (4)  Includes 4,815 shares held in trust for her children, over which Ms.
          Upchurch serves as trustee.
     (5)  Ms. Thomas and Ms. Upchurch are sisters.

Security Ownership of Management

     The following table sets forth, as of October 26, 1998, the number and percentage of shares of CNB s common stock owned by the directors, executive officers and all directors and executive officers as a group.

                                     Shares Beneficially Owned
                                     --------------------------
Name                                 Number             Percent


Austin A. Caldwell                    6,345(1)           5.2%
Hubbard H. Harvey                     5,145              4.2%
Harold Johnson                        1,800              1.5%
Meador Jones, Jr.                     6,073              4.9%
J. Olen Kerby, Jr.                    1,210              1.0%
Richard S. Manley                     2,385              1.9%
Charles L. Mayton                     5,706              4.7%
W.H. Traeger, Jr.                       360               *
Mem S. Webb                             120               *
A.G. Westbrook                        4,839(2)           3.9%
All Directors and Executive
Officers as a Group
(10 persons)                         33,983             27.9%

     *    Less than one percent
     (1)  Includes 2,970 shares held by Mr. Caldwell s wife.
     (2)  Includes 732 shares held by Mr. Westbrook s wife.

Legal Proceedings

     CNB is currently a defendant in litigation described at "The Merger-Escrow Trust Agreement." The number of shares of South Alabama Common Stock to be issued to CNB shareholders in the Merger will depend in part upon the outcome of such litigation.

         SUPERVISION, REGULATION, AND EFFECTS OF GOVERNMENTAL POLICY

     Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting South Alabama, CNB and South Alabama's subsidiaries. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of South Alabama, CNB or South Alabama's subsidiaries. Supervision, regulation and examination of banking institutions by the regulatory agencies are intended primarily for the protection of depositors, rather than shareholders.

Bank Holding Company Regulation

     South Alabama is a bank holding company under the BHCA and is registered with, and subject to supervision by, the Federal Reserve. As a bank holding company, South Alabama is required to file periodic reports and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may also examine South Alabama and its subsidiaries.

     The BHCA requires prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or of indirect ownership or control of more than five percent of the voting shares of substantially all of the assets of any bank, and for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve has determined by order or regulation to be so closely related to banking or managing or controlling banks as to be properly incident thereto. Such permitted activities include acting as fiduciary or investment or financial advisor, selling or underwriting insurance coverage directly related to extensions of credit, and the leasing of real and personal property.

     Under Federal Reserve policy, South Alabama is expected to act as a source of financial strength to, and commit resources to support, its subsidiary banks. This support may be required at times when, absent such Federal Reserve policy, South Alabama would not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Under the Federal Deposit Insurance Act, as amended ("the FDIA"), insured depository institutions can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     The Federal Reserve has adopted capital adequacy guidelines applicable to bank holding companies (see "Capital Adequacy" below). Federal Reserve policy requires a bank holding company to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each of its subsidiaries. Such policy also requires a bank holding company to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not otherwise be warranted. As a result, a bank holding company may be required to lend money to its subsidiaries in the form of capital notes or other instruments which qualify as capital for regulatory purposes. In addition, where a bank holding company has more than one subsidiary depository institution, the holding company's other subsidiary depository institutions are responsible under a cross-guarantee for any losses to the FDIC as a result of the failure of a subsidiary depository institution. Often, bank holding companies will obtain the funds to provide such companies' subsidiary banks. However, any loans from the holding company to such subsidiary banks will likely be unsecured and will be subordinated to such banks' depositors and perhaps to other creditors.

     With the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), Congress enacted comprehensive legislation affecting the commercial banking and thrift industries. FIRREA, among other things, abolished the Federal Savings and Loan Insurance Corporation and established two new insurance funds under the jurisdiction of the FDIC: BIF, which insures most commercial banks, and the Savings Association Insurance Fund, which insures most thrift institutions. In addition to effecting far-reaching restructuring of the thrift industry, FIRREA provided for a phased-in increase in the rate of annual insurance assessments
paid by insured depository institutions.   FDICIA provided increased funding
for the BIF and expanded regulation of depository institutions and their affiliates, including parent holding companies. A significant portion of the additional BIF funding has been in the form of borrowings to be repaid by insurance premiums assessed on BIF members. These premium increases were in addition to the increase in deposit premiums made during 1991. FDICIA provides for an increase in the BIF's ratio of reserves to insured deposits to 1.25% within the next 15 years, which was attained in 1995, resulting in a reduction in current premiums. FDICIA provides authority for special assessments against insured deposits and for the development of a system of assessing deposit insurance premiums based upon the institution's risk.

     In September 1992, the FDIC adopted a new transitional risk-based premium schedule which increases the assessment rates for depository institutions. Each financial institution is assigned to one of three capital groups--well capitalized, adequately capitalized or undercapitalized, as defined in the regulations implementing the prompt corrective action provisions of FDICIA described below--and further assigned to one of three subgroups within a capital group on the basis of supervisory evaluation by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution depends upon the risk assessment classification so assigned to the institution by the FDIC.

     Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. The five capital tiers established by the FDICIA and the banking regulators' minimum requirements for each are summarized as follows:

                                  Total Risk-Based     Tier I Risk Based     Leverage
                                  Capital Ratio        Capital Ratio         Ratio


Well capitalized                  10% or above         6% or above           5% or above
Adequately capitalized            8% or above          8% or above           4% or above
Undercapitalized                  Less than 8%         Less than 8%          Less than 4%
Significantly undercapitalized    Less than 6%         Less than 6%          Less than 3%
Critically undercapitalized                                                  2% or less

     An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution should fail to meet regulatory capital requirements, regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The Federal Reserve and the other federal depository institution regulatory agencies have recently adopted regulations to implement the FDICIA "prompt corrective action" requirements. Under FDICIA, a bank holding company must guarantee that a subsidiary bank will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company should fail to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

     Undercapitalized depository institutions may be subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions, is likely to succeed in restoring the depository institution's capital and is guaranteed by the parent holding company. If a depository institution should fail to submit an acceptable plan, it will be treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized and requirements to reduce total assets and to cease receiving deposits from correspondent banks. Critically undercapitalized institutions are subject to appointment of a receiver or conservator. An institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. In addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA imposes new restrictions upon the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special clearly-defined cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy.

     FDICIA provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of such institution (including claims by the FDIC as receiver) would be afforded a priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will be placed ahead of unsecured, nondeposit creditors, including a parent holding company such as South Alabama or CNB, in order of priority of payment.

     The FDIC is authorized to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on South Alabama's and CNB's earnings.

     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank s regulatory agency.

     The Federal Reserve has the right to prevent the continuance or development of unsafe or unsound banking practices or other violations of law and to take certain remedial action. In particular, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, despite prior approval of such activity or such ownership or control, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

     In addition to the impact of regulation, commercial banks generally are affected significantly by the actions of the Federal Reserve in its attempt to control the money supply and credit availability in order to influence the economy.

Bank Regulation

     SAB and MCB, Alabama banking corporations, and SATC, an Alabama trust corporation, are wholly owned subsidiaries of South Alabama, operating under the Alabama Banking Code. SAB, MCB and SATC are subject to regulation, supervision and examination by the Superintendent of Banks, as is CNB Interim and as will be the Surviving Bank. In addition, deposits of SAB and MCB are insured by the FDIC up to the maximum amount permitted by law, and SAB and MCB are therefore subject to regulation, supervision and examination by the FDIC. FNBB, a national banking association, is a wholly owned subsidiary of South Alabama and is subject to regulation, supervision and examination by the Comptroller. CNB is also a national banking association subject to regulation, supervision and examination by the Comptroller.

     South Alabama is a legal entity separate and distinct from its subsidiary banks and trust company. Various legal limitations restrict the subsidiary banks from lending or otherwise supplying funds to South Alabama or any nonbank subsidiaries of South Alabama (each an "affiliate"), generally limiting such transactions with the affiliate to 10% of the bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to the bank as those prevailing at the time for transactions with unaffiliated companies.

     Federal and state banking laws and regulations govern all areas of the operation of South Alabama's subsidiary banks and trust company, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The primary federal regulators of South Alabama's subsidiary banks have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the banks from engaging in unsafe or unsound practices.

     Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

     Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

     Dividends from its subsidiary banks constitute the major source of funds for dividends to be paid by South Alabama. The amount of dividends payable by the subsidiary banks to South Alabama depends upon the banks' earnings and capital position and is limited by federal and state laws, regulations and policies. National bank subsidiaries (such as FNBB) are subject to dividend regulations of the Comptroller. State non-member bank subsidiaries (such as SAB and MCB) are subject to the dividend laws of the states under which such banks are chartered. Subject to restrictions as described below, at June 30, 1998, the subsidiary banks of South Alabama had $2.3 million of undivided profits legally available for the payment of dividends, and CNB had $1.4 million of undivided profits available for payment of dividends. The amount of dividends actually paid during any one period is strongly influenced by South Alabama's management policy of maintaining strong capital positions in South Alabama's subsidiary banks. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

     Under Alabama law, a bank may not pay a dividend in excess of 90% of its net earnings until the bank's surplus is equal to at least 25% of capital.
SAB's and MCB's surplus exceeded that percentage as of June 30, 1998.   SAB
and MCB are also required by Alabama law to obtain the proper approval of the superintendent of the Alabama Banking Department for the payment of dividends if the total of all dividends declared by the bank in any calendar year will exceed the total of the bank s net earnings (as defined by statute) for that year combined with its retained net earnings for the preceding two years, less any required transfers to surplus. Also, no dividends may be paid from surplus without the prior written approval of the superintendent.

     Furthermore, if, in the opinion of the appropriate federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve has indicated that paying dividends that deplete a bank s capital base to an inadequate level would be an unsafe and unsound banking practice. In addition, under the FDIA, an insured bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized. Moreover, the Federal Reserve has issued a policy statement that provides that bank holding companies and state member banks should generally only pay dividends out of current operating earnings.

Capital Adequacy

     South Alabama and its subsidiary banks are required to comply with the applicable capital adequacy standards established by the Federal Reserve, the Comptroller and the FDIC. CNB is required to comply with the applicable capital adequacy guidelines of the Comptroller. Currently, there are two basic measures of capital adequacy: a "risk-based" measure and a "leverage" measure. All applicable capital standards must be satisfied for an institution to be considered in compliance.

     The capital-based prompt corrective action provisions of the FDIA and the implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies that control such institutions. However, the Federal Reserve has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to South Alabama under existing law and regulations, if South Alabama was placed in a capital category, then
South Alabama would qualify as well-capitalized as of June 30, 1998.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum standards for the ratio of capital to risk-weighted assets (including certain off-balance sheet obligations, such as standby letters of credit) is 8%. At least 50% of that capital level must consist of common equity, retained earnings and, within limitations, perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of a limited amount of other preferred stock, mandatory convertible securities, subordinated debt and a limited amount of loan loss reserves. The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital." The Federal Reserve, the Comptroller and the FDIC have proposed to add an interest rate risk component to their existing risk-based capital requirements.

     In 1992, the Federal Reserve issued an interpretive release with respect to the classification by bank holding companies of certain subordinated debt as Tier 2 capital. Previously issued subordinated debt that does not meet all of the requirements set forth in the release will be considered on a case-by-case basis to determine whether such debt qualifies as Tier 2 capital. The release states that as a general rule, previously issued debt may qualify as Tier 2 capital as long as the non-qualifying provisions of such debt: (i) have been commonly used by banking organizations; (ii) do not provide an unreasonably high degree of protection to the holder in cases not involving bankruptcy or receivership; and (iii) do not effectively allow the holder to stand ahead of the general creditors of the financial institution in cases of bankruptcy or receivership.

     The Federal Reserve, the Comptroller and the FDIC also have adopted regulations which supplement the risk-based guidelines to include a minimum leverage ratio of 3% Tier 1 capital to total assets less goodwill (the "leverage ratio"). Such agencies have emphasized that the 3% leverage ratio constitutes a minimum requirement for well-run banking organizations having diversified risk including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and a composite regulatory rating of 1 under the regulatory rating system for banks. Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not satisfy the criteria described above, will be required to maintain a minimum leverage ratio ranging generally from 4% to 5%.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to the banking industry beyond current levels. However, neither South Alabama nor CNB is able to predict whether or when higher capital requirements might be imposed.

     Any institution which fails to maintain minimum capital requirements may be subject to a capital directive which is enforceable in the same manner and to the same extent as a final cease and desist order, and must submit a capital plan within 60 days to the FDIC. If the leverage ratio should fall to 2% or less, the institution may be deemed to be operating in an unsafe or unsound condition, allowing the FDIC to take various enforcement actions, including possible termination of insurance or placing the institution into receivership.

     The following tables present the regulatory capital position at June 30, 1998, for each of South Alabama, SAB, FNBB, MCB and CNB:




                                    South
                                    Alabama      SAB          FNBB         MCB          CNB
                                    --------     --------     --------     --------     -------
Tier I Capital
    Tangible Common shareholders'   $ 43,652     $ 15,604     $ 13,296     $ 12,473     $ 7,554
equity
Tier II Capital
    Allowable portion of the
      allowance for loan losses        2,785        1,432          785          568         507

Total Capital (Tier I and Tier II)  $ 46,437     $ 17,036     $ 14,081     $ 13,041     $ 8,061

Risk-adjusted assets                $259,792     $122,887     $ 73,171     $ 62,591     $46,943
Quarterly average assets            $379,191     $166,773     $113,343     $ 96,767     $73,982
Tier I capital                         16.80%       12.70%       18.17%       19.93%      16.09%
Total capital (Tier I and Tier II)     17.87%       13.86%       19.24%       20.84%      17.17%
Leverage Ratio                         11.51%        9.36%       11.73%       12.89%      10.21%


     The FDIC has adopted regulations under the FDIA governing the receipt of brokered deposits. Under the regulations, an FDIC-insured depository institution cannot accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and received a waiver from the FDIC. A depository institution that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, a depository institution that is not well-capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a depository institution that is well capitalized. Because SAB and MCB were well capitalized as of June 30, 1998, and because the Surviving Bank is expected to be well capitalized, South
Alabama believes that brokered deposits regulation will have no material effect on the funding liquidity of SAB, MCB and the Surviving Bank.

Effects of Governmental Policies

     Many FDICIA provisions will be implemented through adoption of regulations that have been or will be proposed by the various federal banking agencies. Accordingly, the full effect on South Alabama and its subsidiary banks and CNB cannot be assessed at this time.

     Because of concerns relating to the competitiveness and the safety and soundness of the industry, the Congress is considering, even after the enactment of FIRREA and FDICIA, a number of wide-ranging proposals for altering the structure, regulation and competitive relationships of the nation's financial institutions. Among such bills are proposals to prohibit banks and bank holding companies from conducting certain types of activities, to subject banks to increased disclosure and reporting requirements, to alter the statutory separation of commercial and investment banking and to further expand the powers of banks, bank holding companies and competitors of banks. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of South Alabama or its subsidiaries or CNB may be affected thereby.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorized interstate acquisitions of banks and bank holding companies without geographic limitations beginning September 29, 1995. In addition, beginning June 1, 1997, the IBBEA authorizes a bank to merge with a bank in another state as long as neither of the states has opted out of interstate branching by May 31, 1997. A bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable Federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specific time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or de novo. The State of Alabama has opted in with respect to interstate branching effective on or before June 1, 1997.

                               LEGAL MATTERS

     The legality of the South Alabama Common Stock to be issued in the Merger will be passed upon by Hand Arendall, L.L.C., Mobile, Alabama ("Hand Arendall"). Members of Hand Arendall own beneficially approximately
180,273 shares of the outstanding South Alabama Common Stock, and Stephen
G. Crawford, a member, is a director of South Alabama. During 1997, South Alabama and its subsidiaries paid fees aggregating approximately $121,000 to Hand Arendall for legal services.

     Certain legal matters in connection with the Merger will be passed upon for CNB by Balch & Bingham LLP, Montgomery, Alabama.

     Hand Arendall has rendered an opinion with respect to the federal tax consequences of the Merger. See "The---Merger Certain Federal Income Tax Consequences."


                                   EXPERTS

     The Consolidated Financial Statements of South Alabama Bancorporation, Inc., incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The Financial Statements of The Commercial National Bank of Demopolis as of December 31, 1997, 1996 and 1995, and for each of the three years then ended, included in this Prospectus have been audited by McKean & Associates, P.A., independent public accountants, as indicated in their report with respect thereto and are so included herein in reliance upon the authority of said firm as experts in giving said reports.

                            SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be submitted for consideration at the 1999 annual meeting of the shareholders of South Alabama must be submitted in writing to and received by the Secretary of South Alabama not later than December 8, 1998, to be included in South Alabama's proxy statement and form of proxy relating to that meeting. The named proxies for the 1999 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by South Alabama by February 21, 1999, and they will exercise their authority in accordance with the recommendations of South Alabama's Board of Directors.


                                                                 Appendix A




                           AMENDED AND RESTATED

                   AGREEMENT AND PLAN OF REORGANIZATION

                             BY AND BETWEEN

                THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS

                                   AND

                   SOUTH ALABAMA BANCORPORATION, INC.




                               Dated as of
                            October 26, 1998



                             TABLE OF CONTENTS
                                                                       Page


AMENDED AND RESTATED
     AGREEMENT AND PLAN OF REORGANIZATION. . . . . . . . . . . . . . . . .1

Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE ONE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     TRANSACTIONS AND TERMS OF MERGER. . . . . . . . . . . . . . . . . . .7
     1.1  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.2  Time and Place of Closing. . . . . . . . . . . . . . . . . . . .7
     1.3  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE TWO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.1  Business of Surviving Bank . . . . . . . . . . . . . . . . . . .8
     2.2. Assumption of Rights . . . . . . . . . . . . . . . . . . . . . .8
     2.3  Assumption of Liabilities. . . . . . . . . . . . . . . . . . . .8
     2.4  Charter. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.5  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.6  Directors and Officers . . . . . . . . . . . . . . . . . . . . .9

ARTICLE THREE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . .9
     3.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . .9
     3.2  Shares Held by CNB or SAB. . . . . . . . . . . . . . . . . . . .9
     3.3  Dissenting Stockholders. . . . . . . . . . . . . . . . . . . . .9
     3.4  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . 10
     3.5  Anti-Dilution Provision. . . . . . . . . . . . . . . . . . . . 10

ARTICLE FOUR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     EXCHANGE OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.1  Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . 10
     4.2  Rights of Former CNB Stockholders. . . . . . . . . . . . . . . 10
     4.3  Establishment of Escrow Trust. . . . . . . . . . . . . . . . . 11

ARTICLE FIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     REPRESENTATIONS AND WARRANTIES OF CNB . . . . . . . . . . . . . . . 11
     5.1  Organization, Standing, and Power. . . . . . . . . . . . . . . 11
     5.2  Authority; No Breach By Agreement. . . . . . . . . . . . . . . 12
     5.3  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.4  CNB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . 13
     5.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . 13
     5.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 13
     5.7  Absence of Certain Changes or Events . . . . . . . . . . . . . 13
     5.8  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.9  Allowance for Possible Loan Losses . . . . . . . . . . . . . . 14
     5.10 Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.11 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 14
     5.12 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 15
     5.13 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . 15
     5.14 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 15
     5.15 Material Contracts . . . . . . . . . . . . . . . . . . . . . . 17
     5.16 Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . 17
     5.17 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.18 Statements True and Correct. . . . . . . . . . . . . . . . . . 17
     5.19 Accounting, Tax and Regulatory Matters . . . . . . . . . . . . 18
     5.20 Charter Provisions . . . . . . . . . . . . . . . . . . . . . . 18
     5.21 Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . 18
     5.22 Pooling Letter Qualification . . . . . . . . . . . . . . . . . 18

ARTICLE SIX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     REPRESENTATIONS AND WARRANTIES OF SAB . . . . . . . . . . . . . . . 18
     6.1  Organization, Standing, and Power. . . . . . . . . . . . . . . 18
     6.2  Authority; No Breach By Agreement. . . . . . . . . . . . . . . 18
     6.3  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.4  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 19
     6.5  Financial Statements.. . . . . . . . . . . . . . . . . . . . . 19
     6.6  Absence of Material Adverse Change.. . . . . . . . . . . . . . 20
     6.7  Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . 20
     6.8  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . 20
     6.9  Statements True and Correct. . . . . . . . . . . . . . . . . . 20
     6.10      Year 2000 Compliance. . . . . . . . . . . . . . . . . . . 21
     6.11      Environmental Matters.. . . . . . . . . . . . . . . . . . 21

ARTICLE SEVEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     CONDUCT OF BUSINESS PENDING CONSUMMATION. . . . . . . . . . . . . . 22
     7.1  Covenants of CNB and SAB . . . . . . . . . . . . . . . . . . . 22
     7.2  Negative Covenants of CNB. . . . . . . . . . . . . . . . . . . 22
     7.3  Affirmative Covenants of SAB . . . . . . . . . . . . . . . . . 23
     7.4  Affirmative Covenants of CNB . . . . . . . . . . . . . . . . . 24

ARTICLE EIGHT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 24
     8.1  Registration Statement; Proxy Statement; Stockholder Approval. 24
     8.2  Applications . . . . . . . . . . . . . . . . . . . . . . . . . 24
     8.3  Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . 24
     8.4  Agreement as to Efforts to Consummate. . . . . . . . . . . . . 24
     8.5  Investigation and Confidentiality. . . . . . . . . . . . . . . 25
     8.6  Press Releases.. . . . . . . . . . . . . . . . . . . . . . . . 25
     8.7  Certain Actions. . . . . . . . . . . . . . . . . . . . . . . . 25
     8.8  Accounting and Tax Treatment.. . . . . . . . . . . . . . . . . 26
     8.9  Charter Provisions . . . . . . . . . . . . . . . . . . . . . . 26
     8.10 Agreement of Affiliates. . . . . . . . . . . . . . . . . . . . 26
     8.11 Compensation and Employee Benefits . . . . . . . . . . . . . . 26
     8.12 Director and Executive Officer . . . . . . . . . . . . . . . . 26
     8.13 CNB Interim Organization . . . . . . . . . . . . . . . . . . . 26
     8.14 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE NINE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . 28
     9.1  Conditions to Obligations of Each Party. . . . . . . . . . . . 28
     9.2  Conditions to Obligations of SAB . . . . . . . . . . . . . . . 29
     9.3  Conditions to Obligations of CNB . . . . . . . . . . . . . . . 29

ARTICLE TEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.2      Effect of Termination . . . . . . . . . . . . . . . . . . 31
     10.3      Survival of Representations and Covenants . . . . . . . . 31

ARTICLE ELEVEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     11.2      Brokers and Finders . . . . . . . . . . . . . . . . . . . 31
     11.3      Entire Agreement. . . . . . . . . . . . . . . . . . . . . 31
     11.4      Amendments. . . . . . . . . . . . . . . . . . . . . . . . 32
     11.5      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.6      Assignment. . . . . . . . . . . . . . . . . . . . . . . . 32
     11.7      Notices . . . . . . . . . . . . . . . . . . . . . . . . . 32
     11.8 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 33
     11.9 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 33
     11.10     Captions. . . . . . . . . . . . . . . . . . . . . . . . . 33
     11.11     Enforcement of Agreement. . . . . . . . . . . . . . . . . 33
     11.12     Severability. . . . . . . . . . . . . . . . . . . . . . . 33

LIST OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                          AMENDED AND RESTATED
                  AGREEMENT AND PLAN OF REORGANIZATION


          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 26, 1998, by and between THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS ("CNB"), a national banking association with its principal office located in Demopolis, Alabama, and SOUTH ALABAMA BANCORPORATION, INC. ("SAB"), an Alabama corporation with its principal office located in Mobile, Alabama.

                                 Preamble

     The Boards of Directors of CNB and SAB are of the opinion that the transactions described herein are in the best interests of the Parties and their
respective stockholders.   This Agreement provides for the acquisition of CNB
by SAB pursuant to the merger of CNB with and into a wholly owned, first tier interim subsidiary of SAB ("CNB Interim"). At the effective time of such merger, the outstanding shares of the capital stock of CNB shall be converted into the right to receive shares of the common stock of SAB (except as provided herein). As a result, stockholders of CNB shall become stockholders of SAB, and CNB
Interim shall continue to conduct its business and operations.   The
transactions described in this Agreement are subject to the approvals of the stockholders of CNB, certain Regulatory Authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and for pooling-of-interest accounting treatment.
This Agreement replaces in its entirety the Agreement and Plan of Reorganization by and between CNB and SAB dated as of July 22, 1998.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:

                                Definitions

     Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:


               "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

               "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

               "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference. References to "the date of this Agreement," "the date hereof" and words of similar import shall refer to the date this Agreement was first executed, October 26, 1998.

               "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

               "Articles of Merger" shall mean the Articles of Merger to be filed with the Alabama Secretary of State relating to the Merger as contemplated by Section 1.1 of this Agreement.

               "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

               "Broker Fees" shall have the meaning provided in Section 11.2 of this Agreement.

               "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

               "CNB Benefit Plans" shall have the meaning set forth in Section
               5.14 of this Agreement.

               "CNB Common Stock" shall mean the $1.00 par value common stock of CNB.

               "CNB Financial Statements" shall mean (i) the balance sheets (including related notes and schedules, if any) of CNB as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as delivered by CNB to SAB, and (ii) the balance sheets of CNB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) delivered by CNB to SAB with respect to periods ended subsequent to December 31, 1997.

               "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                Creditor's Laws  shall have the meaning provided in Section
     5.2 of this Agreement.

               "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

               "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

               "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

               "Equitable Discretion" shall have the meaning provided in
     Section 5.2 of this Agreement.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Affiliate" shall have the meaning provided in Section
     5.14 of this Agreement.

               "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

               "Escrow Agent" shall mean the escrow agent mutually agreed upon by SAB and CNB to serve as Escrow Agent under the Escrow Trust Agreement.

               "Escrow Stock Ratio"  shall have the meaning provided in
     Section 3.1(c) of this Agreement.

               "Escrow Stock Right(s)" shall have the meaning provided in
     Section 3.1(c) of this Agreement.

               "Escrow Trust Agreement" shall mean the Escrow Trust Agreement, in substantially the form of Exhibit 7, to be entered into prior to the Effective Time by SAB, the Escrow Agent and CNB.

               "Exchange Agent" shall have the meaning provided in Section
     4.1 of this Agreement.

               "Exchange Ratio" shall have the meaning given such term in
     Section 3.1 hereof.

               "Exhibits" 1 through 7, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local Law (and specifically shall include without limitation asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities, polychlorinated biphenyls, and petroleum and petroleum products).

               "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

               "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

               "Lawsuit" shall have the meaning provided in Section 4.3 of this Agreement.

               "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for a depository institution, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) such imperfections of title and encumbrances, if any, which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

               "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

               "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "Market Value," when used with reference to SAB Common Stock, shall mean the average of the closing bid and closing ask price as reported by NASDAQ, adjusted for the effect of any stock split, stock dividend or other similar recapitalization between the date hereof and the Effective Time; provided, however, that for purposes of determining the Exchange Ratio, if the average Market Value of SAB Common Stock during the Valuation Period exceeds $20 per share it shall be deemed to be $20 per share, and if the average Market Value of SAB Common Stock during the Valuation Period is less than $15.3333 per share, it shall be deemed to be $15.3333 per share.

               "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a Material Adverse Impact on (i) the financial position or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Impact" shall not be deemed to include the impact of
     (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and
     (z) the Merger on the operating performance of the Parties.

               "Merger" shall mean the merger of CNB with and into CNB Interim referred to in Section 1.1 of this Agreement.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

               "1933 Act" shall mean the Securities Act of 1933, as amended.

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               "OCC" shall mean the Office of the Comptroller of the Currency.

               "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

               "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility or property, but only with respect to such facility or property.

               "Party" shall mean either CNB or SAB, and "Parties" shall mean both CNB and SAB.

               "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

               "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "Plan of Merger" shall mean the Agreement and Plan of Merger in substantially the form of Exhibit 1, to be entered into by CNB and, upon its organization, CNB Interim setting forth the terms of the Merger.

               "Previously Disclosed" shall mean information delivered in writing on or prior to the date of this Agreement in the manner and to the Party and counsel described in Section 11.7 of this Agreement and describing in reasonable detail the matters contained therein.

               "Proxy Statement" shall mean the proxy statement used by CNB to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of SAB relating to the issuance of SAB Common Stock to holders of CNB Common Stock and which shall have been filed with the SEC as part of the Registration Statement.

               "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post effective amendments or supplements thereto, filed with the SEC by SAB under the 1933 Act with respect to the shares of SAB Common Stock to be issued to shareholder of CNB in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

               "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

               "SAB Common Stock" shall mean the $.01 par value common stock of SAB.

               "SAB Companies" shall mean, collectively, SAB and all SAB Subsidiaries.

               "SAB Subsidiaries" shall mean the current Subsidiaries of SAB and any corporation, bank, savings association, or other organization acquired as a Subsidiary of SAB in the future and owned by SAB at the Effective Time.

               "SEC" shall mean the United States Securities and Exchange Commission.

               "SEC Documents" shall mean all forms, proxy statements, schedules, reports, registration statements and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

               "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

               "Stockholders' Meeting" shall mean the Meeting of the stockholders of CNB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

               "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

               "Surviving Bank" shall mean CNB Interim as the surviving bank resulting from the Merger.

               "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

               "Trading Day" shall mean a day on which NASDAQ is open for trading activities.

               "Valuation Period" shall mean the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding by two Trading Days the Effective Time.


                    ARTICLE ONE
               TRANSACTIONS AND TERMS OF MERGER

          1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CNB shall be merged with and into CNB Interim in accordance with the provisions of 12 U.S.C. Section 214a and Chapter 7A of Title 5 of the Code of Alabama (1975) and with the effect provided in 12 U.S.C. Section 214b and Section 10-2B-11.06 Code of Alabama (1975) (the "Merger"). CNB Interim shall be the Surviving Bank resulting from the Merger and shall be a state bank governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of SAB and CNB, and the terms of the Plan of Merger to be entered into by CNB and CNB Interim.

          1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Hand Arendall, L.L.C., Mobile, Alabama, or such other place as may be mutually agreed upon by the Parties.

          1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time stated in the Articles of Merger or at the time the Articles of Merger are filed, whichever is later (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as practicable after the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of CNB approve this Agreement to the extent such approval is required by applicable Law or such later date within ninety (90) days thereof as may be specified by SAB.


                                ARTICLE TWO
                              TERMS OF MERGER

          2.1 Business of Surviving Bank. The business of the Surviving Bank from and after the Effective Time shall be that of a state banking corporation organized under the laws of the State of Alabama. The business shall be conducted from its main office and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, at the Effective Time.

          2.2. Assumption of Rights. At the Effective Time, the separate existence and corporate organization of CNB shall be merged into and continued in the Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time and thereafter, except as otherwise provided herein, all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of CNB and CNB Interim; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of CNB and CNB Interim shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed;
and the title to any real estate, or any interest therein, vested in either of CNB or CNB Interim shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights or property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests where held or enjoyed by either CNB or CNB Interim at the Effective Time.

          2.3 Assumption of Liabilities. All liabilities and obligations of both CNB and CNB Interim of every kind and description shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that CNB and CNB Interim were so bound at the Effective Time.

          2.4 Charter. The Articles of Incorporation of CNB Interim in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 2 hereto, until otherwise amended or repealed.

          2.5 Bylaws. The Bylaws of CNB Interim in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 3 hereto, until otherwise amended or repealed.

          2.6  Directors and Officers.

          (a) The directors of the Surviving Bank from and after the Effective Time shall consist of the incumbent directors of CNB, who shall serve as directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

          (b) The principal officers of the Surviving Bank from and after the Effective Time shall be the incumbent principal officers of CNB, who shall serve as officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.


                               ARTICLE THREE
                       MANNER OF CONVERTING SHARES

          3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent banks shall be converted as follows:

          (a) Each share of SAB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of CNB Interim Common Stock issued and outstanding at the Effective Time shall remain issued and outstanding from and after the Effective time.

          (c) Each share of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement and shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) the number of shares of SAB Common Stock having an average Market Value during the Valuation Period of One Hundred Forty-Seven and 94/100 Dollars ($147.94), subject to the adjustments contained in the definition of Market Value hereinabove (the "Exchange Ratio"), and (ii) on a deferred basis and pursuant and subject to the terms of the Escrow Trust Agreement, up to that additional fraction of a share of SAB Common Stock (the "Escrow Stock Right" and collectively the "Escrow Stock Rights") equal to the quotient obtained by dividing Two and 06/100 Dollars ($2.06) by the average Market Value of a share of SAB Common Stock during the Valuation Period (the "Escrow Ratio").

          3.2 Shares Held by CNB or SAB. Each of the shares of CNB Common Stock held by CNB or by any SAB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

          3.3 Dissenting Stockholders. Any holder of shares of CNB Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by 12 U.S.C. Section 214a(b) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of 12 U.S.C. Section 214a(b) and surrendered to the Exchange Agent the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of CNB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Exchange A gent shall issue and deliver the consideration to which such holder of shares of CNB Common Stock is entitled under this Article Three (without interest and including Escrow Stock Rights) upon surrender by such holder of the certificate or certificates representing shares of CNB Common Stock held by him.

          3.4 Fractional Shares. Notwithstanding any other provision of this Agreement and except with respect to fractional shares that may be otherwise issuable pursuant to the Escrow Trust Agreement, each holder of shares of CNB Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of SAB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SAB Common Stock multiplied by the average Market Value of one share of SAB Common Stock during the Valuation Period. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

          3.5 Anti-Dilution Provision. In the event CNB changes the number of shares of CNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or recapitalization.


                             ARTICLE FOUR
                       EXCHANGE OF SHARES

          4.1 Exchange Procedures. Promptly after the Effective Time, SAB shall cause the exchange agent selected by it (the "Exchange Agent") to mail to the former stockholders of CNB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CNB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of CNB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of SAB Common Stock to which such holder may be otherwise entitled (without interest). SAB shall not be obligated to deliver the consideration to which any former holder of CNB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CNB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CNB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither SAB, the Surviving Bank nor the Exchange Agent shall be liable to a holder of CNB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

          4.2 Rights of Former CNB Stockholders. At the Effective Time, the stock transfer books of CNB shall be closed as to holders of CNB Common Stock immediately prior to the Effective Time, and no transfer of CNB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of CNB Common
Stock ("CNB Certificate"), other than shares to be canceled pursuant to
Section 3.2 of this Agreement or as to which dissenters rights of appraisal have been perfected as provided in Section 3.3 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of CNB shall be entitled to vote after the Effective Time at any meeting of SAB stockholders the number of whole shares of SAB Common Stock (including providing voting instructions to the Escrow Agent with respect to those whole shares subject to the Escrow Stock Rights) into which their respective shares of CNB Common Stock are converted, regardless of whether such holders have exchanged their CNB Certificates for certificates representing SAB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by SAB on the SAB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any CNB Certificate at or after six (6) months after the Effective Time (the "Cutoff") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of SAB Common Stock, which dividend or other distribution is attributable to such person s SAB Common Stock represented by said CNB Certificate held after the Cutoff, until such person surrenders said CNB Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such CNB Certificate, both the SAB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such CNB Certificate.

     4.3 Establishment of Escrow Trust. Prior to the Effective Time, SAB, the Escrow Agent and CNB shall enter into the Escrow Trust Agreement in order to establish an escrow of shares of SAB Common Stock to fund that certain lawsuit currently pending against CNB in Greene County, Alabama, captioned Harold Cannon, Gloria Cannon and B&C Developers, L.L.C. (a limited liability company under the laws of Alabama), Plaintiffs v. Commercial National Bank of Demopolis and Donna Bingham, Defendants, Case No. CV-98-051 (the "Lawsuit"). Approval of this Agreement by the shareholders of CNB at the Stockholders Meeting shall constitute approval of the establishment of the Escrow Trust contemplated by the Escrow Trust Agreement, the appointment of the Escrow Agent, and CNB s entering into the Escrow Trust Agreement. At the Effective Time, SAB shall deposit with the Escrow Agent that number of whole shares of SAB Common Stock (rounded up to the nearest whole share) having an average Market Value during the Valuation Period equal to Two Hundred Fifty Thousand Dollars ($250,000.00). After the Effective Time, SAB shall deposit with the Escrow Agent such additional shares of SAB Common Stock as may be required under the circumstances set forth in Section 1.2 of the Escrow Trust Agreement. Such shares of SAB Common Stock shall be held by the Escrow Agent and distributed to the former Stockholders of CNB or applied to fund the Lawsuit in accordance with the terms of the Escrow Trust Agreement.



                      ARTICLE FIVE
               REPRESENTATIONS AND WARRANTIES OF CNB

          CNB hereby represents and warrants to SAB as follows:

          5.1 Organization, Standing, and Power. CNB is a national banking association duly organized, validly existing and in good standing under the Laws of the United States of America and is a member of the Federal Reserve System. CNB has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Material Assets. CNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. CNB is in good standing in the State of Alabama. CNB has delivered to SAB complete and correct copies of its Articles of Association and Bylaws. CNB is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Federal Deposit Insurance Corporation, to the extent provided by applicable law.

          5.2  Authority; No Breach By Agreement.

          (a) CNB has all corporate power and authority necessary to execute, deliver and, subject to Article Nine hereof, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CNB, subject to the approval of this Agreement and the Plan of Merger by the holders of CNB Common Stock in accordance with 12 U.S.C. Section 214a. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of CNB, enforceable against CNB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally ("Creditor's Laws") and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought ("Equitable Discretion")).

          (b) Neither the execution and delivery of this Agreement by CNB, nor the consummation by CNB of the transactions contemplated hereby, nor compliance by CNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CNB's Articles of Association or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of CNB under, any Contract or Permit of CNB or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to CNB or its Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CNB of the Merger and the other transactions contemplated in this Agreement.

          5.3  Capital Stock.

          (a) The authorized capital stock of CNB consists only of 135,000 shares of CNB Common Stock, of which 121,500 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of CNB are duly and validly issued and outstanding and are fully paid and, except as provided in the National Bank Act, nonassessable. None of the outstanding shares of capital stock of CNB have been issued in violation of any preemptive rights of the current or past stockholders of CNB.

          (b) There are no shares of capital stock or other equity securities of CNB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CNB or contracts, commitments, understandings, or arrangements by which CNB is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

          5.4  CNB Subsidiaries.  CNB has no Subsidiaries.

          5.5 Financial Statements. CNB has delivered to SAB prior to the execution of this Agreement copies of all CNB Financial Statements for periods ended prior to the date hereof and will deliver to SAB copies of all CNB Financial Statements prepared subsequent to the date hereof. The CNB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are, or if dated after the date of this Agreement will be, in accordance with the books and records of CNB, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the financial position of CNB as of the dates indicated and the results of operations, changes in stockholders' equity, and cash flows of CNB for the periods indicated, all in accordance with GAAP.

          5.6 Absence of Undisclosed Liabilities. CNB has no Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CNB, except Liabilities which are accrued or reserved against in the balance sheets of CNB as of June 30, 1998, included in the CNB Financial Statements or reflected in the notes thereto. CNB has not incurred or paid any Liability since June 30, 1998, except for Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CNB.

          5.7 Absence of Certain Changes or Events. Since June 30, 1998, except as disclosed in the CNB Financial Statements or as Previously Disclosed,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CNB, and (ii) CNB has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of CNB provided in Article Seven of this Agreement.

          5.8  Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of CNB have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 30, 1998, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all returns filed are complete and accurate. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CNB, except as reserved against in the CNB Financial Statements delivered prior to the date of this Agreement or as Previously Disclosed. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) CNB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) Adequate provision for any Taxes due or to become due for CNB for the period or periods through and including the date of the respective CNB Financial Statements has been made and is reflected on such CNB Financial Statements.

          (d) Deferred Taxes of CNB have been provided for in accordance with GAAP.

          (e) CNB is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with applicable information reporting and Tax Withholding Requirements under federal, state and local Tax Laws, and such records identify the accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the balance sheet of CNB included in the most recent CNB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheet of CNB included in the CNB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate
(within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of CNB and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CNB as of the dates thereof.

          5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the CNB Financial Statements, CNB has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the business of CNB are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CNB's past practices. All Assets which are Material to CNB's business held under leases or subleases by CNB, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by Creditor's Laws and Equitable Discretion), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of CNB provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which CNB is a named insured are reasonably sufficient. The Assets of CNB include all assets required to operate the business of CNB as presently conducted.

          5.11 Environmental Matters.

          (a) CNB, its Participation Facilities and, to its Knowledge, its Loan Properties are and have at all times been in compliance with all Environmental Laws.

          (b) There is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which CNB or any of its Participation Facilities have been or, to its Knowledge with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by CNB or any of its Participation Facilities.

          (c) There is no Litigation pending or, to CNB's Knowledge, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or CNB in respect of such Loan Property) have been or, with respect to threatened Litigation, may, to CNB's Knowledge, be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a Loan Property.

          (d) To CNB's Knowledge, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

          (e) During the period of (i) CNB's ownership or operation of any of its current properties, (ii) CNB's participation in the management of any Participation Facility, or (iii) CNB's holding of a security interest in a Loan Property, there have been, to CNB's Knowledge with respect to (ii) and
(iii), no releases of Hazardous Material in, on, under or affecting such properties. Prior to the period of (i) CNB's ownership or operation of any of their respective current properties, (ii) CNB's participation in the management of any Participation Facility, or (iii) CNB's holding of a security interest in a Loan Property, there were, to CNB's Knowledge with respect to
(ii) and (iii), no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property.

          5.12 Compliance with Laws. CNB is duly registered as a national banking association under the National Bank Act. CNB has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. CNB is not or has not, as applicable:

          (a) In Material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; and

          (b) Received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that CNB is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring CNB to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          5.13 Labor Relations. CNB is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving CNB, pending or threatened, or to its Knowledge, is there any activity involving any of CNB's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          5.14 Employee Benefit Plans.

          (a) CNB has delivered to SAB prior to the execution of this Agreement copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by CNB or any Affiliate of CNB for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CNB Benefit Plans"). Any of the CNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CNB ERISA Plan." Each CNB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "CNB Pension Plan." No CNB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All CNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws.
Each CNB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and CNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. CNB has not engaged in a transaction with respect to any CNB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject CNB to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (c) No CNB ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)
(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any CNB Pension Plan, (ii) no change in the actuarial assumptions with respect to any CNB Pension Plan, and (iii) no increase in benefits under any CNB Pension Plan as a result of plan amendments or changes in applicable Law. Neither any CNB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by CNB, or the single-employer plan of any entity which is considered one employer with CNB under
Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. CNB has not provided, nor is it required to provide, security to a CNB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by CNB with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. CNB has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CNB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as Previously Disclosed, (i) CNB has no obligations for retiree health and life benefits under any of the CNB Benefit Plans and (ii) there are no restrictions on the rights of CNB to amend or terminate any such Plan without incurring any Liability thereunder.

          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of CNB from CNB under any CNB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CNB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          5.15 Material Contracts. Except as Previously Disclosed or otherwise reflected in the CNB Financial Statements, neither CNB, nor any of its Assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by CNB or the guarantee by CNB of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that requires CNB to make payments aggregating $10,000 or more in any 12-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "CNB Contracts"). CNB is not in Default under any CNB Contract. All of the indebtedness of CNB for money borrowed is prepayable at any time by CNB without penalty or premium.

          5.16 Legal Proceedings. Except as Previously Disclosed, there is no Litigation instituted or pending, or threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against CNB, or against any Asset, interest, or right of CNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against CNB.

          5.17 Reports. Since January 1, 1994, CNB has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by CNB or any Affiliate thereof to SAB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CNB or any Affiliate thereof for inclusion in the Registration Statement to be filed by SAB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by CNB or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to CNB's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by CNB or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of CNB, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that CNB or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

          5.19 Accounting, Tax and Regulatory Matters. Neither CNB nor any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

          5.20 Charter Provisions. CNB has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Association, Bylaws or other governing instruments of CNB.

          5.21 Year 2000 Compliance. CNB has taken and is taking commercially reasonable steps to cause all of CNB's computer systems, phone systems and other affected systems or equipment, including without limitation hardware and software, to be year 2000 compliant and suffer no failure as a result of the arrival of January 1, 2000.

          5.22 Pooling Letter Qualification. CNB has not engaged in any transactions with respect to treasury stock or other alterations of equity interest which would render this Merger ineligible for pooling-of-interest accounting treatment, nor does it have Knowledge of any facts or circumstances which would cause such ineligibility.


                                ARTICLE SIX
                        REPRESENTATIONS AND WARRANTIES OF SAB

          SAB hereby represents and warrants to CNB as follows:

          6.1 Organization, Standing, and Power. SAB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its businesses as now conducted and to own, lease and operate its Material Assets.

          6.2  Authority; No Breach By Agreement.

          (a) SAB has the corporate power and authority necessary to execute, deliver and, subject to Article Nine hereof, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SAB. This Agreement represents a legal, valid, and binding obligation of SAB, enforceable against SAB in accordance with its terms (except in all cases as such enforceability may be limited by Creditors Laws and Equitable Discretion).

          (b) Neither the execution and delivery of this Agreement by SAB, nor the consummation by SAB of the transactions contemplated hereby, nor compliance by SAB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any SAB Company under, any Contract or Permit of any SAB Company, where any failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any SAB Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by SAB of the Merger and the other transactions contemplated in this Agreement.

          6.3 Reports. Since January 1, 1995, or the date of organization if later, each SAB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          6.4  Capital Stock.

          (a) The authorized capital stock of SAB consists of (A) 10,000,000 shares of Common Stock, $.01 par value per share, of which as of July 10, 1998, 6,525,709 shares (not counting additional shares subject to issue pursuant to stock option and other plans) were validly issued and outstanding, fully paid and nonassessable, and (B) 500,000 shares of Preferred stock, no par value per share, none of which are issued and outstanding. Shares of SAB Common Stock are not subject to preemptive rights. The shares of SAB Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.

          (b) The authorized capital stock of each Subsidiary of SAB is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by SAB.

          6.5 Financial Statements. SAB has Previously Disclosed to CNB copies of the following financial statements of SAB:

          (a) Consolidated balance sheets as of December 31, 1996, and December 31, 1997, and as of March 31, 1998;

          (b) Consolidated statements of operations for each of the three years ended December 31,1995, 1996 and 1997, and for the three months ended March 31, 1998;

          (c) Consolidated statements of cash flows for each of the three years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998;

          (d) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998.

All such financial statements are in all Material respects in accordance with the books and records of SAB and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of SAB and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), SAB did not have, as of the dates of such balance sheets, any Material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of consolidated income, shareholders equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of SAB and its Subsidiaries for the periods indicated.
The foregoing representations, insofar as they relate to the unaudited interim financial statements of SAB for the three months ended March 31, 1998, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

          6.6 Absence of Material Adverse Change. Since the date of the most recent balance sheet provided under Section 6.5 above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB.

          6.7  Subsidiaries.    Each Subsidiary of SAB has been duly
incorporated and is validly existing as a corporation or association in good standing under the Laws of the jurisdiction of its incorporation, and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon SAB and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of SAB has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of SAB are permitted to subsidiaries of registered bank holding companies.

          6.8 Legal Proceedings. Except as Previously Disclosed, there is no litigation instituted or pending, or to SAB's Knowledge, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against SAB, or against any Material Asset, interest, or right of SAB, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB, nor are there any orders of any Regulatory Authorities, other governmental agencies, or arbitrators outstanding against SAB that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SAB.

          6.9 Statements True and Correct. No statement, certificate, instrument or other writing furnished by SAB or any Affiliate thereof to CNB pursuant to this Agreement or any other documents, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by SAB or any Affiliate thereof for inclusion in the Registration Statement to be filed by SAB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be mailed to CNB s Stockholders in connection with the Stockholders Meeting, and any other documents to be filed by SAB or any Affiliate with the SEC, or any other Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed and with respect to the Proxy Statement, when first mailed to the Stockholders of CNB, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders Meeting. All documents that SAB or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

          6.10 Year 2000 Compliance. SAB has taken and is taking commercially reasonable steps to cause all of SAB's computer systems, phone systems and other affected systems or equipment, including without limitation, hardware and software, to be year 2000 compliant and suffer no failure as a result of the arrival of January 1, 2000.

          6.11      Environmental Matters.  Except as Previously Disclosed:

          (a) SAB, its Participation Facilities, and, to its Knowledge, its Loan Properties, are, and have at all times been, in Material compliance with all Environmental Laws.

          (b) There is no Litigation pending or, to SAB's Knowledge, threatened before any court, governmental agency or authority or other forum in which SAB or any of its Participation Facilities have been or, to its Knowledge, with respect to threatened Litigation, may be named as a defendant
(i) for alleged non-compliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by SAB or any of its Participation Facilities.


          (c) There is no Litigation pending or, to SAB's Knowledge, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or SAB in respect to such Loan Property) have been or, with respect to threatened Litigation, may, to SAB s Knowledge, be named as a defendant or potentially responsible party (i) for alleged non-compliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a Loan Property.

          (d) To SAB's Knowledge, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c).

          (e) During the period of (i) SAB s ownership or operation of any of its current properties, (ii) SAB's participation in the management of any Participation Facility, or (iii) SAB s holding of a security interest in a Loan Property, there have been, to SAB's Knowledge with respect to (ii) and
(iii), no releases of Hazardous Material in, on, under or affecting such properties. Prior to the period of (i) SAB's ownership or operation of any of its current properties, (ii) SAB s participation in the management of any Participation Facility, or (iii) SAB's holding of a security interest in a Loan Property, there were, to SAB s Knowledge, no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Property.

                          ARTICLE SEVEN
                CONDUCT OF BUSINESS PENDING CONSUMMATION

          7.1 Covenants of CNB and SAB. Unless the prior written consent of CNB, in the case of SAB, and SAB, in the case of CNB, shall have been obtained, and except as otherwise expressly contemplated herein, each of CNB and SAB shall and shall cause itself and/or each of its Subsidiaries, as applicable, to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or
(ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          7.2 Negative Covenants of CNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CNB covenants and agrees that CNB will not do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of SAB, which consent shall not be unreasonably withheld:

          (a) amend its Articles of Association, Bylaws or other governing instruments; or

          (b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of business consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by CNB of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of CNB, or declare or pay any dividend or make any other distribution in respect of CNB's capital stock, except that CNB may adopt SAB's pattern of paying dividends as and to the extent required for this transaction to qualify for pooling-of-interests accounting treatment; or

          (d) except for this Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CNB Common Stock or any other capital stock of CNB, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of CNB or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of CNB or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business, and (ii) acquisitions of control in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of CNB, except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of CNB; grant any Material increase in fees or other increases in compensation or other benefits to directors of CNB except in accordance with past practice Previously Disclosed; or

          (h) enter into or amend any employment Contract between CNB and any Person (unless such amendment is required by Law) that CNB does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan or make any Material change in or to any existing employee benefit plans of CNB other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP;

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of CNB for Material money damages or restrictions upon the operations of CNB, or, except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

          (l) modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims; or

          (m) operate its business otherwise than in the ordinary course of business; or

          (n) fail to file timely any report required to be filed by it with any Regulatory Authority.

          7.3  Affirmative Covenants of SAB.  SAB agrees and covenants that:

          (a) it will cooperate fully in seeking all necessary approvals of Regulatory Authorities of the Merger;

          (b) it will take all necessary corporate action to effect the issuance of shares of SAB Common Stock as provided in Articles 3 and 4 hereof; and

          (c) as a shareholder of CNB Interim, it will vote in favor of the Merger; and

          (d) it will give written notice promptly to CNB upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and it will use its reasonable efforts to prevent or promptly to remedy the same.

          7.4  Affirmative Covenants of CNB.

          (a) CNB agrees to give written notice promptly to SAB upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or
(ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          (b) CNB shall deliver to SAB copies of all reports filed with Regulatory Authorities concurrently with the filing of same.

          (c) CNB shall preserve intact its business organizations, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises.


                         ARTICLE EIGHT
                      ADDITIONAL AGREEMENTS

          8.1  Registration Statement; Proxy Statement; Stockholder Approval.
As soon as practicable after execution of this Agreement, SAB shall file the Registration Statement with the SEC, a copy of which shall be furnished to CNB prior to filing, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of SAB Common Stock upon consummation of the Merger. CNB shall furnish all information concerning it and the holders of its capital stock as SAB may reasonably request in connection with such action. CNB shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) SAB and CNB shall prepare a Proxy Statement and mail it to CNB's stockholders with the Prospectus, (ii) SAB shall furnish to CNB all information concerning it that CNB may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of CNB shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its stockholders the approval of this Agreement, and (iv) the Board of Directors and officers of CNB shall use their reasonable efforts to obtain such stockholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

          8.2 Applications. SAB shall promptly prepare and file (and provide a copy of each to CNB prior to filing), and CNB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

          8.3  Intentionally Omitted.

          8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article Nine of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          8.5  Investigation and Confidentiality.

          (a) Prior to the Effective Time, CNB will keep SAB advised of all Material developments relevant to its business and to consummation of the Merger and shall permit SAB to make or cause to be made such investigation of the business and properties of CNB and of its financial and legal condition as SAB reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by SAB shall affect the representations and warranties of CNB.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material
Adverse Effect on the other Party.

          8.6 Press Releases. Prior to the Effective Time, CNB and SAB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.6 shall be deemed to prohibit SAB from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

          8.7  Certain Actions.

          (a) Except with respect to this Agreement and the transactions contemplated hereby, neither CNB nor any Affiliate thereof or any investment banker, attorney, accountant or other representative retained by CNB (collectively, "CNB Representatives") shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither CNB nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CNB may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. CNB shall promptly notify SAB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. CNB shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all CNB Representatives not to engage in any of the foregoing.

          (b) SAB shall promptly notify CNB orally and in writing in the event that it receives any inquiry or proposal relating to an Acquisition Proposal with respect to the acquisition of SAB; provided, that no such notice shall be required if it would violate any confidentiality agreement or would require public notice of such Acquisition Proposal before such notice would otherwise be timely made.

          8.8 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

          8.9 Charter Provisions. CNB shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Association, Bylaws or other governing instruments of CNB.

          8.10 Agreement of Affiliates. CNB shall use its reasonable best efforts to cause each Person who is an "affiliate" within the meaning of SEC Rule 145 to deliver to SAB not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of CNB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of SAB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least thirty (30) days of combined operations of SAB and CNB have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of SAB Common Stock issued to such affiliates of CNB in exchange for shares of CNB Common Stock (and shares of SAB Common Stock held by persons who are "affiliates" of SAB) shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of SAB and CNB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the written agreement referred to in this Section 8.10 (and SAB shall be entitled to place restrictive legends upon certificates for shares of SAB Common Stock issued to Affiliates of CNB pursuant to this Agreement to enforce the provisions of this Section 8.10). SAB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of SAB Common Stock by such Affiliates.

          8.11 Compensation and Employee Benefits. The Parties contemplate that at the Effective Time neither the compensation and employee benefit plans of CNB nor the SAB Companies shall be affected by the Merger and that such plans shall continue in effect as though the Merger had not occurred. The Parties further contemplate, however, that it is desirable that SAB and its Subsidiaries offer more uniform employee compensation and benefits and that at some point after the Effective Time SAB and its Subsidiaries, including CNB, will adopt uniform policies and plans, giving due regard to the benefits offered to current employees.

          8.12 Director and Executive Officer. Promptly after the Effective Time, SAB shall appoint the current Chairman and one other member of the Board of Directors of CNB as directors of SAB and shall elect one Executive Officer of CNB as an Executive Officer of SAB.

          8.13 CNB Interim Organization. SAB shall organize CNB Interim as a state banking corporation subsidiary under the laws of the State of Alabama with such officers and directors as are appointed by SAB. SAB shall further cause CNB Interim, upon its organization, to execute the Plan of Merger and, as the sole shareholder of CNB Interim, shall vote prior to the Effective Time the shares of CNB Interim Common Stock held by it in favor of the Plan of Merger.

          8.14 Indemnification.

          (a) From and after the Effective Time, SAB shall indemnify and advance costs and expenses (including reasonable attorneys fees, disbursements and expenses) and hold harmless each present and former director and/or officer of CNB determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "Claim"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that CNB would have been permitted to indemnify such person under the National Bank Act or its Articles of Association or Bylaws in effect on the date hereof.

          (b) Any Indemnified Party wishing to claim indemnification under this Section 8.14 shall notify SAB within forty-five (45) days after the Indemnified Party's receipt of a notice of any Claim, but the failure to so notify shall not relieve SAB of any Liability it may have to such Indemnified Party, unless such failure Materially prejudices SAB. In the event of any claim (whether arising before or after the Effective Time), (i) SAB shall have the right to assume the defense thereof, and SAB shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if SAB elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between SAB and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and SAB shall pay the reasonable fees and expense of such counsel for the Indemnified Parties promptly after statements therefor are received; provided, however, that SAB shall be obligated pursuant to this paragraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties will present such counsel with a conflict of interest, (iii) the Indemnified Parties will cooperate in the defense of any such matter, and (iv) SAB shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.
If such indemnity with respect to any Indemnified Party is unenforceable against SAB, then SAB and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c) SAB shall purchase or cause the Surviving Bank to purchase such "tail" or extended reporting period insurance coverage as it deems advisable to insure the obligations for which it is providing indemnification hereunder, which coverage shall be in an amount and for a term deemed appropriate by SAB.

          (d) If SAB or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of SAB and its Subsidiaries shall assume the obligations set forth in this section.

          (e) The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.


                                 ARTICLE NINE
              CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

          9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to
Section 11.5 of this Agreement:

          (a) Stockholder Approval. The stockholders of CNB shall have adopted this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of SAB Common Stock issuable pursuant to the Merger shall have been received.

          (f) Tax Matters. SAB and CNB shall have received a written opinion of counsel from Hand Arendall, L.L.C., in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of CNB Common Stock for SAB Common Stock will not give rise to gain or loss to the stockholders of CNB with respect to such exchange (except to the extent of any cash received), and (iii) neither SAB nor CNB will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel for SAB shall be entitled to rely upon representations of officers of CNB and SAB reasonably satisfactory in form and substance to such counsel.

          (g) Exchange Listing. The shares of SAB Common Stock issuable pursuant to the Merger shall have been approved, subject to official notice of issuance, for listing on the Nasdaq Exchange.

          (h) Escrow Trust Agreement. The parties to the Escrow Trust Agreement shall have entered into the Escrow Trust Agreement.

          9.2 Conditions to Obligations of SAB. The obligations of SAB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SAB pursuant to Section 11.5(a) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of CNB set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

          (c) Certificates. CNB shall have delivered to SAB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CNB's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SAB and its counsel shall request.

          (d) Opinion of Counsel. CNB shall have delivered to SAB an opinion of Balch & Bingham, L.L.P., counsel to CNB, dated as of the Closing, in substantially the form of Exhibit 5 hereto.

          (e) Pooling Letter. SAB shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to it, from Arthur Andersen, L.L.P. to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

          9.3 Conditions to Obligations of CNB. The obligations of CNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CNB pursuant to Section 11.5(b) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of SAB set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of SAB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) Certificates. SAB shall have delivered to CNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by SAB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CNB and its counsel shall request.

          (d) Opinion of Counsel. SAB shall have delivered to CNB an opinion of Hand Arendall, L.L.C., counsel to SAB, dated as of the Effective Time, in substantially the form of Exhibit 6 hereto.

          (e) Fairness Opinion. CNB shall have received from Alex Sheshunoff & Co. Investment Banking prior to the mailing of the Proxy Statement a letter setting forth its opinion that the Exchange Ratio is fair to the shareholders of CNB from a financial point of view, and such opinion shall not have been withdrawn as of the Effective Time.

                        ARTICLE TEN
                        TERMINATION

          10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of CNB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of SAB and the Board of Directors of CNB;

or

          (b) By the Board of Directors of either Party in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

          (c) By the Board of Directors of either Party in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the stockholders of CNB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by 12 U.S.C. Section 214a at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 31, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

          10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article Eleven and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(h) of this Agreement shall not relieve the breaching Party from Liability for an uncured breach of a representation, warranty, covenant, or agreement giving rise to such termination.

          10.3 Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall survive the Effective Time.


                           ARTICLE ELEVEN
                           MISCELLANEOUS

          11.1 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder. It is agreed and understood that work done by SAB and/or its attorneys and advisors to prepare and file the Registration Statement and print the Prospectus shall not be deemed to be done on behalf of CNB, and the costs and expenses therefor shall not be the responsibility of CNB.

          11.2 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby ("Broker Fees"). In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by CNB or SAB, each of CNB and SAB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of CNB Common Stock, there shall be made no amendment that pursuant to Law requires further approval by the CNB stockholders without the approval of such stockholders.

          11.5      Waivers.

          (a) Prior to or at the Effective Time, SAB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CNB, to waive or extend the time for the compliance or fulfillment by CNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SAB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of SAB.

          (b) Prior to or at the Effective Time, CNB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SAB, to waive or extend the time for the compliance or fulfillment by SAB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of CNB.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach or any other term of this Agreement.

          11.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          11.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     CNB:               The Commercial National Bank of Demopolis
                        Post Office Box 280 (36732-0280)
                        201 North Main
                        Demopolis, Alabama 36732-2015
                        Telephone: (334) 289-3820
                        Facsimile: (334) 289-9252

                        Attention: J. Olen Kerby, Jr.

     Copy to Counsel:   Balch & Bingham
                        Post Office Box 78
                        2 Dexter Avenue
                        Montgomery,  Alabama 36101
                        Telephone:     (334) 834-6500
                        Facsimile:     (334) 269-3115

                        Attention: Michael D. Waters


     SAB:               South Alabama Bancorporation, Inc.
                        P. O. Box 3067 (36652)
                        100 St. Joseph Street
                        Mobile, Alabama 36602
                        Telephone:     (334) 431-7800
                        Facsimile:     (334) 431-7851

                        Attention: W. Bibb Lamar, Jr., President


     Copy to Counsel:   Hand Arendall, L.L.C.
                        3000 First National Bank Building
                        P. O. Box 123 (36601)
                        Mobile, Alabama  36602
                        Telephone:     (334) 432-5511
                        Facsimile:     (334) 694-6375

                        Attention: Stephen G. Crawford

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Alabama, without regard to any applicable conflicts of Laws.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.10 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.11 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respective duly authorized officers as of the day and year first above written.

ATTEST:                  SOUTH ALABAMA BANCORPORATION, INC.



/s/ F. Michael Johnson              By:  /s/ W. Bibb Lamar, Jr.
Secretary                           W. Bibb Lamar, Jr., President

[CORPORATE SEAL]


ATTEST:                  THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS


/s/ William R. Dunn                By:  /s/ J. Olen Kirby
Cashier                            J. Olen Kerby, Jr., President

[CORPORATE SEAL]

LIST OF EXHIBITS

Exhibit
Number   Description


         1.   Agreement and Plan of  Merger (Definitions   "Plan of Merger")

         2. Amendment to the Articles of Incorporation of the Surviving Bank (Section 2.1)

         3.   Amendment to the Bylaws of the Surviving Bank (Section  2.2)

         4. Form of Agreement of Affiliates of The Commercial National Bank of Demopolis (Section 8.9)

         5. Form of opinion of counsel for The Commercial National Bank of Demopolis (Section 9.2(d))

         6. Form of opinion of counsel for South Alabama Bancorporation, Inc. (Section 9.3(d)).

         7.   Escrow Trust Agreement (Definitions - "Escrow Trust Agreement")

                                                                  Exhibit 1


                       AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") is made and entered into as of the _______ day of __________________, 1998, by and
between THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS ("CNB"), a national banking association organized and existing under the laws of the United States, and THE COMMERCIAL INTERIM BANK OF DEMOPOLIS ("Interim"), an Alabama banking corporation and wholly owned subsidiary of South Alabama Bancorporation, Inc. ("SAB").


                                 PREAMBLE


         Each of the Boards of Directors of CNB and Interim deems it advisable and in the best interests of their respective institutions and the stockholders thereof for CNB to be merged into Interim (the "Merger") on the terms and conditions provided in this Plan of Merger. This Plan of Merger is made and entered into pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of October ___, 1998 (the Agreement ), by and between CNB and SAB. At the Effective Time of the Merger, the outstanding shares of the common stock of CNB shall be converted into the right to receive shares of the common stock of SAB (subject to certain exceptions as set forth in the Agreement and this Plan of Merger). As a result, stockholders of CNB shall become stockholders of SAB, and Interim shall continue to conduct its business and operations as a wholly-owned first tier subsidiary of SAB. It is intended that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and for pooling-of-interests accounting treatment.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CNB and Interim hereby make, adopt, and approve this Plan of Merger in order to set forth the terms and conditions of the merger of Interim into CNB.

                                ARTICLE ONE
                                DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the following meanings:

         "Agreement" shall mean the Amended and Restated Agreement and Plan of Reorganization, dated as of October ____, 1998, by and between CNB and SAB, including each of the supporting agreements and the other exhibits delivered pursuant thereto and incorporated therein by reference.

         "Articles of Merger" shall mean the Articles of Merger to be executed by Interim and filed with the Alabama Secretary of State in accordance with
Section 5.2 of this Plan of Merger.

         "Closing" shall mean the closing of the transactions contemplated hereunder, as described in Section 5.1 of this Plan of Merger.

         "CNB Common Stock" shall mean the $1.00 par value common stock of CNB.

         "Interim Common Stock" shall mean the $1.00 par value common stock of Interim.

         "Effective Time" shall mean the date and time on which the Merger contemplated by this Plan of Merger becomes effective pursuant to the laws of the United States, as defined in Section 5.2 of this Plan of Merger.

         "Exchange Agent" shall have the meaning specified in Section 4.1 of this Plan of Merger.

         "Exchange Ratio" shall have the meaning specified in Section 3.1(b) of this Plan of Merger.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Market Value", when used with reference to SAB Common Stock, shall mean the average of the closing bid and closing ask price as reported by NASDAQ, adjusted for the effect of any stock split, stock dividend or other similar recapitalization between the date hereof and the Effective Time; provided, however, that for purposes of determining the Exchange Ratio, if the average Market Value of SAB Common Stock during the Valuation Period exceeds $20 per share it shall be deemed to be $20 per share, and if the average Market Value of SAB Common Stock during the Valuation Period is less than $15.3333 per share, it shall be deemed to be $15.3333 per share.

         "Merger" shall mean the merger of CNB with and into Interim, as provided in Article Two of this Plan of Merger.

         "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

         "Party" shall mean either CNB or Interim and Parties shall mean both CNB or Interim.

         "SAB Common Stock" shall mean the $.01 par value common stock of SAB.

         "SAB Companies" shall mean, collectively, SAB and all SAB subsidiaries.

         "Surviving Bank" shall mean Interim, as the surviving bank resulting from the Merger.

         "Valuation Period" shall mean the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding by two Trading Days the Effective Time.


                                ARTICLE TWO
                              TERMS OF MERGER

         2.1 Merger. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time, CNB shall be merged with and into Interim in accordance with the provisions of 12 U.S.C. Section 214a and Chapter 7A of Title 5 of the Code of Alabama (1975) and with the effect provided in 12 U.S.C. Section 214b and Section 10-2B-11.06 Code of Alabama
(1975) (the "Merger"). Interim shall be the Surviving Bank resulting from the Merger and shall be a state bank governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Plan of Merger.

         2.2. Business of Surviving Bank. The business of the Surviving Bank from and after the Effective Time shall be that of a state banking corporation organized under the laws of the State of Alabama. The business shall be conducted from its main office and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, at the Effective Time.

         2.3 Assumption of Rights. At the Effective Time, the separate existence and corporate organization of CNB shall be merged into and continued in the Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time and thereafter, except as otherwise provided herein, all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of CNB and Interim; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of CNB and Interim shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in either of CNB or Interim shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights or property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests where held or enjoyed by either CNB or Interim at the Effective Time.

         2.4 Charter. The Articles of Incorporation of Interim in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 1 hereto, until otherwise amended or repealed.

         2.5 Bylaws. The Bylaws of Interim in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 2 hereto, until otherwise amended or repealed.

         2.6  Directors and Officers.

              (a) The directors of the Surviving Bank from and after the Effective Time shall consist of the incumbent directors of CNB, who shall serve as directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

              (b) The principal officers of the Surviving Bank upon the Effective Time shall be the incumbent principal officers of CNB, who shall serve as officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

                               ARTICLE THREE
                        MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent banks shall be converted as follows:

              (a) Each share of Interim Common Stock issued and outstanding at the Effective Time shall remain issued and outstanding from and after the Effective time.

              (b) Each share of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger and shares held by stockholders who perfect their dissenters' rights of appraisal as provided in
Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) the number of shares of SAB Common Stock having an average Market Value during the Valuation Period of One Hundred
Forty-Seven and 94/100 Dollars ($147.94), subject to the adjustments contained in the definition of Market Value hereinabove (the "Exchange Ratio"), and
(ii) on a deferred basis and pursuant and subject to the terms of the Escrow Trust Agreement, up to that additional fraction of a share of SAB Common Stock (the "Escrow Stock Right" and collectively the "Escrow Stock Rights") equal to the quotient obtained by dividing Two and 06/100 Dollars ($2.06) by the average Market Value of a share of SAB Common Stock during the Valuation Period (the "Escrow Ratio").

         3.2 Shares Held by CNB or SAB. Each of the shares of CNB Common Stock held by CNB or by any SAB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

         3.3 Dissenting Stockholders. Any holder of shares of CNB Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by 12 U.S.C. Section 214a(b) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of 12 U.S.C. Section 214a(b) and surrendered to the Exchange Agent the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of CNB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Exchange Agent shall issue and deliver the consideration to which such holder of shares of CNB Common Stock is entitled under this Article Three (without interest and including Escrow Stock Rights) upon surrender by such holder of the certificate or certificates representing shares of CNB Common Stock held by him.

         3.4 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, and except with respect to fractional shares that may be otherwise issuable pursuant to the Escrow Trust Agreement, each holder of shares of CNB Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of SAB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SAB Common Stock multiplied by the Market Value of one share of SAB Common Stock during the Valuation Period. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         3.5 Anti-Dilution Provision. In the event CNB changes the number of shares of CNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or recapitalization.

                               ARTICLE FOUR
                            EXCHANGE OF SHARES

         4.1 Exchange Procedures. Promptly after the Effective Time, SAB shall cause the exchange agent selected by it (the "Exchange Agent") to mail to the former stockholders of CNB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CNB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of CNB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of SAB Common Stock to which such holder may be otherwise entitled (without interest). SAB shall not be obligated to deliver the consideration to which any former holder of CNB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CNB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CNB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither SAB, the Surviving Bank nor the Exchange Agent shall be liable to a holder of CNB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former CNB Stockholders. At the Effective Time, the stock transfer books of CNB shall be closed as to holders of CNB Common Stock immediately prior to the Effective Time, and no transfer of CNB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of CNB Common Stock ("CNB Certificate"), other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.3 of this Plan of Merger, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor. To the extent permitted by Law, former stockholders of record of CNB shall be entitled to vote after the Effective Time at any meeting of SAB stockholders the number of whole shares of SAB Common Stock (including providing voting instructions to the Escrow Agent with respect to those whole shares subject to the Escrow Stock Rights) into which their respective shares of CNB Common Stock are converted, regardless of whether such holders have exchanged their CNB Certificates for certificates representing SAB Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by SAB on the SAB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan of Merger. Notwithstanding the preceding sentence, any person holding any CNB Certificate at or after six
(6) months after the Effective Time (the Cutoff ) shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of SAB Common Stock, which dividend or other distribution is attributable to such person's SAB Common Stock represented by said CNB Certificate held after the Cutoff, until such person surrenders said CNB Certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such CNB Certificate, both the SAB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such CNB Certificate.

         4.3 Establishment of Escrow Trust. Prior to the Effective Time, SAB, the Escrow Agent and CNB shall enter into the Escrow Trust Agreement in order to establish an escrow of shares of SAB Common Stock to fund that certain lawsuit currently pending against CNB in Greene County, Alabama, captioned Harold Cannon, Gloria Cannon and B&C Developers, L.L.C. (a limited liability Company under the laws of Alabama), Plaintiffs v. Commercial National Bank of Demopolis and Donna Bingham, Defendants, Case No. CV-98-051 (the" Lawsuit"). Approval of this Agreement by the shareholders of CNB at the Stockholders' Meeting shall constitute approval of the establishment of the Escrow Trust contemplated by the Escrow Trust Agreement, the appointment of the Escrow Agent, and CNB's entering into the Escrow Trust Agreement. At the Effective Time, SAB shall deposit with the Escrow Agent that number of whole shares of SAB Common Stock (rounded up to the nearest whole share) having an average Market Value during the Valuation Period equal to Two Hundred Fifty Thousand Dollars ($250,000.00). After the Effective Time, SAB shall deposit with the Escrow Agent such additional shares of SAB Common Stock as may be required under the circumstances set forth in Section 1.2 of the Escrow Trust Agreement. Such shares of SAB Common Stock shall be held by the Escrow Agent and distributed to the former Stockholders of CNB or applied to fund the Lawsuit in accordance with the terms of the Escrow Trust Agreement.

                               ARTICLE FIVE
                        CLOSING AND EFFECTIVE TIME

         5.1 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Hand Arendall, L.L.C., Mobile, Alabama, or such other place as may be mutually agreed upon by the Parties.

         5.2 Effective Time. The Merger and other transactions contemplated by this Plan of Merger shall become effective on the date and at the time stated in the Articles of Merger or at the time the Articles of Merger are filed, whichever is later (the "Effective Time"). Subject to the terms and conditions hereof and of the Agreement, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as practicable after the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of CNB approve this Plan of Merger to the extent such approval is required by applicable Law or such later date within ninety (90) days thereof as may be specified by SAB.

                                ARTICLE SIX
                         CONDITIONS, TERMINATION,
                           AMENDMENT AND WAIVER

         6.1 Conditions Precedent. Consummation of the Merger is conditioned upon the approval of the Merger by the stockholders of CNB and the sole stockholder of Interim, as and to the extent required by law, and the receipt of the requisite Regulatory Approvals as set forth in the Agreement. Additionally, consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Article Nine of the Agreement or the waiver of such conditions as provided in Section 11.5 of the Agreement.

         6.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto at any time after termination of the Plan of Merger as provided in Article Ten of the Agreement.

         6.3 Amendment. This Plan of Merger may be amended at any time prior to the Effective Time as provided in Section 11.4 of the Agreement.

         6.4  Waiver.

              (a) Prior to or at the Effective Time, SAB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Plan of Merger or the Agreement by CNB, to waive or extend the time for the compliance or fulfillment by CNB of any and all of its obligations under this Plan of Merger or the Agreement, and to waive any or all of the conditions precedent to the obligations of SAB under this Plan of Merger or the Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of SAB.

              (b) Prior to or at the Effective Time, CNB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Plan of Merger or the Agreement by SAB, to waive or extend the time for the compliance or fulfillment by SAB of any and all of its obligations under this Plan of Merger or the Agreement, and to waive any or all of the conditions precedent to the obligations of CNB under this Plan of Merger or the Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of CNB.

                               ARTICLE SEVEN
                               MISCELLANEOUS

         7.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth in Section 11.7 of the Agreement (or at such other address as may be provided thereunder), and shall be deemed to have been delivered as of the date specified therein.

         7.2 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to any applicable conflicts of law, except to the extent that the federal laws of the United States may apply to the Merger.

         7.3 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         7.4 Inconsistent Provisions. The Parties agree that, to the extent any of the provisions of this Plan of Merger shall conflict or be inconsistent with any provision of the Agreement, the provisions of the Agreement shall control and prevail, and the Parties hereto agree to execute such amendments to this Plan of Merger as may be necessary to conform the provisions hereof to the provisions of the Agreement.

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized all as of the day and year first above written.

                             THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS

[NATIONAL BANK SEAL]
                             By: ___________________________________________
                                    J. Olen Kerby, Jr.
                                    Its President
ATTEST:

__________________________________
Cashier


                             THE COMMERCIAL INTERIM BANK OF DEMOPOLIS

[SEAL]

                             By:___________________________________________
                                  W. Bibb Lamar, Jr.
                                       Its President

ATTEST:


_______________________________
Corporate Secretary

                                                                  Exhibit 1

                  AMENDMENTS TO ARTICLES OF INCORPORATION


         Article One shall be amended to read as follows:

               The name of the corporation shall be  THE COMMERCIAL BANK OF
              DEMOPOLIS .






                                                                  Exhibit 2

                           AMENDMENTS TO BYLAWS


         The Bylaws shall be amended to replace the name "The Commercial Interim Bank of Demopolis" with "The Commercial Bank of Demopolis" wherever the same appears.



                                                                  Exhibit 2

                  AMENDMENTS TO ARTICLES OF INCORPORATION


         Article One shall be amended to read as follows:

               The name of the corporation shall be  THE COMMERCIAL BANK OF
              DEMOPOLIS .

                                                                  Exhibit 3

                           AMENDMENTS TO BYLAWS


         The Bylaws shall be amended to replace the name "The Commercial Interim Bank of Demopolis" with "The Commercial Bank of Demopolis" wherever the same appears.



                                                                  Exhibit 4

                            AFFILIATE AGREEMENT



South Alabama Bancorporation, Inc.
Mobile, Alabama

Attention:    W. Bibb Lamar, Jr.
              President

Gentlemen:

         The undersigned is a stockholder of The Commercial National Bank of Demopolis ("CNB"), a national banking corporation organized and existing under the laws of the United States of America and located in Demopolis, Alabama, and will become a stockholder of the South Alabama Bancorporation, Inc. ("SAB") pursuant to the transactions described in the Amended and Restated Agreement and Plan of Reorganization, dated as of October ____, 1998, (the "Agreement"), by and between SAB and CNB. Under the terms of the Agreement, CNB will be merged with and into an interim Alabama state banking corporation to be formed (the "Merger"), and the shares of the common stock of CNB ("CNB Common Stock") will be converted into and exchanged for shares of the common stock of SAB ("SAB Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and SAB regarding certain rights and obligations of the undersigned in connection with the shares of SAB to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and SAB hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to CNB he or she is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he or she will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that he or she will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the shares of SAB Common Stock into which his or her shares of CNB Common Sock are converted upon consummation of the Merger until such time as SAB notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135
("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of SAB and CNB. SAB agrees that it will publish such results within forty-five (45) days after the end of the first fiscal quarter of SAB containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

              (a) The SAB Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

              (b) SAB has informed the undersigned that any distribution by the undersigned of SAB Common Stock has not been registered under the 1933 act and that shares of SAB Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that SAB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of SAB Common Stock.

              (c) The undersigned is aware that SAB intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as SAB for federal income tax purposes. The undersigned acknowledges that
         Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
         Section 368 of the Code. This requirement is satisfied if, taking into account those CNB stockholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the CNB stockholders to sell or otherwise dispose of the SAB Common Stock to be received in the Merger that will reduce such stockholders' ownership to a number of shares having, in the aggregate, a value at the time of the merger of less than 50% of the total fair market value of the CNB Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his SAB Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of SAB Common Stock received by the undersigned pursuant to the Merger will be given to SAB's Transfer Agent and that there will be placed on the certificates of such shares, or shares issued in substitution thereof, a legend stating in substance:

         The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his or her risks relative thereto in any way, until such time as South Alabama Bancorporation, Inc. (the "Corporation") has published the financial results covering at least thirty (30) days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
         (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate or the Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Corporation) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing SAB securities issued subsequent to the original issuance of the SAB Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the SAB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, SAB shall cause the certificates representing the shares of SAB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable of the SAB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), SAB, upon the request of the undersigned, will cause the certificates representing the shares of SAB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by SAB of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of SAB Common Stock received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for CNB.

         6. Filing of Reports by SAB. SAB agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of SAB Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of SAB Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for SAB Common Stock together with such additional information as the transfer agent may reasonably request. If SAB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), SAB shall cause such counsel to provide such opinions as may be necessary to SAB's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of SAB or becomes a director or officer of SAB upon consummation of the Merger, among other things, any sale of SAB common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between SAB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Alabama.

      This Affiliate Agreement is executed as of
      the            day of _______________, 1998.


                                       Very truly yours,




                                       Signature



                                       Print Name






                                       Address



AGREED TO AND ACCEPTED as of
                                            , 1998

SOUTH ALABAMA BANCORPORATION, INC.


By:

                                                                  Exhibit 5


                    [LETTERHEAD OF BALCH & BINGHAM LLP]


                                                      , 1998

South Alabama Bancorporation, Inc.
Mobile, Alabama


     Re: Merger of The Commercial National Bank of Demopolis with and into CNB Interim Bank

Gentlemen:

     We are counsel to The Commercial National Bank of Demopolis ("CNB"), a national banking association organized and existing under the laws of the United States of America, and have represented CNB in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Reorganization, dated as of __________, 1998 (the "Agreement"), by and between South Alabama Bancorporation, Inc. ("SAB") and CNB.

     This opinion is delivered pursuant to Section 9.2(d) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

     In rendering this opinion, we have examined the corporate books and records of CNB and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of CNB as to certain questions of fact.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. CNB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Association or Bylaws of CNB or, to the best of our knowledge, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which CNB is a party or by which CNB is bound.

     3. In accordance with the Bylaws of CNB and pursuant to resolutions duly adopted by its Board of Directors and stockholders, the Agreement has been duly adopted and approved by the Board of Directors of CNB and by the stockholders of CNB at the Stockholders' Meeting.

     4. The Agreement has been duly and validly executed and delivered by CNB.

     5. The authorized capital stock of CNB consists of 135,000 shares of CNB Common Stock, of which 121,500 shares were issued and outstanding as
of         , 1998.  The shares of CNB Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the National Bank Act. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating CNB to issue any equity securities or acquire any of its equity securities.

     This opinion is delivered solely for reliance by SAB.

                              Sincerely,


                                                                  Exhibit 6


                   [LETTERHEAD OF HAND ARENDALL, L.L.C.]



The Commercial National Bank of Demopolis




     Re: Merger of The Commercial National Bank of Demopolis with and into CNB Interim Bank

Gentlemen:

     We are counsel to South Alabama Bancorporation, Inc. ("SAB"), a corporation organized and existing under the laws of the State of Alabama, and have represented SAB in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Reorganization, dated as of
       , 1998, (the "Agreement"), by and between The Commercial National Bank of Demopolis ("CNB") and SAB.

     This opinion is delivered pursuant to Section 9.3(d) of the Agreement. Capitalized terms used in this opinion shall have the meaning set forth in the Agreement.

     In rendering this opinion, we have examined the corporate books and records of SAB, and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of SAB as to certain questions of fact.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. SAB is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged and to own the properties owned by it.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of SAB or, to the best of our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, arbitration award, judgment or decree to which SAB is a party or by which SAB is bound.

     3. In accordance with the Bylaws of SAB and pursuant to resolutions duly adopted by its Board of Directors and stockholders, the Agreement has been duly adopted and approved by the Board of Directors of SAB.

     4. The Agreement has been duly and validly executed and delivered by SAB.

     5.   The authorized capital stock of SAB consists of 10,000,000 shares
of SAB Common Stock, of which                     shares were issued and
outstanding as of         , 1998, and 500,000 shares of preferred stock, no
par value, none of which is issued and outstanding. The shares of SAB Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Business Corporation Act. The shares of SAB Common Stock to be issued to the stockholders of CNB as contemplated by the Agreement are duly authorized, have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be validly issued, fully paid and non-assessable.

     This opinion is delivered solely for reliance by CNB.

                              Yours very truly,

                              HAND ARENDALL, L.L.C.


                              By:_________________________________________

                                                                  Exhibit 7

                          ESCROW TRUST AGREEMENT


     THIS ESCROW TRUST AGREEMENT (this "Agreement") is made and entered into this ______ day of_________, 199___, by and among South Alabama Bancorporation, Inc. ("SAB"), The Commercial National Bank of Demopolis ("CNB") and South Alabama Trust Company, Inc. (as "Escrow Agent").

                                 PREAMBLE

     SAB and CNB are parties to an Amended and Restated Agreement and Plan of Reorganization, dated as of October ____, 1998 (together with the related
Plan of Merger, the "Merger Agreement"), pursuant to which CNB will merge
(the "Merger") with and into a wholly owned subsidiary of SAB ("CNB Interim"), with CNB Interim being the surviving bank resulting from the Merger.

     Pursuant to Section 3.1(c) of the Merger Agreement, each of the stockholders of CNB who do not dissent from the Merger (each a "Stockholder" and collectively the "Stockholders") is entitled to receive, in exchange for each share of CNB Common Stock held by such Stockholder at the Effective Time,
(i) that number of shares of SAB Common Stock having an average Market Value during the Valuation Period equal to $147.94, subject to the adjustments contained in the definition of Market Value (the "Exchange Ratio") and (ii) the right to receive on a deferred basis and subject to the terms of this Agreement up to that additional fraction of a share of SAB Common Stock (the "Escrow Stock Right" and collectively, the "Escrow Stock Rights") equal to the quotient obtained by dividing $2.06 by the average Market Value of SAB Common Stock during the Valuation Period (the "Escrow Stock Ratio").

     Pursuant to the terms of the Merger Agreement, the number of shares of SAB Common Stock issued in respect of the Escrow Stock Rights, as calculated in accordance with Section 4.3 of the Merger Agreement (the "Escrow Shares"), will be issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

     Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                ARTICLE ONE

                          ESTABLISHMENT OF ESCROW

     1.1 Initial Escrow of Shares. At the Closing, SAB shall execute and deliver to the Escrow Agent a stock certificate in negotiable form representing the Escrow Shares and naming the Escrow Agent as the registered holder of such shares. Schedule I to this Agreement shows for each Stockholder the respective percentage interest (the "Percentage Interest") of each such Stockholder in the Escrow Shares. For purposes of this Agreement, the Percentage Interest of each Stockholder (other than Stockholders who have perfected their dissenters rights of appraisal pursuant to Section 3.3 of the Merger Agreement and as a result of which shall have no Percentage Interest and shall not be deemed to be a Stockholder for purposes of this Agreement) shall equal the quotient obtained by dividing (i) the number of shares of CNB Common Stock held of record by such Stockholder at the Effective Time by (ii) the total number of shares of CNB Common Stock outstanding and held by Stockholders at the Effective time.

     1.2 Additional Escrow Shares. The number of Escrow Shares shall be increased and the Percentage Interest of each Stockholder shall be adjusted under the circumstances described below. In each case, the additional shares of SAB Common Stock issuable under the circumstances described below as are represented by Escrow Stock Rights shall be regarded as additional "Escrow Shares" for all purposes under this Agreement. In addition, the Escrow Agent shall make the appropriate revisions to Schedule I to this Agreement (including appropriate revisions to each Stockholder's Percentage Interest and the addition of any new Stockholder and such Stockholder's shares) necessary to reflect the adjustment.

     (a) Stock Splits, Stock Dividends. In the event any stock split or stock dividend with respect to SAB Common Stock becomes effective during the Term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares, and SAB shall deliver to the Escrow Agent a stock certificate in negotiable form representing such additional shares of SAB Common Stock.

     (b) Dissenting Shares. In the event that after the Effective Time and during the Term of this Agreement, a dissenting stockholder of CNB fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, and SAB issues shares of SAB Common Stock to such holder in accordance with the provisions of Section 3.3 of the Merger Agreement, SAB shall deliver to the Escrow Agent a stock certificate in negotiable form representing that number of whole shares of SAB Common Stock as are represented by the Escrow Stock Rights issuable to such Stockholder. Such certificate shall name the Escrow Agent as the registered holder of such shares, and such holder shall be regarded as a "Stockholder" with respect to such shares for all purposes under this Agreement.

     1.3 Handling of Escrow Shares. The Escrow Agent shall hold the Escrow Shares as escrow agent on behalf of, and as a convenience to, the Stockholders with the same force and effect as if such shares had been delivered by SAB to each Stockholder and subsequently delivered by such Stockholder to the Escrow Agent. The Escrow Agent shall hold the Escrow Shares for the benefit of SAB and the Stockholders, as the case may be, pursuant to the terms of this Agreement.

                                ARTICLE TWO

                               REIMBURSEMENT

     2.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a)  "Cost Notice" shall mean a written notice, as prescribed in Section
2.3 of this Agreement, provided by SAB to the Escrow Agent setting forth in reasonable detail the nature and amount of Reimbursable Costs. For informational purposes, SAB shall provide a copy of any Cost Notice to J. Olen Kerby, Jr.

     (b) "Final Adjudication" with respect to the Lawsuit shall mean the entry of a final non-appealable order by the Circuit Court of Greene County or the appropriate appellate court, as applicable.

     (c) "Lawsuit" means that certain lawsuit now pending against CNB in Greene County, Alabama and captioned Harold Cannon, Gloria Cannon and B&C Developers, L.L.C. (a limited liability company under the laws of Alabama), Plaintiffs v. Commercial National Bank of Demopolis and Donna Bingham, Defendants, Case No. CV-98-051.

     (d) "Reimbursable Costs" shall mean all costs and expenses (including without limitation attorney's fees, expert witness fees and all other expenses incurred in connection with case preparation, depositions, trial preparation, trying the case, settlement negotiations, and appeals, as well as any damages, losses and/or settlement amounts), actually incurred or paid by CNB, SAB or any of SAB's Affiliates which in any way arise out of or which directly relate to the Lawsuit. Reimbursable Costs shall also specifically include, without limitation, the amount of any indebtedness (together with accrued interest) forgiven in settlement or resolution of the Lawsuit, but Reimbursable Costs shall not include costs and expenses paid by any insurance company or any Person other than SAB or its Affiliates.

     (e) "Term" or "Term of this Agreement" shall have the meaning set forth in Section 3.1 of this Agreement.

     2.2 Reimbursement of Costs Arising From The Lawsuit. Subject to the express limitations set forth in Section 2.4 of this Agreement, the Escrow Agent, acting on behalf of the Stockholders, shall reimburse SAB and its Affiliates from and against all Reimbursable Costs in accordance with the procedures set forth in this Article Two. Upon the expiration of the Term of this Agreement, the Escrow Agent shall, upon the direction of SAB, surrender to SAB a certificate representing that number of Escrow Shares (the "Canceled Escrow Shares") equal to the aggregate amount of Reimbursable Costs set forth in the Cost Notices submitted to it by SAB and due to be paid, subject to
Section 2.4 hereof, together with the dividends thereon (without interest) which are held in escrow. The Escrow Agent and SAB shall use the value of SAB Common Stock used to determine the Exchange Ratio to calculate the number of Canceled Escrow Shares, and they shall round the number so calculated to the nearest whole share. The remaining Escrow Shares, together with the dividends thereon (without interest) which are held in escrow, shall be distributed to the Stockholders in accordance with their respective Percentage Interests.

     2.3 Notice of Reimbursable Costs. At any time prior to the Termination of this Agreement SAB may submit a Cost Notice or Cost Notices to the Escrow Agent. Cost Notices shall be accompanied by invoices or other appropriate supporting documentation and evidence of payment of the costs set forth therein. SAB shall submit its final Cost Notice (which shall be identified as such) within sixty (60) days of Final Adjudication of the Lawsuit.

     2.4 Limitations on Reimbursable Costs. SAB shall not be permitted to be reimbursed for any Reimbursable Costs until the amount of such costs exceeds $20,000, in which event SAB shall be entitled to reimbursement for all Reimbursable Costs; provided, however, that SAB shall not be entitled to reimbursement for Reimbursable Costs in any form other than return of the Canceled Escrow Shares or in any amount in excess of the Escrow Shares.

     2.5 Exclusive Remedy. If CNB, SAB or its Affiliates incur costs arising out of or related to the Lawsuit, SAB's sole and exclusive means of recovery shall be as set forth in this Agreement and the escrow established hereunder. Neither CNB nor the Stockholders have any obligation or liability to SAB beyond the several interests of such Stockholders in the Escrow Shares. SAB agrees that if it incurs any costs arising out of or related to the Lawsuit, it will not sue or seek recourse against CNB, its Affiliates, the Stockholders, or any of them, other than as provided in this Agreement.

     2.6 Fractional Shares. Notwithstanding any other provision of this Agreement, each Stockholder who would otherwise have been entitled to receive a fraction of a share of SAB Common Stock hereunder shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SAB Common Stock multiplied by the average Market Value of one share of SAB Common Stock during the Valuation Period. No Stockholder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares. SAB shall timely pay the Escrow Agent the amount necessary to fund the obligation contained in this paragraph 2.6, and the shares of SAB Common Stock resulting from the fractional interests shall be included in the Canceled Escrow Shares and surrendered to SAB therewith.

                               ARTICLE THREE

                                   TERM

     3.1 Term. The term of this Agreement shall commence at the Effective Time and shall terminate when the Escrow Agent has delivered all of the Escrow Shares (and related cash payments) pursuant to the terms of this Agreement, which the Escrow Agent shall do within thirty (30) after receiving SAB's final Cost Notice. After all Escrow Shares have been so delivered and all cash payments made, all rights, duties, and obligations of the respective parties hereunder shall terminate.

                               ARTICLE FOUR

                         DIVIDENDS; VOTING RIGHTS

     4.1 Dividends. The Stockholders shall be entitled to receive, without interest, on a deferred basis upon distribution of the Escrow Shares any and all dividends or other distributions payable in cash or other property with respect to the Escrow Shares other than Canceled Escrow Shares in accordance with their respective Percentage Interests. The Escrow Agent shall deposit any cash held in escrow pursuant to this Agreement in a non-interest bearing account at South Alabama Bank in Mobile, Alabama. The Escrow Agent shall pay dividends with respect to the Canceled Shares to South Alabama (without interest) concurrently with delivery of the Canceled Escrow Shares.

     4.2 Voting Rights. So long as the Escrow Agent continues to hold Escrow Shares under this Agreement, the Escrow Agent shall, in connection with all meetings of stockholders of SAB, vote such Escrow Shares entitled to vote at each such meeting only in such manner as Stockholders in proportion to their respective Percentage Interests as set forth in Schedule I shall direct in written instructions delivered to the Escrow Agent. In any such case, the Escrow Agent shall mail to the Stockholders copies of each annual report to stockholders, notice of meetings of stockholders, proxy statement, or other solicitation material distributed generally to stockholders of SAB in connection with each meeting of stockholders of SAB, not later than five (5) business days after receipt by the Escrow Agent of any such materials. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

                               ARTICLE FIVE

                             THE ESCROW AGENT

     5.1 Liability. The Escrow Agent (and any successor escrow agent) shall be liable only to hold the Escrow Shares and to deliver the same to the parties named herein in accordance with the provisions of this Agreement.
The Escrow Agent shall not be bound in any way by any other agreement or contract between SAB, CNB, or any other party, and the Escrow Agent's only duties or responsibilities shall be to hold the Escrow Shares as Escrow Agent and to dispose of the Escrow Shares in accordance with the terms of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent (and any successor escrow agent) is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses, or expenses, unless such damages, losses, or expenses shall be caused by the negligence or malfeasance of the Escrow Agent (or in the case of any successor escrow agent, such successor's negligence or malfeasance). Neither the Escrow Agent nor any successor escrow agent shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement.

     5.2 Successor. The Escrow Agent may by written instrument designate a bank or trust company acceptable to SAB to act as successor escrow agent. Any such successor escrow agent shall have all the rights, duties, and responsibilities of the Escrow Agent under this Agreement.

     5.3 Expenses. All expenses and fees of the Escrow Agent incurred in carrying out its obligations under this Agreement shall be borne by SAB.

     5.4 Degree of Care. Neither the Escrow Agent nor any successor escrow agent shall be required to give a greater degree of care to the Escrow Shares than to its own similar property.

     5.5 Escrow Stock Certificates. The Escrow Agent may, at any time, request SAB to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement, and SAB agrees to issue, or cause to be issued, such new certificates promptly upon surrender of certificates to be exchanged therefor.

                                ARTICLE SIX

                               MISCELLANEOUS

     6.1 Escrow Stock Rights. The contingent right to receive Escrow Shares (or cash payments in lieu of any Fractional Escrow Shares) as represented by the Escrow Stock Rights shall not be (i) transferable by the Stockholders otherwise than by will or by the laws of descent and distribution or (ii) represented by any form of certificate or instrument.

     6.2 Notices. Each party shall keep each of the other parties hereto advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if given in person or if sent by overnight delivery service, postage prepaid, addressed as follows, or by facsimile to the facsimile numbers identified below:

     CNB:               The Commercial National Bank of Demopolis
                        Post Office Box 280 (36732-0280)
                        201 North Main
                        Demopolis, Alabama 36732-2015
                        Telephone:     (334) 289-3820
                        Facsimile:     (334) 289-9252

                        Attention: J. Olen Kerby, Jr.


     Copy to Counsel:   Balch & Bingham
                        Post Office Box 78 (36101)
                        2 Dexter Avenue
                        Montgomery,  Alabama 36104
                        Telephone:     (334) 834-6500
                        Facsimile:     (334) 269-3115

                        Attention: Michael D. Waters


     SAB:               South Alabama Bancorporation, Inc.
                        P. O. Box 3067 (36652)
                        100 St. Joseph Street
                        Mobile, Alabama 36602
                        Telephone:     (334) 431-7800
                        Facsimile:     (334) 431-7851

                        Attention: W. Bibb Lamar, Jr., President


     Copy to Counsel:   Hand Arendall, L.L.C.
                        P. O. Box 123 (36601)
                        3000 First National Bank Building
                        Mobile, Alabama  36602
                        Telephone:     (334) 432-5511
                        Facsimile:     (334) 694-6375

                        Attention: Stephen G. Crawford

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     6.3 Construction. The validity, enforcement, and construction of this Agreement shall be governed by the Laws of the State of Alabama, without regard to the principles of conflicts of laws thereof.

     6.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the respective successors, and assigns of the parties hereto.

     6.5 Severability. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     6.6 Headings. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     6.7. Execution in Counterparts. This Agreement may be executed in any number or counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.8 Amendments. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Escrow Trust Agreement as of the day and year first above written.


                              SOUTH ALABAMA BANCORPORATION, INC.


                              By:_________________________________________
                                   W. Bibb Lamar, Jr., President


                              THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS


                              By: ________________________________________
                                    J. Olen Kerby, Jr., President

                              SOUTH ALABAMA TRUST COMPANY, INC.
                              as Escrow Agent


                              By: ________________________________________
                                    Dan Britton, President



                                                                 Appendix B


                       AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") is made and entered into as of the _______ day of __________________, 1998, by and
between THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS ("CNB"), a national banking association organized and existing under the laws of the United States, and THE COMMERCIAL INTERIM BANK OF DEMOPOLIS ("Interim"), an Alabama banking corporation and wholly owned subsidiary of South Alabama Bancorporation, Inc. ("SAB").


                                 PREAMBLE


     Each of the Boards of Directors of CNB and Interim deems it advisable and in the best interests of their respective institutions and the stockholders thereof for CNB to be merged into Interim (the "Merger") on the terms and conditions provided in this Plan of Merger. This Plan of Merger is made and entered into pursuant to an Agreement and Plan of Reorganization, dated as of July 22, 1998 (the "Agreement"), by and between CNB and SAB. At the Effective Time of the Merger, the outstanding shares of the common stock of CNB shall be converted into the right to receive shares of the common stock of SAB
(subject to certain exceptions as set forth in the Agreement and this Plan of Merger). As a result, stockholders of CNB shall become stockholders of SAB, and Interim shall continue to conduct its business and operations as a wholly-owned first tier subsidiary of SAB. It is intended that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and for pooling-of-interests accounting treatment.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CNB and Interim hereby make, adopt, and approve this Plan of Merger in order to set forth the terms and conditions of the merger of Interim into CNB.

                                ARTICLE ONE
                                DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the following meanings:

     "Agreement" shall mean the Agreement and Plan of Reorganization, dated as of July 22, 1998, by and between CNB and SAB, including each of the supporting agreements and the other exhibits delivered pursuant thereto and incorporated therein by reference.

     "Articles of Merger" shall mean the Articles of Merger to be executed by Interim and filed with the Alabama Secretary of State in accordance with
     Section 5.2 of this Plan of Merger.

     "Closing" shall mean the closing of the transactions contemplated hereunder, as described in Section 5.1 of this Plan of Merger.

     "CNB Common Stock" shall mean the $1.00 par value common stock of CNB.

     "Interim Common Stock" shall mean the $1.00 par value common stock of Interim.

     "Effective Time" shall mean the date and time on which the Merger contemplated by this Plan of Merger becomes effective pursuant to the laws of the United States, as defined in Section 5.2 of this Plan of Merger.

     "Exchange Agent" shall have the meaning specified in Section 4.1 of this Plan of Merger.

     "Exchange Ratio" shall have the meaning specified in Section 3.1(b) of this Plan of Merger.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Market Value", when used with reference to SAB Common Stock, shall mean the average of the closing bid and closing ask price as reported by NASDAQ, adjusted for the effect of any stock split, stock dividend or other similar recapitalization between the date hereof and the Effective Time; provided, however, that for purposes of determining the Exchange Ratio, if the Market Value of SAB Common Stock exceeds $20 per share it shall be deemed to be $20 per share, and if the Market Value of SAB Common Stock is less than $15.3333 per share, it shall be deemed to be $15.3333 per share.

     "Merger" shall mean the merger of CNB with and into Interim, as provided in Article Two of this Plan of Merger.

     "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

     "Party" shall mean either CNB or Interim and "Parties" shall mean both CNB or Interim.

     "SAB Common Stock" shall mean the $.01 par value common stock of SAB.

     "SAB Companies" shall mean, collectively, SAB and all SAB subsidiaries.

     "Surviving Bank" shall mean Interim, as the surviving bank resulting from the Merger.

     "Valuation Period" shall mean the period of twenty (20) consecutive Trading Days ending on the Trading Day preceding by two Trading Days the Effective Time.


                                ARTICLE TWO
                              TERMS OF MERGER

     2.1 Merger. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time, CNB shall be merged with and into Interim in accordance with the provisions of 12 U.S.C. Section 214a and Chapter 7A of Title 5 of the Code of Alabama (1975) and with the effect provided in 12 U.S.C. Section 214b and Section 10-2B-11.06 Code of Alabama
(1975) (the "Merger"). Interim shall be the Surviving Bank resulting from the Merger and shall be a state bank governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Plan of Merger.

     2.2. Business of Surviving Bank. The business of the Surviving Bank from and after the Effective Time shall be that of a state banking corporation organized under the laws of the State of Alabama. The business shall be conducted from its main office and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, at the Effective Time.

     2.3 Assumption of Rights. At the Effective Time, the separate existence and corporate organization of CNB shall be merged into and continued in the Surviving Bank. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time and thereafter, except as otherwise provided herein, all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of CNB and Interim; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of CNB and Interim shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein, vested in either of CNB or Interim shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights or property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests where held or enjoyed by either CNB or Interim at the Effective Time.

     2.4 Charter. The Articles of Incorporation of Interim in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 1 hereto, until otherwise amended or repealed.

     2.5 Bylaws. The Bylaws of Interim in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank immediately following the Effective Time, with the amendments set forth in Exhibit 2 hereto, until otherwise amended or repealed.

     2.6  Directors and Officers.

          (a) The directors of the Surviving Bank from and after the Effective Time shall consist of the incumbent directors of CNB, who shall serve as directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

          (b) The principal officers of the Surviving Bank upon the Effective Time shall be the incumbent principal officers of CNB, who shall serve as officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

                               ARTICLE THREE
                        MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent banks shall be converted as follows:

          (a) Each share of Interim Common Stock issued and outstanding at the Effective Time shall remain issued and outstanding from and after the Effective time.

          (b) Each share of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger and shares held by stockholders who perfect their dissenters' rights of appraisal as provided in
Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the number of shares of SAB Common Stock having an average Market Value during the Valuation Period of One Hundred Fifty Dollars ($150), subject to the adjustments contained in the definition of Market Value hereinabove (the "Exchange Ratio").

     3.2 Shares Held by CNB or SAB. Each of the shares of CNB Common Stock held by CNB or by any SAB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.3 Dissenting Stockholders. Any holder of shares of CNB Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by 12 U.S.C. Section 214a(b) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of 12 U.S.C. Section 214a(b) and surrendered to the Exchange Agent the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of CNB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Exchange Agent shall issue and deliver the consideration to which such holder of shares of CNB Common Stock is entitled under this Article Three (without interest) upon surrender by such holder of the certificate or certificates representing shares of CNB Common Stock held by him.

     3.4 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, each holder of shares of CNB Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of SAB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SAB Common Stock multiplied by the Market Value of one share of SAB Common Stock during the Valuation Period. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5 Anti-Dilution Provision. In the event CNB changes the number of shares of CNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or recapitalization.

                               ARTICLE FOUR
                            EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, SAB shall cause the exchange agent selected by it (the "Exchange Agent") to mail to the former stockholders of CNB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CNB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of CNB Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal have been perfected as provided in
Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of CNB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of SAB Common Stock to which such holder may be otherwise entitled (without interest). SAB shall not be obligated to deliver the consideration to which any former holder of CNB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of CNB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CNB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither SAB, the Surviving Bank nor the Exchange Agent shall be liable to a holder of CNB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former CNB Stockholders. At the Effective Time, the stock transfer books of CNB shall be closed as to holders of CNB Common Stock immediately prior to the Effective Time, and no transfer of CNB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of CNB Common Stock
( CNB Certificate ), other than shares to be canceled pursuant to Section 3.2 of this Plan of Merger or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.3 of this Plan of Merger, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor. To the extent permitted by Law, former stockholders of record of CNB shall be entitled to vote after the Effective Time at any meeting of SAB stockholders the number of whole shares of SAB Common Stock into which their respective shares of CNB Common Stock are converted, regardless of whether such holders have exchanged their CNB Certificates for certificates representing SAB Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by SAB on the SAB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan of Merger. Notwithstanding the preceding sentence, any person holding any CNB Certificate at or after six (6) months after the Effective Time (the "Cutoff") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of SAB Common Stock, which dividend or other distribution is attributable to such person's SAB Common Stock represented by said CNB Certificate held after the Cutoff, until such person surrenders said CNB Certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such CNB Certificate, both the SAB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such CNB Certificate.

                               ARTICLE FIVE
                        CLOSING AND EFFECTIVE TIME

     5.1 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Hand Arendall, L.L.C., Mobile, Alabama, or such other place as may be mutually agreed upon by the Parties.

     5.2 Effective Time. The Merger and other transactions contemplated by this Plan of Merger shall become effective on the date and at the time stated in the Articles of Merger or at the time the Articles of Merger are filed, whichever is later (the "Effective Time"). Subject to the terms and conditions hereof and of the Agreement, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as practicable after the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of CNB approve this Plan of Merger to the extent such approval is required by applicable Law or such later date within ninety (90) days thereof as may be specified by SAB.

                                ARTICLE SIX
                         CONDITIONS, TERMINATION,
                           AMENDMENT AND WAIVER

     6.1 Conditions Precedent. Consummation of the Merger is conditioned upon the approval of the Merger by the stockholders of CNB and the sole stockholder of Interim, as and to the extent required by law, and the receipt of the requisite Regulatory Approvals as set forth in the Agreement. Additionally, consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Article Nine of the Agreement or the waiver of such conditions as provided in Section 11.5 of the Agreement.

     6.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto at any time after termination of the Plan of Merger as provided in Article Ten of the Agreement.

     6.3 Amendment. This Plan of Merger may be amended at any time prior to the Effective Time as provided in Section 11.4 of the Agreement.

     6.4  Waiver.

          (a) Prior to or at the Effective Time, SAB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Plan of Merger or the Agreement by CNB, to waive or extend the time for the compliance or fulfillment by CNB of any and all of its obligations under this Plan of Merger or the Agreement, and to waive any or all of the conditions precedent to the obligations of SAB under this Plan of Merger or the Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of SAB.

          (b) Prior to or at the Effective Time, CNB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Plan of Merger or the Agreement by SAB, to waive or extend the time for the compliance or fulfillment by SAB of any and all of its obligations under this Plan of Merger or the Agreement, and to waive any or all of the conditions precedent to the obligations of CNB under this Plan of Merger or the Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of CNB.

                               ARTICLE SEVEN
                               MISCELLANEOUS

     7.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth in Section 11.7 of the Agreement (or at such other address as may be provided thereunder), and shall be deemed to have been delivered as of the date specified therein.

     7.2 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to any applicable conflicts of law, except to the extent that the federal laws of the United States may apply to the Merger.

     7.3 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.4 Inconsistent Provisions. The Parties agree that, to the extent any of the provisions of this Plan of Merger shall conflict or be inconsistent with any provision of the Agreement, the provisions of the Agreement shall control and prevail, and the Parties hereto agree to execute such amendments to this Plan of Merger as may be necessary to conform the provisions hereof to the provisions of the Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized all as of the day and year first above written.

                              THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS

[NATIONAL BANK SEAL]
                              By: ________________________________________
                                     J. Olen Kerby
                                     Its President

ATTEST:


__________________________________
Cashier


                              THE COMMERCIAL INTERIM BANK OF DEMOPOLIS

[SEAL]

                              By:_________________________________________
                                   W. Bibb Lamar, Jr.
                                   Its President

ATTEST:


_______________________________
Corporate Secretary
                                                                  Exhibit 1

                  AMENDMENTS TO ARTICLES OF INCORPORATION


     Article One shall be amended to read as follows:

           The name of the corporation shall be  THE COMMERCIAL BANK OF
                    DEMOPOLIS .

                                                                   Exhibit 2

                           AMENDMENTS TO BYLAWS


          The Bylaws shall be amended to replace the name "The Commercial Interim Bank of Demopolis" with "The Commercial Bank of Demopolis" wherever the same appears.





Index to Financial Statements

The Commercial National Bank of Demopolis                              Page

  Independent Auditors Report............................................. 1
  Statements of Income for the years ended December 31,
      1997, 1996, and 1995................................................ 2
  Statements of Condition as of December 31, 1997 and 1996................ 4
  Statements of Stockholders' Equity for the years ended
      December 31, 1997, 1996 and 1995.................................... 5
  Statements of Cash Flows for the years ended December 31,
      1997, 1996, and 1995................................................ 6
  Notes to Financial Statements........................................... 7
  Statements of Income for the six months ended June 30,
      1998 (unaudited) and 1997 (unaudited)...............................18
  Statements of Condition as of June 30, 1998 (unaudited)
      and 1997 (unaudited)................................................19
  Statements of Cash Flows for the six months ended
      June 30, 1998 (unaudited) and 1997 (unaudited)......................21


                                                      Appendix C

                     AUDITED FINANCIAL STATEMENTS

                     THE COMMERCIAL NATIONAL BANK
                             OF DEMOPOLIS

                           DEMOPOLIS, ALABAMA

                           DECEMBER 31, 1997




THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
TABLE OF CONTENTS
                                                                       PAGE

    INDEPENDENT AUDITOR'S REPORT                                           1

    STATEMENTS OF INCOME                                                   2

    STATEMENTS OF CONDITION                                                4

    STATEMENTS OF STOCKHOLDERS' EQUITY                                     5

    STATEMENTS OF CASH FLOWS                                               6

    NOTES TO FINANCIAL STATEMENTS                                          7



INDEPENDENT AUDITOR'S REPORT


Board of Directors
The Commercial National Bank of Demopolis
Demopolis, Alabama


We have audited the statements of condition of The Commercial National Bank of Demopolis as of December 31, 1997, 1996, and 1995 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Commercial National Bank of Demopolis as of December 31, 1997, 1996, and 1995 and results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                  McKEAN & ASSOCIATES, P.A.
January 15, 1998                                  Certified Public Accountants



THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF INCOME


For the years ended December 31,                 1997         1996         1995

INTEREST INCOME
    Loans - taxable                        $  4,129,739 $  3,824,072 $  3,536,114
    Loans - tax exempt                           27,143       18,343       14,812
               Total                          4,156,882    3,842,415    3,550,926

    Investment Securities - taxable             488,999      590,104      664,181
    Investment Securities - tax exempt          422,340      412,020      428,765
    Federal funds sold                           33,952       52,421       40,451
               Total                            945,291    1,054,545    1,133,397

TOTAL INTEREST INCOME                         5,102,173    4,896,960    4,684,323

INTEREST EXPENSE
    Deposits                                  2,441,197    2,419,174    2,284,731
    FHLB borrowing                               57,668            0            0
    Federal funds purchased                      34,310        9,735       20,237

NET INTEREST INCOME                           2,568,998    2,468,051    2,379,355

    Provision for loan losses                   122,500       10,000            0

NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                 2,446,498    2,458,051    2,379,355

NON-INTEREST INCOME
    Service/penalty charges on deposit accounts 351,886      357,037      343,369
    Securities gains (losses)                    14,169       18,384      (21,149)
    Other income                                106,392       69,990      127,173
               Total                            472,447      445,411      449,393

OPERATING INCOME                           $  2,918,945 $  2,903,462 $  2,828,748


See independent auditor's report and notes to financial statements.


                                    2


THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF INCOME


For the years ended December 31,                1997         1996         1995
OPERATING INCOME                           $  2,918,945 $  2,903,462 $  2,828,748

NON-INTEREST EXPENSES
    Salaries                                    728,528      711,880      716,535
    Employee benefits                           240,506      246,651      243,161
    Occupancy                                   130,984      140,911      132,876
    Equipment depreciation and maintenance      130,936       93,889       85,302
    Professional fees                           105,462      116,710       75,269
    Stationery and supplies                      74,975       68,245       70,880
    Computer expense                             42,363       64,990       46,080
    Other expenses                              462,715      441,351      462,979

TOTAL NON-INTEREST EXPENSE                    1,916,469    1,884,627    1,833,082

INCOME BEFORE INCOME TAXES                    1,002,476    1,018,835      995,666

    Provision for income taxes                  225,731      246,667      236,228

NET INCOME                                 $    776,745 $    772,168 $    759,438


Average number of shares outstanding            121,500      121,500      121,500

Net income per common share                $       6.39 $       6.36 $       6.25

Cash dividends declared per share          $       1.87 $       1.72 $       1.62


See independent auditor's report and notes to financial statements.


                                    3



THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF CONDITION


December 31,                                       1997         1996         1995

ASSETS

Cash and due from banks                    $  1,946,010 $  2,678,078 $  3,532,724
Federal funds sold                            1,000,000            0    1,875,000
Investment securities                        15,056,230   16,151,844   15,920,571
Loans (net of unearned interest and allowance
  for loan losses)                           47,629,524   42,520,110   38,178,063
Premises and equipment, net                   1,477,338    1,546,254    1,467,772
Accrued interest receivable                     713,815      629,437      633,551
Other assets                                    174,029      260,232      183,172

               TOTAL                       $ 67,996,946 $ 63,785,955 $ 61,790,853


LIABILITIES

Deposits
    Demand-non-interest bearing            $  6,196,868 $  6,566,580 $  5,737,247
    Demand-interest bearing                  10,150,416    9,835,064   12,305,157
    Savings                                   5,101,700    5,144,362    4,817,464
    Time                                     35,365,199   32,827,789   31,797,031
Total deposits                               56,814,183   54,373,795   54,656,899
Federal funds purchased                               0    1,600,000            0
Treasury tax and loan                           311,319      374,818      303,052
Accrued interest payable                        265,745      263,188      251,132
Other liabilities                               817,973      590,378      368,905
FHLB borrowings                               2,500,000            0            0
                                             60,709,220   57,202,179   55,579,988

STOCKHOLDERS' EQUITY

Common stock - par vale $1 per share;
    135,000 shares authorized,
    121,500 shares issued and outstanding       121,500      121,500    1,012,500
Surplus                                       1,266,000    1,266,000      375,000
Unrealized gain (loss) on investment securiti    (8,537)    (162,947)      27,330
Undivided profits                             5,908,763    5,359,223    4,796,035
                                              7,287,726    6,583,776    6,210,865

               TOTAL                       $ 67,996,946 $ 63,785,955 $ 61,790,853

See independent auditor's report and notes to financial statements.

                                           4

THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF STOCKHOLDERS' EQUITY


For the years ended December 31,                   1997         1996         1995

COMMON STOCK
    Balance at beginning of year           $    121,500 $  1,012,500 $  1,012,500
    Par value reduction                               0     (972,000)           0
    Stock dividend - 2:1                              0       81,000            0
    Balance at end of year                      121,500      121,500    1,012,500

SURPLUS
    Balance at beginning of year              1,266,000      375,000      375,000
    Par value reduction                               0      972,000            0
    Stock dividend - 2:1                              0      (81,000)           0
    Balance at end of year                    1,266,000    1,266,000      375,000

UNREALIZED GAIN (LOSS) ON INVESTMENT
    SECURITIES                                   (8,537)    (162,947)      27,330

UNDIVIDED PROFITS
    Balance at beginning of year              5,359,223    4,796,035    4,233,022
    Net income                                  776,745      772,168      759,438
    Cash dividends - $1.87 per share in 1997,
      $1.72 per share in 1996, and $1.62 per
      share in 1995                            (227,205)    (208,980)    (196,425)
    Balance at end of year                    5,908,763    5,359,223    4,796,035

TOTAL STOCKHOLDERS' EQUITY                 $  7,287,726 $  6,583,776 $  6,210,865


See independent auditor's report and notes to financial statements.

                                          5










THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF CASH FLOWS


For the years ended December 31,                        1997         1996         1995

OPERATING ACTIVITIES
    Net income                                   $    776,745 $    772,168 $    759,438
    Adjustments
      Provision for loan losses                       122,500       10,000   0
      Provision for depreciation                      116,077      102,452       93,972
      Amortization and accretion of investment
        securities (net)                               (7,277)      (5,146)      12,851
      (Gain) loss on sale of investment securities    (14,169)     (18,384)      21,149
      (Increase) decrease in assets
        Interest receivable                           (84,378)       4,114      (25,381)
        Other assets                                    6,659      (77,060)     158,499
      Increase (decrease) in liabilities
        Interest payable                                2,557       12,056      251,132
        Other liabilities                             227,595       30,091      (25,641)
NET CASH FLOWS FROM OPERATING ACTIVITIES            1,146,309      830,291    1,246,019

INVESTING ACTIVITIES
    Proceeds from sales and maturities of
      investment securities                         6,640,874    5,963,695    2,417,990
    Purchases of investment securities             (5,289,860)  (6,170,333)    (694,600)
    Net increase in loans                          (5,231,914)  (4,352,047)  (2,844,418)
    Purchases of equipment                            (47,161)    (180,934)     (14,687)
NET CASH FLOWS FROM INVESTING ACTIVITIES           (3,928,061)  (4,739,619)  (1,135,715)

FINANCING ACTIVITIES
    Net increase (decrease) in deposits             2,440,388     (283,104)   5,516,106
    Increase (decrease) in Federal funds purchased (1,600,000)   1,600,000   (2,000,000)
    Increase in Treasury Tax and Loan account         (63,499)      71,766       22,813
    Proceeds from long-term borrowings              2,500,000            0            0
    Cash dividends                                   (227,205)    (208,980)    (196,425)
NET CASH FLOWS FROM FINANCING ACTIVITIES            3,049,684    1,179,682    3,342,494

Increase (decrease) in cash and cash equivalents      267,932   (2,729,646)   3,452,798

Cash and cash equivalents, beginning of year        2,678,078    5,407,724    1,954,926

CASH AND CASH EQUIVALENTS, END OF YEAR           $  2,946,010 $  2,678,078    5,407,724

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the year for:
      Interest                                   $  2,535,732 $  2,418,857    2,231,276
      Income taxes                               $    254,854 $    245,627      223,939

See independent auditor's report and notes to financial statements.

                                  6

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       	The accounting policies followed by The Commercial National Bank of Demopolis are in conformity with generally accepted accounting principles and comply with reporting guidelines prescribed by banking regulatory authorities in all material respects.

	Basis of Consolidation
	       The financial statements include only the accounts of The Commercial
        National Bank.

	Statements of Cash Flows
	       Cash and cash equivalents include demand deposits with correspondent banks and federal funds sold on a daily basis to other banks.

	Investment Securities
	       Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income.  Gains or losses on disposition are based on the net proceeds from the sale and the adjusted carrying amount of the securities sold, using the specific identification method.  In accordance with FASB 115, a mark-to-market valuation account is used to account for unrealized gains or losses on securities held for sale.

	Loans and Allowance for Loan Losses
	       Loans are reported at principal amounts outstanding less unearned interest income and allowance for loan losses. Interest on discounted loans is recognized using the sum-of-the-digits method which approximates the interest method. Interest on the other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

	       The allowance for loan losses is increased by the provision charged to operations.  Loans are charged against the allowance for loan losses when management believes that the collection of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience.  The evaluations of the collectibility of loans take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and the current economic conditions that may affect the borrower's ability to pay.
        Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

	Premises and Equipment
       	Bank premises and equipment are reported at cost less allowances for depreciation which are computed using straight-line and accelerated methods over the estimated useful lives of the related assets. Costs incurred for maintenance and repairs are expensed currently. On disposal of properties, the related costs and allowances for depreciation are removed from the appropriate accounts and any gains and losses are recognized.

Income Taxes
	       The Bank accounts for certain income and expense items in different time periods for financial reporting purposes versus income tax purposes. Provisions for deferred income taxes are made in recognition of these timing differences.

See independent auditor's report.
                                7

Other Real Estate
       	Other real estate is stated at the lower of cost or fair value as of the date acquired.

Nature of Operations
       	The Commercial National Bank provides banking services in Demopolis, Alabama and the surrounding areas of Marengo County, Alabama.

	Use of Estimates in the Preparation of Financial Statements
       	The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.


2.	INVESTMENT SECURITIES
	  The carrying amounts and approximate market value of investment securities are summarized as follows:

                                                          Approximate
                                              Carrying      Market
December 31, 1997                              Amount        Value
U.S. Government Agencies                   $  6,442,009 $  6,078,514
States and Political Subdivisions             8,231,130    8,575,645
Other securities                                396,027      402,071
                                           $ 15,069,166 $ 15,056,230


                                                          Approximate
                                              Carrying      Market
December 31, 1996                              Amount        Value
U.S. Government Agencies                   $  8,406,534 $  7,947,359
States and Political Subdivisions             7,627,041    7,829,772
Other securities                                365,159      374,713
                                           $ 16,398,734 $ 16,151,844


                                                          Approximate
                                              Carrying      Market
December 31, 1995                              Amount        Value
U.S. Government Agencies                   $  8,173,168 $  7,811,294
States and Political Subdivisions             7,353,424    7,730,430
Other securities                                364,692      378,847
                                           $ 15,891,284 $ 15,920,571

See independent auditor's report.
                                    8

2.	INVESTMENT SECURITIES (CONTINUED)
        Investment securities with a carrying value of $7,175,380, $5,570,221, and $7,762,837 at December 31, 1997, 1996, and 1995, respectively, were pledged to secure public deposits. Market value of these securities amounted to $7,288,552, $5,680,484, and $7,730,477 at
        December 31, 1997, 1996, and 1995, respectively.

	The following table reflects the carrying amount and market value of investment securities held at December 31, 1997, 1996, and 1995, grouped by type and maturity:


                                                          Approximate
                                              Carrying      Market
December 31, 1997                              Amount        Value
U.S. Government Agencies - AFS
  Due within one year                      $          0  $          0
  After one year but within five years          500,000       485,450
  After five years but within ten years       1,902,502     1,642,309
  After ten years                             4,039,507     3,950,755
                                              6,442,009     6,078,514

States and political subdivisions - AFS
  Due within one year                           230,114       241,973
  After one year but within five years          958,416     1,000,902
  After five years but within ten years       1,560,867     1,634,126
  After ten years                             5,481,733     5,698,644
                                              8,231,130     8,575,645

Corporate securities - AFS
  After one year but within five years          129,377       135,421

Other                                           266,650       266,650

Total                                      $ 15,069,166  $ 15,056,230

See independent auditor's report.
                                       9

2.      INVESTMENT SECURITIES (CONTINUED)
                                                          Approximate
                                              Carrying      Market
December 31, 1996                              Amount        Value
U.S. Government Agencies - AFS
  Due within one year                      $          0 $          0
  After one year but within five years        1,896,773    1,849,680
  After five years but within ten years       2,532,297    2,230,871
  After ten years                             3,977,464    3,866,808
                                              8,406,534    7,947,359

States and political subdivisions - AFS
  Due within one year                           200,571      204,289
  After one year but within five years        1,961,404    2,042,737
  After five years but within ten years       1,577,171    1,649,828
  After ten years                             3,887,895    3,932,918
                                              7,627,041    7,829,772

Corporate securities - AFS
  After one year but within five years          128,909      138,463

Other                                           236,250      236,250

Total                                      $ 16,398,734 $ 16,151,844

See independent auditor's report.
                                  10


2.      INVESTMENT SECURITIES (CONTINUED)                   Approximate
                                              Carrying      Market
December 31, 1995                              Amount        Value
U.S. Government Agencies - AFS
  Due within one year                      $     99,850 $    101,500
  After one year but within five years        2,105,663    2,001,673
  After five years but within ten years       2,768,497    2,649,572
  After ten years                             3,199,158    3,058,549
                                              8,173,168    7,811,294

States and political subdivisions - AFS
  Due within one year                           354,906      355,301
  After one year but within five years        1,812,832    1,914,509
  After five years but within ten years       2,095,017    2,223,936
  After ten years                             3,090,669    3,236,684
                                              7,353,424    7,730,430

Corporate securities - AFS
  After one year but within five years          128,442      142,597

Other                                           236,250      236,250

Total                                      $ 15,891,284 $ 15,920,571

See independent auditor's report.
                                  11

2.	INVESTMENT SECURITIES (CONTINUED)
        The amortized cost, gross unrealized gains, gross unrealized losses, and estimated market value for each major category of securities are summarized as follows:


                                            Gross        Gross      Estimated
                             Amortized   Unrealized   Unrealized     Market
December 31, 1997              Cost         Gains       Losses        Value
U.S. Government Agencies
  AFS                     $  6,442,009 $          0 $   (363,495)$  6,078,514
State and political
  subdivisions AFS           8,231,130      344,515            0    8,575,645
Other securities AFS           129,377        6,044            0      135,421
Other securities               266,650            0            0      266,650
  Total                   $ 15,069,166 $    350,559 $   (363,495)$ 15,056,230

                                            Gross        Gross      Estimated
                             Amortized   Unrealized   Unrealized     Market
December 31, 1996              Cost         Gains       Losses        Value
U.S. Government Agencies
  AFS                     $  8,406,534 $     20,587 $   (479,762)$  7,947,359
State and political
  subdivisions AFS           7,627,041      261,964      (59,233)   7,829,772
Other securities AFS           128,909        9,554            0      138,463
Other securities               236,250            0            0      236,250
  Total                   $ 16,398,734 $    292,105 $   (538,995)$ 16,151,844

                                            Gross        Gross      Estimated
                             Amortized   Unrealized   Unrealized     Market
December 31, 1995              Cost         Gains       Losses        Value
U.S. Government Agencies
  AFS                     $  8,173,168 $    100,833 $   (462,707)$  7,811,294
State and political
  subdivisions AFS           7,353,424      395,610      (18,604)   7,730,430
Other securities AFS           128,442       14,155            0      142,597
Other securities               236,250            0            0      236,250
  Total                   $ 15,891,284 $    510,598 $   (481,311)$ 15,920,571


See independent auditor's report.
                                       12


3.	LOANS AND ALLOWANCE FOR LOAN LOSSES
        The composition of the loan portfolio was as follows:

December 31,                         1997         1996         1995
Commercial                      $ 46,675,197 $ 39,118,648 $ 33,910,409
Non-accrual                           56,173      117,978      163,672
Installment                        1,484,638    4,191,011    5,251,127
Overdrafts                            29,222       55,577       46,365
Unearned interest                   (133,965)    (490,349)    (669,075)
  Total                           48,111,265   42,992,865   38,702,498
Allowance for loan losses           (481,741)    (472,755)    (524,435)
  Net loans                     $ 47,629,524 $ 42,520,110 $ 38,178,063

If interest on non-accrual loans had been accrued, such income would have approximated $3,276, $2,640, and $622 for 1997, 1996, and 1995, respectively.

A summary of transactions in the allowance for loan losses follows:

For the years ended December 31,          1997         1996         1995
Balance at beginning of year         $  472,755   $  524,435   $  621,227
Provision charged to operations         122,500       10,000            0
Recoveries of loans previously
  charged off                            88,441       98,980       77,079
Loans charged off                      (201,955)    (160,660)    (173,871)
Balance at end of year               $  481,741   $  472,755   $  524,435


4.	LOANS TO RELATED PARTIES
        The Bank has granted loans to executive officers and directors and their associates. These related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount was $458,736, $298,128, and $209,400 at December 31, 1997, 1996, and 1995, respectively.




See independent auditor's report.
                                       13



5.      PREMISES AND EQUIPMENT
	Bank premises and equipment are summarized as follows:

December 31,                            1997         1996         1995
Bank premises                      $  1,634,276 $  1,638,035 $  1,641,794
Furniture, fixtures and equipment     1,113,115    1,065,954      948,011
  Total cost                          2,747,391    2,703,989    2,589,805
Allowance for depreciation           (1,270,053)  (1,157,735)  (1,122,033)
                                   $  1,477,338 $  1,546,254 $  1,467,772

Depreciation expense amounted to $116,077, $102,452, and $93,972 in 1997, 1996, and 1995, respectively.


6.	TIME DEPOSITS
	Time deposits in denominations of $100,000 or more are summarized as follows:

December 31,                                1997         1996         1995
Certificates of Deposit                $ 12,336,594 $ 10,880,317 $  9,236,372
Other time deposits - State of Alabama      958,000      958,000      958,000
  Total                                $ 13,294,594 $ 11,838,317 $ 10,194,372

	Interest on time deposits in denominations of $100,000 or more was approximately $677,600, $627,400, and $429,800 in 1997, 1996, and 1995,
        respectively.


7.	INCOME TAXES
        The components of the income tax provision were as follow:

For the years ended December 31,     1997         1996         1995
Provision for income taxes
  Federal                       $    191,470 $    205,148 $    193,628
  State                               34,261       41,519       42,600
Total                                225,731      246,667      236,228

Deferred income taxes
  Federal                             (2,949)       6,956          409
  State                                 (553)       1,306       (4,229)
Total                                 (3,502)       8,262       (3,820)

Currently payable
  Federal                            188,521      212,104      194,037
  State                               33,708       42,825       38,371
Total                           $    222,229 $    254,929 $    232,408

See independent auditor's report.
                               14

7.	INCOME TAXES (CONTINUED)
        The sources of timing differences and the resulting net deferred income taxes were as follows:

For the years ended December 31,        1997         1996              1995
Security gains and accretion       $     (1,765)  $    7,108   $     (4,825)
Income taxes                                251           58          1,975
Depreciation and other                   (1,988)       1,906           (970)
                                   $     (3,502)  $    9,072   $     (3,820)


        The provisions for income taxes included in the accompanying statements of income differ from the expected tax provisions computed by multiplying income before taxes by the statutory rates. The primary reason for this difference is tax exempt obligations of states and political subdivisions.


8.	PROFIT SHARING PLAN
        In June 1986, the Bank adopted The Commercial National Bank of Demopolis Profit Sharing Retirement Plan for the benefit of its officers and employees. In October 1996, the Bank added a 401k provision to the Profit Sharing Retirement Plan. The Bank makes contributions to this plan each year in an amount determined by its Board of Directors. The Bank contributed $78,000, $50,000, and $48,250 in 1997, 1996, and 1995, respectively.


9.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
       	The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

        Financial contracts representing credit risk:

December 31,                         1997         1996            1995
Commitments to extend credit    $  2,008,823 $  2,468,256 $        N/A
Standby letters of credit       $    400,755 $    433,340 $    368,732


       	Commitments to extend credit are agreements to lend to a customer provided there are no violations of the contract. Commitments generally have a fixed expiration date or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

       	Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

       	It is the opinion of management that any losses that may result from these off-balance-sheet risks will not have a material effect on the financial statements.

See independent auditor's report.
                                    15


10.	RESTRICTIONS ON DIVIDENDS
        Certain restrictions exist regarding the payment of dividends by the Bank. The approval of the Comptroller of the Currency is required if the total of all dividends declared by the Bank in any calendar year shall exceed the total of its net income of that year combined with its retained net income of the preceding two years. As of December 31, 1997, approximately $1,600,000 of the Bank's earnings were available for distribution.


11.	RECLASSIFICATION
        Certain amounts in prior year financial statements have been reclassified to conform to the current year presentation.


12.	BORROWINGS
        In September, 1997, the Bank entered into an agreement with the Federal Home Loan Bank of Atlanta for a five-year convertible advance in the amount of $2,000,000, at a fixed rate of 5.66%, maturing September, 2002.


13.	RESTATEMENT OF STOCKHOLDERS' EQUITY
        The ending balance of the Surplus and Undivided Profits accounts for the year ended December 31, 1996 have been restated to correct the par value reduction and stock dividend declared in 1996. The correction had no effect on total stockholders' equity for 1996.


14.	REGULATORY CAPITAL DISCLOSURES
        Banks and savings institutions are required to disclose their actual and required regulatory capital ratios and whether or not they are in compliance with regulatory accounting practices. The Bank's capital amounts and classifications under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to adjusted total assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all the capital adequacy requirements to which it is subject.

See independent auditor's report.
                                        16

14.	REGULATORY CAPITAL DISCLOSURES (CONTINUED)
        As of December 31, 1997, the most recent notification from the OCC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

                                                                            To Be Well
                                                                        Capitalized Under
                                                      For Capital       Prompt Corrective
                                    Actual          Adequacy Purposes   Action Provisions
                              Amount      Ratio    Amount       Ratio   Amount      Ratio
As of December 31, 1997
  Total Risk-Based Capital
  (to Risk-Weighted Assets)  $7,778,007   18.2%   $3,413,365    8.0%   $4,266,707   10.0%
Tier I Capital
  (to Risk-Weighted Assets)  $7,296,266   17.1%   $1,706,683    4.0%   $2,560,024    6.0%
Tier I Capital
  (to Adjusted Total Assets) $7,296,266   10.7%   $2,719,536    4.0%   $3,399,420    5.0%

As of December 31, 1996
  Total Risk-Based Capital
  (to Risk-Weighted Assets)  $7,219,479   18.4%   $3,143,306    8.0%   $3,929,133   10.0%
Tier I Capital
  (to Risk-Weighted Assets)  $6,746,724   17.2%   $1,571,653    4.0%   $2,357,480    6.0%
Tier I Capital
  (to Adjusted Total Assets) $6,746,724   10.6%   $2,544,920    4.0%   $3,181,150    5.0%

As of December 31, 1995
  Total Risk-Based Capital
  (to Risk-Weighted Assets)  $6,648,359   17.9%   $2,974,874    8.0%   $3,718,592   10.0%
Tier I Capital
  (to Risk-Weighted Assets)  $6,183,535   16.6%   $1,487,437    4.0%   $2,231,155    6.0%
Tier I Capital
  (to Adjusted Total Assets) $6,183,535   10.0%   $2,471,634    4.0%   $3,089,543    5.0%

See independent auditor's report.
                                                   17

THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF INCOME

                                                  (UNAUDITED)   (UNAUDITED)
For the Six Months Ended June 30,                    1998            1997

INTEREST INCOME
  Loans - taxable                              $   2,160,626   $   1,980,762
  Loans - tax exempt                                  16,593           9,300
    Total                                          2,177,219       1,990,062

  Investment securities - taxable                    265,970         280,050
  Investment securities - tax exempt                 242,369         208,770
  Federal funds sold                                  37,854          12,235
    Total                                            546,193         501,055

TOTAL INTEREST INCOME                              2,723,412       2,491,117

INTEREST EXPENSE
  Deposits                                         1,303,833       1,193,234
  FHLB borrowing                                     104,183           3,401
  Federal funds purchased                             13,972          22,217

TOTAL INTEREST EXPENSE                             1,421,988       1,218,852

NET INTEREST INCOME                                1,301,424       1,272,265

Provision for loan losses                             17,500          62,500

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                        1,283,924       1,209,765

NON-INTEREST INCOME
  Service/penalty charges on deposit accounts        161,499         192,203
  Securities (losses) gains                           (3,283)          4,695
  Other income                                        37,337          25,547
    Total                                            195,553         222,445

OPERATING INCOME                               $   1,479,477   $   1,432,210

                                          18


THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF INCOME

                                                   (UNAUDITED)     (UNAUDITED)
For the Six Months Ended June 30,                    1998            1997

OPERATING INCOME                               $   1,479,477   $   1,432,210

NON-INTEREST EXPENSES
  Salaries                                           393,217         361,203
  Employee benefits                                  127,034         127,958
  Occupancy                                           64,482          61,589
  Equipment, depreciation and maintenance             52,018          45,204
  Professional fees                                   52,081          56,413
  Stationery and supplies                             38,454          39,304
  Computer expense                                    19,735          27,103
  Other expenses                                     221,598         213,731

TOTAL NON-INTEREST EXPENSES                          968,619         932,505

INCOME BEFORE INCOME TAXES                           510,858         499,705

Provision for income taxes                           123,125         125,083

NET INCOME                                     $     387,733   $     374,622


Average number of shares outstanding                 121,500         121,500

Net income per common share                    $        3.19   $        3.08

Cash dividends declared per share              $        1.07   $        0.87


                                        19

THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF FINANCIAL CONDITION

                                                  (Unaudited)      (Unaudited)
June 30,                                             1998            1997

ASSETS

Cash and due from banks                        $   2,890,799 $     2,052,660
Investment securities                             21,101,954      14,962,147
Loans (net of unearned interest and allowance
  for loan losses)                                49,703,054      45,625,469
Premises and equipment, net                        1,518,756       1,545,936
Accrued interest receivable                          789,475         673,541
Other assets                                         154,702         173,315

  TOTAL                                        $  76,158,740 $    65,033,068


LIABILITIES

Deposits
  Demand-non-interest bearing                  $   6,975,244   $   6,644,175
  Demand-interest bearing                          9,640,112      10,023,952
  Savings                                          5,362,083       5,532,737
  Time                                            37,358,227      33,238,472
Total deposits                                    59,335,666      55,439,336
Federal funds purchased                            2,100,000               0
Treasury tax and loan                                470,560         469,395
Accrued interest payable                             293,171         258,414
Other liabilities                                    381,134         521,879
FHLB borrowings                                    6,000,000       1,400,000
                                                  68,580,531      58,089,024

STOCKHOLDERS' EQUITY

Common stock - par value $1 per share;
  135,000 shares authorized, 121,500
  shares issued and outstanding                      121,500         121,500
Surplus                                            1,266,000       1,266,000
Unrealized gain (loss) on investment securities       24,318         (71,596)
Undivided profits                                  6,166,391       5,628,140
                                                   7,578,209       6,944,044

  TOTAL                                        $  76,158,740   $  65,033,068



                                      20



THE COMMERCIAL NATIONAL BANK OF DEMOPOLIS
STATEMENTS OF CASH FLOWS

                                                   (UNAUDITED)      (UNAUDITED)
For the Six Months Ended June 30,                    1998            1997

OPERATING ACTIVITIES
  Net income                                   $     387,733   $     374,622
  Adjustments
      Provision for loan losses                       17,500          62,500
      Provision for depreciation                      48,276          38,896
      Amortization and accretion of
        investment securities (net)                   30,849           1,321
      Loss (gain) on sale of investment securities     3,283          (4,695)
      (Increase) decrease in assets
        Interest receivable                          (75,660)        (44,104)
        Other assets                                  11,280          39,858
      Increase (decrease) in liabilities
        Interest payable                              27,426          (4,774)
        Other liabilities                           (436,839)        (68,499)
NET CASH FLOWS FROM OPERATING ACTIVITIES              13,848         395,125

INVESTING ACTIVITIES
  Proceeds from sales and maturities of
    investment securities                          2,618,961       3,803,698
  Purchases of investment securities              (8,657,915)     (2,472,217)
  Net increase in loans                           (2,091,030)     (3,167,859)
  Purchases of equipment                             (89,694)        (38,578)
NET CASH FLOWS FROM INVESTING ACTIVITIES          (8,219,678)     (1,874,956)

FINANCING ACTIVITIES
  Net increase in deposits                         2,521,483       1,065,541
  Increase (decrease) in Federal funds purchased   2,100,000      (1,600,000)
  Increase in Treasury tax and loan                  159,241          94,577
  Proceeds from long-term borrowings               3,500,000       1,400,000
  Cash dividends                                    (130,105)       (105,705)
NET CASH FLOWS FROM FINANCING ACTIVITIES           8,150,619         854,413

Decrease in cash and cash equivalents                (55,211)       (625,418)

Cash and cash equivalents, beginning of period     2,946,010       2,678,078

CASH AND CASH EQUIVALENTS, END OF PERIOD       $   2,890,799   $   2,052,660

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid during the period for:
    Interest                                   $   1,394,562   $   1,223,626
    Income taxes                               $      98,545   $     158,235

                                       21
                                                    Appendix D
                    ALEX SHESHUNOFF & CO.
                      INVESTMENT BANKING


                                        November 2, 1998
     Board of Directors
     Commercial National Bank of Demopolis
     201 N. Main
     Demopolis, Alabama  36732-2015

     Members of the Board:
          We understand The Commercial National Bank of Demopolis, Demopolis, Alabama, ("CNB") and South Alabama Bancorporation, Inc., Mobile, Alabama, ("SAB") entered into an Amended and Restated Agreement and Plan of Reorganization dated as of October 26, 1998 (the "Agreement"), which provides, among other things, for the acquisition of all of the capital stock of CNB by means of the merger of CNB with and into a wholly owned, first tier interim subsidiary of SAB ("CNB Interim"). Pursuant to the Agreement at the Effective Time, each share of CNB Common Stock, issued and outstanding at the Effective Time, excluding Dissenting Shares, shall, be converted into and exchanged for the right to receive the number of shares of SAB Common Stock having an average Market Value during the Valuation Period of One Hundred Forty-Seven Dollars and Ninety-Four
     Cents ($147.94), subject to certain adjustments for changes in the market value of SAB's Common Stock, (the "Exchange Ratio"). Market Value for
     SAB Common Stock shall mean the average of the closing bid and closing ask price as reported by NASDAQ, adjusted for the effect of any stock split, stock dividend or other similar recapitalization between the date hereof and the Effective Time; provided however, that for purposes of determining the Exchange Ratio, if the average Market Value of SAB Common Stock during the Valuation Period exceeds $20.00 per share it shall be deemed to be $20.00 per share, and if the average Market Value of SAB Common Stock is less than $15.3333 per share, it shall be deemed to be $15.3333 per share.

     You have requested our opinion, as to whether the Exchange Ratio to be received by the holders of shares of CNB Common Stock pursuant to the Agreement is fair from a financial point of view to such holders of CNB's Common Stock.

     In connection with our opinion, we have: (i.) reviewed a copy of the Agreement; (ii.) reviewed certain publicly available financial statements and other information of CNB and SAB, respectively; (iii.) reviewed the Proxy Statement / Prospectus; (iv.) discussed the past and current operations, financial condition, future prospects and regulatory examinations of CNB and SAB with their respective executive management; (v.) reviewed certain internal financial statements and other financial and operating data concerning CNB; (vi.) analyzed certain budget and financial projections of CNB prepared by the management of CNB; (vii.) analyzed the pro forma impact of the Merger on the combined company's earnings, book value, consolidated capitalization, market valuation and financial ratios; (viii.) reviewed the reported prices and trading activity for SAB; (ix.) compared CNB and SAB from a financial point of view with certain other companies which we deemed to be relevant; (x.) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions,(xi) reviewed the terms of the pending merger of Sweet Water State Bancshares, Inc. with and into SAB and analyzed the pro forma impact of that transaction on the combined company's earnings, book value and consolidated capitalization, assuming consummation of the merger, (xii) reviewed the terms of the Escrow Trust Agreement, and (xiii.) performed such other analyses and examinations as we have deemed appropriate.


     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by CNB and SAB for the purposes of this opinion. We have not made an independent evaluation of the assets or liabilities of CNB, nor have we been furnished with any such appraisals. With respect to budgets and financial forecasts, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of CNB, as to the future financial performance of CNB, and we have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby.
     We have assumed that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have an adverse effect on CNB, SAB or the combined company pursuant to the Agreement.
     We are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances for each of the companies are in the aggregate, adequate to cover such losses. In addition, we have not reviewed any individual credit files or made an independent evaluation, appraisal or physical inspection of the assets or individual properties of CNB or SAB, nor have we been furnished with any such evaluations or appraisals. With respect to SAB, we relied upon publicly available data regarding SAB's financial condition and performance. We met with and discussed this publicly available information with the management of SAB. However, we did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of SAB, were not furnished with any evaluations or appraisals, and did not review any individual credit files of SAB. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us, as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have also assumed that there are no material changes in CNB's or SAB's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements and that off-balance sheet activities of CNB and SAB will not materially and adversely impact the future financial position or results of operation of CNB and SAB. We have also assumed the Merger will be completed as set forth in the Agreement and that no material changes will be made or restrictions imposed by regulatory or other parties on the terms of the Agreement.


     Our opinion is limited to the fairness, from a financial point of view, to the holders of CNB's Common Stock of the Exchange Ratio and does not address CNB's underlying business decision to undertake the Merger. Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any stockholder as to any approval of the Merger or the Agreement. It is understood that this letter is for the information of the Board of Directors of CNB and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CNB or SAB with the Securities and Exchange Commission with respect to the Merger.


     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio to be received by CNB's Common stockholders is fair from a financial point of view to the holders of such shares.


                              Very truly yours,

                              /s/ Alex Sheshunoff & Co.
                              Investment Banking

                              ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

                                                                 Appendix E



12 U.S.C. Section 214a.

     (b) Rights of dissenting stockholders

     A shareholder of a national banking association who votes against the conversion, merger, or consolidation, or who has given notice in writing to the bank at or prior to such meeting that he dissents from the plan, shall be entitled to receive in cash the value of the shares held by him, if and when the conversion, merger, or consolidation is consummated, upon written request made to the resulting State bank at any time before thirty days after the date of consummation of such conversion, merger, or consolidation, accompanied by the surrender of his stock certificates. The value of such shares shall be determined as of the date on which the shareholders' meeting was held authorizing the conversion, merger, or consolidation, by a committee of three persons, one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares, one by the directors of the resulting State bank, and the third by the two so chosen. The valuation agreed upon by any two of three appraisers thus chosen shall govern; but, if the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment as provided herein, such shareholder may within five days after being notified of the appraised value of his shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the appellant. If, within ninety days from the date of consummation of the conversion, merger, or consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal, or the appraisal as the case may be, shall be paid by the resulting State bank. The plan of conversion, merger, or consolidation shall provide the manner of disposing of the shares of the resulting State bank not taken by the dissenting shareholders of the national banking association.


                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.  Indemnification of Directors and Officers.

     Consistent with Division E of Article 8 of the Alabama Business Corporation Act (the "ABCA"), Article 11 of South Alabama's Articles of Incorporation ("Article 11") provides that South Alabama shall indemnify its directors and officers against reasonable expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit or proceeding based on such person's status as a director or officer of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in or, if not acting in such person's official capacity, not opposed to the best interests of South Alabama. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in the case of an action by or in the right of the corporation against a director or officer where the director or officer has been adjudged to be liable to South Alabama, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     Under Article 11, South Alabama may advance expenses in defending a civil or criminal claim, action, suit or proceeding to a director or officer seeking indemnification, provided such director or officer provides a written affirmation of a good faith belief that he has met the standard of conduct required under Article 11, and provided that such director or officer provides an undertaking as an unlimited general obligation by or on behalf of the director or officer to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by South Alabama. Furthermore, those responsible for making the determination of whether or not indemnification is proper must determine that the facts then known to them would not preclude indemnification under Article 11.

     Under Article 11, South Alabama may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of South Alabama, or is or was serving at the request of South Alabama as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity or arising out of his status as such, whether or not South Alabama had the power to indemnify such person against such liability under the provisions of
Article 11.

     Pursuant to a policy of liability insurance with St. Paul Mercury
Insurance Company having a $4,000,000 directors' and officers' liability limit per year, the directors and officers of South Alabama are insured, subject to the limits, retentions, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error, omission, act, misstatement, misleading statement or breach of duty actually or allegedly committed or attempted by a director or officer, or any matter claimed against a director or officer solely by reason of such persons being a director or officer of South Alabama. The policy also has a $2,000,000
Trust Errors and Omissions limit per year, wherein directors and officers are indemnified for any actual or alleged error, omission, act or breach of duty while acting solely in the capacity of (among other things) personal representative of an estate, trustee, conservator, attorney in fact, escrow agent, registrar, tax withholding agent, trustee under bond indenture, fiduciary under an employee benefit plan or trust or a trustee exercising any fiduciary powers permitted by law.


     Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits:

            2.1 Amended and Restated Agreement and Plan of Reorganization dated as of October 26, 1998, is found at Appendix A to the Prospectus included in Part I hereof.

            2.2 Agreement and Plan of Merger to be made between CNB and CNB Interim is found at Appendix B to the Prospectus included in Part I hereof.

            3.1 Articles of Incorporation of SAB Newco, Inc., filed as Exhibit B to South Alabama's Definitive Proxy Statement on Schedule 14A on November 15, 1996, are incorporated herein by reference.

            3.2 Certificate of Ownership and Merger dated December 20, 1996, filed as Exhibit (4).2 to South Alabama's Form 10-K for the year 1996 (no. 0-15423), is incorporated herein by reference.

            3.3 Articles of Merger dated December 20, 1996, filed as Exhibit (3).1 to South Alabama's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997
                    (No. 0-15423), are incorporated herein by reference.

            3.4 Articles of Amendment to the Articles of Incorporation of South Alabama Bancorporation, Inc., dated May 7, 1998, filed as Exhibit (3).1 to South Alabama's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998 (No. 0-15423), are incorporated herein by reference.

            3.5 Bylaws of SAB Newco, Inc. filed as Exhibit (3).3 to South Alabama's Form 10-K for the year 1996 (No. 0-15423), are incorporated herein by reference.

            4.1     Specimen of Common Stock Certificate, filed as Exhibit
                    4.4 to South Alabama's Annual Report Form on 10-K for the year 1996 (No. 0-15423), is incorporated herein by reference.

            4.2 Articles of Incorporation of SAB Newco, Inc., filed as Exhibit B to South Alabama's Definitive Proxy Statement on Schedule 14A on November 15, 1996, are incorporated herein by reference.

            4.3 Certificate of Ownership and Merger dated December 20, 1996, filed as Exhibit (4).2 to South Alabama's Form 10-K for the year 1996 (no. 0-15423), is incorporated herein by reference.

            4.4 Articles of Merger dated December 20, 1996, filed as Exhibit (3).1 to South Alabama's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (No. 0-15423), are incorporated herein by reference.

            5.1 Opinion of Hand Arendall, L.L.C. re legality dated September 17, 1998, is filed as Exhibit 5.1.

            8.1 Opinion of Hand Arendall, L.L.C. re tax matters dated November 2, 1998, is filed as Exhibit 8.1.

            10.1 Lease, entered into March 11, 1986 between Dauphin 65 Partners, Ltd. and The Bank of Mobile, N.A, filed as Exhibit (10).3 to South Alabama's annual report on Form 10-K for the year 1986 (No. 0-15423), is incorporated herein by reference.

            10.2 Lease Renewal and Extension Agreement, dated March 18, 1992, between Dauphin 65 Partners, Ltd. and The Bank of Mobile, filed as Exhibit (10).2 to South Alabama's annual report on Form 10-K for the year 1991 (No. 0-15423), is incorporated herein by reference.

            10.3 Lease, entered into June 21, 1994 between Staples-Pake Realty, Inc. and The Bank of Mobile, filed as Exhibit
                    (10).3 to South Alabama's annual report on Form 10-K for the year 1994 (No. 0-15423), is incorporated herein by reference.

            10.4 Sublicense Agreement dated July 18, 1990, between National Commerce Bancorporation and The Bank of Mobile, N.A, filed as Exhibit (10).5 to South Alabama's annual report on Form 10-K for the year 1991 (No. 0-15423), is incorporated herein by reference.

            10.5 Member Institution Agreement entered into July 25, 1986 between The Bank of Mobile, N.A and Alabama Network, Inc., filed as Exhibit (10).4 to South Alabama's annual report on Form 10-K for the year 1986 (No. 0-15423), is incorporated herein by reference.

            10.6 Stock Option Plan of Mobile National Corporation, filed as Exhibit (10).3 to South Alabama's annual report on Form 10-K for the year 1985 (No. 0-15423), is incorporated herein by reference.

            10.7 The Bank of Mobile Retirement Plan (Restated), dated September 12, 1990, filed as Exhibit (10).8 to South Alabama's annual report on Form 10-K for the year 1991 (No. 0-15423), is incorporated herein by reference.

            10.8 Contracts pursuant to Supplemental Retirement Plan of The Bank of Mobile, N.A, effective January 1, 1988, filed as Exhibit (10).7 to South Alabama's annual report on Form 10-K for the year 1990 (No. 0-15423), are incorporated herein by reference.

            10.9 Restated Contracts pursuant to Supplement Retirement Plan of The Bank of Mobile, dated April 1, 1992, filed as Exhibit (10).10 to South Alabama's Form 10-K for the year 1992 (No. 0-15423), is incorporated herein by reference.

            10.10 First National Bank Employees' Profit Sharing Plan, as amended and restated effective January 1, 1989, filed as Exhibit (10).12 to South Alabama's annual report on Form 10-K for the year 1993 (No. 0-15423), is incorporated by reference.

            10.11 First National Bank Employees' Pension Plan, as amended and restated effective January 1, 1989, filed as Exhibit
                    (10).13 to South Alabama's Form 10-K for the year 1993 (No. 0-15423), is incorporated herein by reference.

            10.12 Member Institution Agreement entered into February 16, 1988 between First National Bank and Alabama Network, Inc., filed as Exhibit (10).14 to South Alabama's annual report on Form 10-K for the year 1993 (No. 0-15423), is incorporated herein by reference.

            10.13 Split Dollar Insurance Agreements of First National Bank, filed as Exhibit (10).15 to South Alabama's annual report on Form 10-K for the year 1993 (No.0-15423), is incorporated herein by reference.

            10.14 Deferred Compensation Agreements of First National Bank, filed as Exhibit (10).16 to South Alabama's annual report on Form 10-K for the year 1993 (No.0-15423), is incorporated herein by reference.

            10.15 South Alabama Bancorporation 1993 Incentive Compensation Plan dated October 19, 1993 as adopted by shareholders May 3, 1994 filed as Exhibit (10).18 to South Alabama's form 10-K for the year 1994 (No. 0-15423), is incorporated herein by reference.

            10.16 Lease, entered into April 17, 1995 between Augustine Meaher, Jr., Robert H. Meaher individually and Executor of the Estate of R. Lloyd Hill, Joseph L. Meaher and Augustine Meaher, III, and The Bank of Mobile, filed as Exhibit (10).1 to South Alabama's Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.

            10.17 Lease, entered into April 17, 1995 between Augustine Meaher, Jr. and Margaret L. Meaher, and The Bank of Mobile, filed as Exhibit (10).2 to South Alabama's Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.

            10.18 Lease, entered into April 17, 1995 between Hermione McMahon Sellers (f/k/a Hermione McMahon Dempsey) a widow, William Michael Sellers, married, and Mary S. Burnett, married, and The Bank of Mobile, filed as Exhibit (10).3 to South Alabama's Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.

            10.19 Lease, entered into May 1, 1995 between Augustine Meaher, Jr., Robert H. Meaher individually and Executor of the Estate of R. Lloyd Hill, Joseph L. Meaher and Augustine Meaher, III, and The Bank of Mobile, filed as Exhibit
                    (10).4 to South Alabama's Form 10-Q for the Quarter ended June 30, 1995 (No. 0-15423), is incorporated herein by reference.

            10.20 Change in Control Compensation Agreement, dated as of November 14, 1995, between The Bank of Mobile and W. Bibb Lamar, Jr., filed as Exhibit (10).24 to South Alabama's annual report on Form 10-K for the year 1995
                    (No. 0-15423) is incorporated herein by reference.

            10.21 Change in control Compensation Agreement, dated as of November 20, 1995, between First National Bank, Brewton and J. Stephen Nelson, filed as Exhibit (10).25 to South Alabama's annual report on Form 10-K for the year 1995 (No. 0-15423), is incorporated herein by reference.

            10.22 Change in Control Compensation Agreements, between The Bank of Mobile or First National Bank, Brewton and certain officers filed as Exhibit (10).25 to South Alabama's annual report on Form 10-K for the year 1995 (No. 0-15423) is incorporated herein by reference.

            10.23 Monroe County Bank Profit Sharing Plan, Amended and Restated January 1, 1989, filed as Exhibit (10).23 to South Alabama's annual report on Form 10-K for the year 1996 (No. 0-15423), is incorporated herein by reference.

            10.24 Monroe County Bank Pension Plan as Amended and Restated January 1, 1989, filed as Exhibit (10).24 to South Alabama's annual report on Form 10-K for the year 1996
                    (No. 0-15423), is incorporated herein by reference.

            10.25 Agreement and Plan of Merger, dated as of May 31, 1996, as amended and restated as of August 21, 1996, filed as Exhibit (2).2 to South Alabama's Registration Statement on Form S-4 filed on September 3, 1996 (No. 333-11305), is incorporated herein by reference.

            10.26 Option Contract between South Alabama and Morphy's Move, L.L.C., dated November 17, 1997, filed as Exhibit (10).27 to South Alabama's annual report on form 10-K for the year 1997 (No. 0-15423), is incorporated herein by reference.

            10.27 Amendment Number One to South Alabama Bancorporation 1993 Incentive Compensation Plan, dated May 9, 1997, filed as Exhibit (10).28 to South Alabama's annual report on form 10-K for the year 1997 (No. 0-15423), is incorporated herein by reference.

            10.28 Change in Control Compensation Agreement, dated as of March 31, 1997 between MCB and John B. Barnett, III, filed as Exhibit (10).29 to South Alabama's annual report on form 10-K for the year 1997 (No. 0-15423), is incorporated herein by reference.

            10.29 Change in Control Compensation Agreement, dated as of March 31, 1997, between MCB and Haniel F. Croft, filed as Exhibit (10).30 to South Alabama's annual report on form 10-K for the year 1997 (No. 0-15423), is incorporated herein by reference.

            10.30 Agreement and Plan of Merger, dated as of October 14, 1998, as amended by Mutual Waiver and Agreement dated as of March 25, 1998, between South Alabama, MCB and Peterman State Bank, filed as Exhibit 2.1 to South Alabama's Registration Statement on Form S-4 filed on April 2, 1998 (No. 333-49203), is incorporated herein by reference.

            10.31 Amended and Restated Agreement and Plan of Reorganization dated as of October 26, 1998, is found at Appendix A to the Prospectus which is included in Part I hereof.

            13.1 South Alabama's 1997 Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1997 (No. 0-15423), is incorporated herein by reference.

            13.2 South Alabama's Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 1998 (No. 0-15423) is incorporated herein by reference.

            13.3 South Alabama's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (No. 0-15423) is incorporated herein by reference.

            21.1 Subsidiaries of South Alabama Bancorporation, Inc., filed as Exhibit (21).1 to South Alabama's quarterly report on form 10-Q for the quarter ended March 31, 1998
                    (No. 0-15423), is incorporated herein by reference.

            23.1    Consent of Arthur Andersen LLP.

            23.2    Consent of McKean & Associates, P.A.

            23.3 Consent of Hand Arendall, L.L.C. is included in its opinion re legality filed as Exhibit 5.1 hereto.

            23.4 Consent of Hand Arendall, L.L.C. is included in its opinion re tax matters filed as Exhibit 8.1 hereto.

            23.5 Consent of Alex Sheshunoff & Co Investment Banking is included in its fairness opinion found at Appendix D to the Prospectus included in Part I hereof.

            23.6    Consent of Alex Sheshunoff & Co. Investment Banking.

            99.1 Form of Proxy to be used at The Commercial National Bank of Demopolis special meeting.


     (b)  Financial Statement Schedules:

               None.

     Item 22.  Undertakings.

               (a) The undersigned Registrant hereby furnishes the following undertakings required by Item 512 of Regulation S-K:


                    (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
                         13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                         Section 15(d) of the Securities Exchange Act of
                         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (2) The undersigned Registrant hereby undertakes as follows:

                         (i) That prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed to be underwriters, in addition to the information called for by other Items of the applicable forms.

                         (ii) That every prospectus (a) that is filed
                              pursuant to paragraph (2)(i) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering there of.

                    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    (4) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

               (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, South Alabama has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on the 3rd day of November , 1998.


                              SOUTH ALABAMA BANCORPORATION, INC.



                              By: /s/ W. Bibb Lamar, Jr.
                                  W. Bibb Lamar, Jr., President and
                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.


     Signatures                    Title                         Date


(1) Principal Executive Officer


/s/ W. Bibb Lamar, Jr.             President and Chief           11/03/1998
W. Bibb Lamar, Jr.                 Executive Officer



(2) & (3) Principal Financial and
     Accounting Officer


/s/ F. Michael Johnson             Chief Financial Officer       11/03/1998
F. Michael Johnson                 and Secretary


(4) Directors



/s/ John B. Barnett, III*          Director                      11/03/1998
John B. Barnett, III



/s/ Stephen G. Crawford*           Director                      11/03/1998
Stephen G. Crawford



/s/ Haniel F. Croft*               Director                      11/03/1998
Haniel F. Croft



                                   Director
David C. De Laney



                                   Director
Lowell J. Friedman



/s/ Broox G. Garrett, Jr.*         Director                      11/03/1998
Broox G. Garrett, Jr.



                                   Director
 W. Dwight Harrigan



                                   Director
James P. Hayes, Jr.



                                   Director
Clifton C. Inge



/s/ W. Bibb Lamar, Jr.             Director                      11/03/1998
W. Bibb Lamar, Jr.





                                   Director
Kenneth R. McCartha



/s/ Thomas E. McMillan, Jr.*       Director
Thomas E. McMillan, Jr.                                          11/03/1998



                                   Director
J. Richard Miller, III



                                   Director
Harris V. Morrissette



/s/ J. Stephen Nelson*             Director                      11/03/1998
J. Stephen Nelson



/s/ Paul D. Owens, Jr.*            Director                      11/03/1998
Paul D. Owens, Jr.



/s/ Earl H. Weaver*                Director                      11/03/1998
Earl H. Weaver




*BY:  /s/ F. Michael Johnson                                     11/03/1998
        F. Michael Johnson
        As Attorney-in-Fact



                               EXHIBIT INDEX





SEC Assigned
Exhibit Number          Description of Exhibit                   Page No.


5.1                    Opinion of Hand Arendall, L.L.C.
                       re legality dated November 2, 1998



8.1                    Opinion of Hand Arendall, L.L.C.
                       re tax matters dated November 2, 1998



23.1                   Consent of Arthur Andersen LLP



23.2                   Consent of McKean & Associates, P.A.



23.6                   Consent of Alex Sheshunoff & Co.
                       Investment Banking



99.1                   Form of Proxy to be used at special
                       meeting